UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.            )

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STANLEY BLACK & DECKER, INC.

March 9, 2022

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. EDT on April 22, 2022, at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions at the end of this document). For the health and safety of our shareholders, due to the COVID-19 pandemic, only one representative may attend the meeting on behalf of any shareholder along with one person that, if necessary, is required to provide assistance to that shareholder, such as a caregiver. While COVID vaccination is not required for attendance, the Company strongly encourages that all attendees be fully vaccinated prior to the meeting. All attendees must maintain social distancing throughout the meeting and are encouraged to wear masks. In addition, the Company will comply with any local and state restrictions then in place at the time of the Annual Meeting, including any restrictions that limit the number of persons who may gather indoors. We continue to monitor the rapidly evolving situation and guidance from the authorities and local public health officials and will provide notice of any additional protocols prior to the meeting.

This document includes the Notice of Annual Meeting of Shareholders, a letter from the Chair-elect of our Board of Directors and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

In our 2022 letter to our shareholders, which is included in our Annual Report, we describe our vision and purpose, strategic initiatives and our financial performance. We are committed to providing our shareholders with long-term value, and we hope that you will find the letter informative. I would like to personally thank you for your continued investment in our Company.

We appreciate and encourage your participation. Whether or not you plan to attend the meeting, your vote is important to us and we hope that your shares will be represented. PLEASE REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

James M. Loree Chief Executive Officer

Letter to Shareholders from the Chair-elect of our Board

Dear Fellow Shareholder:

On behalf of Stanley Black & Decker’s Board of Directors, I look forward to welcoming you to our 2022 Annual Meeting of Shareholders. I am honored that I will become the independent Chair of the Board at the Annual Meeting, and in that new role, I look forward to working with my fellow directors to ensure that the Company continues to be managed with integrity and strong corporate governance to optimize long-term value for all of our stakeholders.

Oversight of Long-Term Strategy, Risk and Culture

Working closely with management, the Board continued to exercise its independent role in overseeing the execution and refinement of the Company’s strategy. In nearly every Board meeting and executive session, we discuss the Company’s long-term strategy and progress in meeting its innovation and strategic goals, allowing us to challenge assumptions and offer alternative perspectives.

Our Audit Committee works closely with our external auditors, financial management and legal counsel to oversee the Company’s financial, cybersecurity, product safety, compliance and other risks. The Compensation and Talent Development Committee reviews executive compensation to ensure that the Company is not promoting unduly risky behavior. Instead, we incentivize ethical, accountable leadership that balances short-term results with long-term, sustainable growth. Additionally, in keeping with our commitment to best practices, we continue to review the Company’s policies, procedures and controls.

The Board understands that the Company’s culture and its people are key assets. The Board regularly engages with senior management regarding a range of human capital management issues, such as recruitment, retention, talent development and succession planning. Directors also prioritize engagement with employees and interact directly with employees at a variety of seniority levels over video conference and in person, thereby gaining additional insight into the Company’s culture.

Oversight of ESG

We recognize that focusing on environmental, social and governance (“ESG”) matters is not only integral to being a good corporate citizen but is also critical to creating long-term value for our stakeholders. Our Corporate Governance Committee has long been responsible for overseeing the Company’s sustainability and social responsibility efforts and regularly reports to the Board on these matters. This year, the Board amended the Corporate Governance Committee’s Charter to give it oversight of the Company’s ESG activities, including diversity, equity and inclusion (“DEI”).

Our commitments to progress across all dimensions of ESG are grounded in specific and bold, context- and science-based targets. We remain focused on our 2030 goals for climate, water, waste, sustainable products, our people and our supply chain. To build on the momentum of our past success in meeting our five-year 2020 ESG goals, we also set 2023 interim goals to sustain the momentum. We believe interim goals are milestones along our journey to a Net Zero Carbon future.

We realize the importance of embracing a diverse workforce and promoting an inclusive culture. In response to input we received during our shareholder engagement and to further the Company’s commitment to transparency in its DEI efforts, the Company will be disclosing its EEO-1 data on our website annually, which the Board wholeheartedly supports.

Board Refreshment

In February 2022, as part of our ongoing commitment to Board refreshment and providing the right mix of skills, perspectives and experiences, we welcomed Adrian V. Mitchell to the Board as an independent director. Mr. Mitchell is the Executive Vice President and Chief Financial Officer for Macy’s, Inc. The Board has welcomed four independent directors in the last three years. George W. Buckley will be retiring at the Annual Meeting in accordance with our Corporate Governance Guidelines. On behalf of the Board, I would like to thank George for his distinguished service as Chairman of the Board and as a director. I would also like to thank Dmitri Stockton for his service as a director. Dmitri resigned from the Board late last year to avoid a potential interlocking directorate. We are grateful to both George and Dmitri for their many contributions and wise counsel.

The Board has also focused on refreshing its Committee leadership and has elected Debra Crew as the new Chair of the Compensation and Talent Development Committee.

Our Board believes that there is no better place than the Board to set the right tone for diversity and inclusion. Our Board reflects the diverse set of experiences, perspectives and skills necessary to position the Company for the future. Ten of eleven director nominees are independent, and our directors’ average tenure is seven years. Our director nominees include four women and two racially or ethnically diverse men. Six of our director nominees have lived and worked around the world, providing the Company with insights and opinions that are highly relevant to our global business.

Shareholder Engagement and Corporate Governance

We continued to make shareholder engagement a priority during 2021. We reached out to shareholders representing greater than 60% of our shares outstanding and engaged on topics including our human capital management, diversity and inclusion, corporate governance, board composition, strategy, risk management, sustainability and executive compensation. Carlos Cardoso, the Chair of our Corporate Governance Committee, and I engaged with shareholders on corporate governance and executive compensation. The Board is regularly informed of the feedback from this engagement, and it incorporates the valuable insights into its discussions and decision-making.

My fellow directors and I value your ongoing investment in the Company and thank you for the confidence you have placed in us.

Sincerely,

Andrea J. Ayers Chair-elect of the Board

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2022

To the Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Stanley Black & Decker, Inc. (the “Company”) will be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 22, 2022, at 9:30 a.m. EDT for the following purposes:

(1)	To elect the Board of Directors of the Company;

(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(3)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2022 fiscal year;

(4)	To approve the 2022 Omnibus Award Plan;

(5)	To consider a shareholder proposal regarding the ownership threshold required to call for a special shareholder meeting, if properly presented; and

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 24, 2022, are entitled to vote at the meeting and any adjournment or postponement thereof.

For the health and safety of our shareholders, due to the COVID-19 pandemic, only one representative may attend the meeting on behalf of any shareholder along, as necessary, with one person that is required to provide assistance to that shareholder, such as a caregiver. While COVID vaccination is not required for attendance, the Company strongly encourages that all attendees be fully vaccinated prior to the meeting. All attendees must maintain social distancing throughout the meeting and are encouraged to wear masks. In addition, the Company will comply with any local and state restrictions then in place at the time of the Annual Meeting, including any restrictions that limit the number of persons who may gather indoors. We continue to monitor the rapidly evolving situation and guidance from the authorities and local public health officials and will provide notice of any additional protocols prior to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 22, 2022: This Proxy Statement, together with the Form of Proxy and our Annual Report, are available free of charge at www.proxyvote.com.

Janet M. Link Secretary

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OUR 2021 HIGHLIGHTS

WHO WE ARE AND HOW WE OPERATE

Stanley Black & Decker, Inc., an S&P 500 company, was founded in 1843 by Frederick T. Stanley and incorporated in Connecticut in 1852. In March 2010, the Company completed a merger with The Black & Decker Corporation, a company founded by S. Duncan Black and Alonzo G. Decker and incorporated in Maryland in 1910. At that time, the Company changed its name from The Stanley Works to Stanley Black & Decker, Inc. The Company operates the world’s largest Tools and Storage business and is a global industrial leader of highly engineered solutions within its engineered fastening and infrastructure businesses. We are the worldwide leader in Tools and Storage and work every day to create the tools that help build and maintain the world. We continue to execute a growth and acquisition strategy that involves industry, geographic and customer diversification to foster sustainable revenue, earnings and cash flow growth. We remain focused on delivering above-market organic growth with margin expansion by leveraging our proven and long-standing Stanley Black & Decker Operating Model (“SBD Operating Model”) which has continually evolved over the past 15 years as times have changed. At the center of the SBD Operating Model is the concept of the interrelationship between people and technology, which intersect and interact with the other key elements: Performance Resiliency, Extreme Innovation, Operations Excellence and Extraordinary Customer Experience. Each of these elements co-exists synergistically with the others in a systems-based approach. We will leverage the SBD Operating Model to continue making strides towards achieving our vision of delivering top-quartile financial performance, becoming known as one of the world’s leading innovators and elevating our commitment to social responsibility.

Stanley Black & Decker Operating Model and Value Creation Model

KEY BUSINESS PERFORMANCE HIGHLIGHTS

The Company’s results represent continuing operations and exclude the commercial electronic security and healthcare businesses (“Security business”) following the divestiture announced in December 2021, unless specifically noted. This transaction is expected to close in the first half of 2022. These businesses previously were included in the Security segment and have been recorded as discontinued operations. For additional information, refer to the Annual Report on Form 10-K that accompanies this Proxy Statement.

During 2021, we continued to make significant progress against our strategic priorities:

●	Total revenue was $15.6 billion, up 20% versus the prior year, with 17% organic growth.* Organic growth was delivered across all businesses with 20% in Tools & Storage and 3% in Industrial.*

●	The Company achieved GAAP diluted earnings per share (“EPS”) of $9.62 in 2021 compared to $7.16 in 2020. Both periods include acquisition-related and other charges. Excluding these amounts, adjusted diluted EPS was $10.48 in 2021 versus $8.04 in 2020, which represents an expansion of 30% versus the prior year, reflecting strong revenue growth and operational performance.*

●	The Company took steps to create a more focused portfolio through Outdoor Power Equipment acquisitions (“Outdoor acquisitions”) and the Security business divestiture, announced December 8, 2021, that is expected to close in the first half of 2022 pending regulatory approvals and customary closing conditions.

●	The Company announced its intention to return approximately $4 billion to shareholders through active share repurchases in 2022.

●	The dividend was increased 13% to $0.79 per share in July, marking the 54th consecutive annual increase and also marking 145 consecutive years of dividend payments, a record for the longest annual and quarterly dividend payments among industrial companies listed on the New York Stock Exchange.

●	The one-year TSR was 7%. The Company has a track record of long-term performance with 3-year, 5-year, and 10-year annualized TSR returns of approximately 19%, 12%, and 13%, respectively.

*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

POSITIVE FINANCIAL PERFORMANCE RESULTS OVER THE LAST THREE YEARS
(Revenue and EPS from Continuing Operations)

*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

BOARD SKILLS AND QUALIFICATIONS

The Board is committed to diversity and inclusion on the Board and throughout the Company and its leadership. Our Corporate Governance Committee provides serious consideration to the pool from which we select board nominees and the diverse characteristics of our board members and board nominees, including gender, race, nationality, age, geographic origin and personal, educational and professional experience and skills.

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BOARD DIVERSITY

The Board of Directors considers and recognizes the diverse attributes of its directors. The Board includes four women, including a woman of diverse national origin and a veteran, and two racially/ethnically diverse directors, an African American man and an Asian man. In addition, the Board will have two women in its leadership roles, with a female Chair of the Board, Chair of the Compensation and Talent Development Committee and Chair of the Executive Committee.

Gender and Racial/Ethnic Diversity

Global Experience*	CEO Experience

*	Our directors whose global experience includes living outside the U.S. and/or who hold dual citizenship.

CORPORATE GOVERNANCE HIGHLIGHTS

The Corporate Governance Committee and the Board of Directors review the Corporate Governance Guidelines for modified to reflect changes in good governance practices or regulatory updates. The Company’s governance policies include the following practices:

●	Annual election of directors, with majority standard for uncontested elections

●	Independent Board, other than our Chief Executive Officer

●	Independent Chair

●	Shareholder-approved director fee cap

●	Recoupment (“clawback”) policy relating to unearned equity and cash incentive compensation of all executive officers

●	Proxy access, allowing eligible long-term shareholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the Company’s Proxy Statement

●	Annual Board and committee self-assessments
●	Meeting of independent directors in executive session at every board and committee meeting

●	Policy against hedging or pledging of Company stock applicable to all directors, executive officers and employees

●	No shareholder rights (“poison pill”) plan

●	Robust stock ownership guidelines for directors and executive officers

●	No excise tax gross-ups under change in control agreements with executive officers and no tax gross-ups on perquisites

●	Double trigger vesting provisions requiring a change in control and qualifying termination of employment under our equity plans

●	Shareholder right to act by written consent

SHAREHOLDER ENGAGEMENT EFFORTS

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2021, we reached out to shareholders representing greater than 60% of our outstanding shares. Management and directors engaged with approximately 40% of shareholders on topics that included environmental, social and governance (ESG) matters, Company strategy, Board composition and structure, risk management, human capital management, diversity and inclusion, the Company’s plan to address climate change in its supply chain and through innovation and product design, and our executive compensation program.

The feedback we received from shareholders was evaluated by management, and management and the director participants then shared feedback with the Board. Engagement with shareholders has enabled us to better understand our shareholders’ priorities and evaluate and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices, and we have clarified certain disclosures relating to our compensation program, among other matters, as a result of our engagement process. The Company has a long history of and deep focus on environmental, health and safety, social responsibility and community engagement to build on and, through this year’s engagement, we had a robust dialogue regarding the incorporation of ESG metrics within our executive compensation program, which was an area of interest for many of our shareholders. In order to more fully evaluate the most appropriate, quantifiable metrics aligned with our long-term ESG and broad Company strategy, we aim to further embed and monitor ESG performance in business reviews throughout 2022, as our baseline year, as we anticipate more formally incorporating ESG within our incentive program in future years. This will enable a more accurate reflection of the recent, significant Outdoor acquisitions as well as the previously mentioned expected Security business divestiture within our 2022 baseline, particularly with respect to environmental and social goals. As reflected by the 94% average of our Say on Pay vote results over the past three years, shareholders are generally supportive of our executive compensation program. The overall feedback this year was again supportive of our current programs and policies.

2022 Proxy Summary

This summary highlights information regarding voting proposals contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m., April 22, 2022

Place:	John F. Lundgren Center for Learning and Development
1000 Stanley Drive
New Britain, Connecticut 06053

Record Date:	February 24, 2022

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting in advance of the meeting

●	Over the internet at www.proxyvote.com;
●	By telephone at 1-800-454-8683; or
●	By mail—sign, date and return the proxy card or voting instruction form mailed to you.

Additional Information:	For the health and safety of our shareholders, due to the COVID-19 pandemic, only one representative may attend the meeting on behalf of any shareholder along with one person, as necessary, that is required to provide assistance to that shareholder, such as a caregiver. While COVID vaccination is not required for attendance, the Company strongly encourages that all attendees be fully vaccinated prior to the meeting. All attendees must maintain social distancing throughout the meeting and are encouraged to wear masks. In addition, the Company will comply with any local and state restrictions then in place at the time of the Annual Meeting, including any restrictions that limit the number of persons who may gather indoors. We continue to monitor the rapidly evolving situation and guidance from the authorities and local public health officials and will provide notice of any additional protocols prior to the meeting.

Meeting Agenda

●	Election of directors
●	Approve compensation of named executive officers on an advisory basis
●	Approve selection of Ernst & Young LLP (“Ernst & Young”) as the registered independent public accounting firm for fiscal year 2022
●	Approve the 2022 Omnibus Award Plan
●	To consider a shareholder proposal regarding the ownership threshold required to call for a special shareholder meeting, if properly presented
●	Transact other business that may properly come before the meeting or any adjournment or postponement thereof

Voting Matters and Vote Recommendation

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH NOMINEE	1
2	Approve Compensation of Named Executive Officers on an Advisory Basis	FOR	69
3	Approve the selection of Ernst & Young as the Company’s registered independent public accounting firm for the 2022 fiscal year	FOR	70
4	Approve the 2022 Omnibus Award Plan	FOR	71
5	To Consider a Shareholder Proposal Regarding the Ownership Threshold Required to Call For a Special Shareholder Meeting, if Properly Presented	AGAINST	78

Board Nominees

The following table provides summary information about each director nominee (please see “Item 1—Election of Directors” for more information). Because the election of directors is uncontested, directors shall be elected by the vote of the majority of votes cast, which means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. An incumbent director who fails to achieve a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board of Directors, will be effective at the time of the Board’s determination to accept the resignation.

				Committee Memberships
Name	Age	Director Since	Occupation	Exec.	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.
Andrea J. Ayers, Chair of the Board	58	2014	Retired President and Chief Executive Officer, Convergys Corporation	C
Patrick D. Campbell	69	2008	Retired Senior Vice President and Chief Financial Officer, 3M Company		C
Carlos M. Cardoso	64	2007	Principal, CMPC Advisors LLC			C
Robert B. Coutts	72	2007	Retired Executive Vice President, Electronic Systems, Lockheed Martin Corporation
Debra A. Crew	51	2013	President, North America and
			Global Supply, Diageo plc					C
Michael D. Hankin	64	2016	President and Chief Executive Officer, Brown Advisory Incorporated				C
James M. Loree	63	2016	Chief Executive Officer, Stanley Black & Decker, Inc.
Adrian V. Mitchell	48	2022	Executive Vice President and Chief Financial Officer, Macy’s, Inc.
Jane M. Palmieri	53	2021	President, Industrial Intermediates & Infrastructure, Dow Inc.
Mojdeh Poul	59	2021	Executive Vice President, Healthcare Business Group, 3M Company
Irving Tan	52	2020	Executive Vice President, Global Operations, Western Digital Corporation

Committee composition is as of the date of this Proxy Statement and Committee Chair designations are as of the date of the Annual Meeting. Committee memberships are indicated in yellow, with Committee Chairs indicated by a C. All directors, other than Mr. Loree, are independent.

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including our commitment to our pay for performance philosophy:

●	We follow a pay for performance philosophy, pursuant to which our employees are incentivized to achieve or exceed pre-established objective financial goals for the Company and deliver superior returns to our shareholders.

●	Our 2021 compensation program reflects this philosophy, as weighted payouts across all performance measures of 97.6% –116.4% of target under the Company’s 2021 Management Incentive Compensation Plan (“MICP”) reflect the Company’s relatively strong operational performance during 2021 despite business interruptions due to the COVID-19 pandemic. We made no COVID-19 related adjustments to our 2021 MICP metrics or goals and the Compensation and Talent Development Committee (“Compensation Committee”) applied no positive discretion in determining performance and payouts for our named executive officers.

●	Our long-term performance targets are intended to be challenging. For the 2019–2021 performance cycle, payouts under the Performance Units were at 95.6% of target, and over the last five years our long-term incentive programs have paid out at an average of 117.5% of target. We made no COVID-19 related adjustments to our 2019–2021 Performance Unit plan metrics or goals and the Compensation Committee applied no positive discretion in determining performance and payouts for our named executive officers.

●	Our pay for performance alignment is strong, with pay opportunity targeted at the market median. Realizable pay over the most recently available three-year period (2018 –2020) for our Chief Executive Officer is well-aligned with our pro-forma composite financial performance. For the 2018–2020 three-year period, our pro-forma composite financial performance (based on the average of relative TSR, Adjusted EPS growth, cash flow multiple and cash flow return on investment) was at the 42nd percentile and TSR was at the 12th percentile relative to our Compensation Peer Group (as defined on page 32), while our Chief Executive Officer (“CEO”) realizable pay was at the 41st percentile of our Compensation Peer Group.

●	In each of the last three years, we received strong shareholder support for our named executive officer compensation with the three-year average of approximately 94% of Say on Pay votes cast in support of our executive compensation (93.7% votes cast in 2021, 95.2% of votes cast in 2020, and 94.1% of votes cast in 2019)

●	Our compensation programs follow best practices, including: no tax gross-ups in severance arrangements and change in control agreements, no tax gross-ups on perquisites, double trigger vesting provisions requiring a change in control and qualifying termination of employment, a comprehensive recoupment (“clawback”) policy relating to unearned equity and cash incentive compensation for all executive officers, robust stock ownership guidelines for directors and executive officers and a policy against hedging or pledging of Company stock.

Please see “Item 2—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

Auditors

The Board recommends that the shareholders approve the selection of Ernst & Young as our registered independent public accounting firm for fiscal year 2022. Please see “Item 3—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided in 2020 and 2021.

Shareholder Proposal Regarding the Ownership Threshold Required to Call For a Special Shareholder Meeting

The Board recommends shareholders vote against the proposal regarding the ownership threshold required to call for a special shareholder meeting. Please see “Item 5—Ownership Threshold Required to Call For a Special Shareholder Meeting” for more information.

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STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 22, 2022 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2022 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has properly given notice to the Company’s Secretary under our Bylaws. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in their discretion.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 9, 2022.

ITEM 1—ELECTION OF DIRECTORS

At the 2022 Annual Meeting, the shareholders will be asked to elect all of the nominees set forth below to the Board of Directors, and each nominee has consented to be named as such in this Proxy Statement. Each director, if elected, has consented to serve until the 2023 Annual Meeting and until the particular director’s successor has been elected and qualified.

The Board of Directors recommends a vote FOR the nominees. If, for any reason, any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee or the Board may reduce its size.

Information Concerning Nominees for Election as Directors

ANDREA J. AYERS, retired President and Chief Executive Officer of Convergys Corporation, has been a director of the Company since December 2014 and will become Chair of the Board effective April 2022 at the Annual Meeting, if validly elected.

Ms. Ayers served as President and Chief Executive Officer of Convergys Corporation from November 2012 through October 2018, and a director of Convergys from October 2012 through October 2018. From 2008 to 2012, Ms. Ayers served as President of Convergys Customer Management Group Inc., and from 2010 to 2012, Ms. Ayers also served as Chief Operating Officer of Convergys Customer Management Group Inc. Ms. Ayers is currently a director of Endurance International Group Holdings, Inc.

Ms. Ayers is 58 years old and in addition to becoming Chair of the Board effective April 22, 2022, if validly elected she will also serve as Chair of the Executive Committee and is a member of the Compensation and Talent Development Committee and the Finance and Pension Committee.

Ms. Ayers had a significant role in the transformation of Convergys from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide. She has expertise in multi-channel customer experience, customer management analytics and technology. Ms. Ayers’ experience and expertise provide a valuable resource to the Board and management.

PATRICK D. CAMPBELL, retired Senior Vice President and Chief Financial Officer of 3M Company, has been a director of the Company since October 2008.

Mr. Campbell served as Senior Vice President and Chief Financial Officer of 3M Company from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance-related positions during his 25-year career with that company. Mr. Campbell is currently Chairman of the Board of Directors of Newell Brands Inc., Chairman of the Board of Directors of Herc Holdings, Inc. and a director of SPX Flow, Inc.; within the past five years, he has served as a director of SPX Corporation.

Mr. Campbell is 69 years old and is Chair of the Audit Committee, as well as a member of the Compensation and Talent Development Committee and the Executive Committee.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for five years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a valuable resource for the Board and management.

CARLOS M. CARDOSO, Principal, CMPC Advisors LLC, has been a director of the Company since October 2007.

Mr. Cardoso joined CMPC Advisors LLC in January 2015. Prior to that, he served as Chairman of Kennametal, Inc. from January 2008 until December 2014 and as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003. Mr. Cardoso is a director of Hubbell Incorporated. Within the past five years, Mr. Cardoso has served on the board of Garrett Motion Inc.

Mr. Cardoso is 64 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee and the Executive Committee.

As Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faced the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

ROBERT B. COUTTS, retired Executive Vice President, Electronic Systems of Lockheed Martin Corporation, has been a director of the Company since July 2007.

Mr. Coutts served as an Executive Vice President of Lockheed Martin Corporation from 1999 through 2008, first as Executive Vice President, Systems Integration from 1999 to 2003, and then as Executive Vice President, Electronic Systems from 2003 to 2008. While at Lockheed Martin, Mr. Coutts also served as Chairman of Sandia National Laboratories. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc.

Mr. Coutts is 72 years old and is a member of the Compensation and Talent Development Committee and the Corporate Governance Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, program management, supply chain management, technology and government contracting that is of value to the Board as the Company continues to improve its global manufacturing operations and sourcing. He also has cyber technology experience through many of the contracts he managed for and with the United States Government, which makes him a valuable resource for the Board and management.

DEBRA A. CREW, President, North America and Global Supply, Diageo plc, has been a director of the Company since December 2013.

Ms. Crew has served as President, North America and Global Supply, Diageo plc, a global leader in beverage alcohol, since July 2020. From January 2017 to December 2017, she served as President and Chief Executive Officer of Reynolds American Inc. Prior to that, she served as President and Chief Commercial Officer of R.J. Reynolds Tobacco Co. from October 2014 to October 2015 and as President and Chief Operating Officer of the company effective October 2015 to December 2016. Before joining R.J. Reynolds Tobacco, Ms. Crew served as President and General Manager, PepsiCo North America Nutrition from August 2014 to September 2014, as President, PepsiCo Americas Beverages from August 2012 through August 2014 and as President, Western European Region of PepsiCo Europe from April 2010 through August 2012. Prior to her tenure with PepsiCo, Ms. Crew held positions of increasing responsibility at Kraft Foods, Nestlé S.A. and Mars, Inc. from 1997 to 2010. From 1993 to 1997, Ms. Crew served as a captain in the United States Army, in military intelligence. Ms. Crew served as a director of Reynolds American from January 2017 until July 2017, when Reynolds American became an indirect, wholly-owned subsidiary of British American Tobacco p.l.c. Within the past five years, Ms. Crew has served on the boards of Diageo plc, Newell Brands, Inc., and Mondelez International Inc.

Ms. Crew is 51 years old and is Chair of the Compensation and Talent Development Committee and a member of the Finance and Pension Committee and the Executive Committee.

Ms. Crew brings to the Board an impressive record of success with leading global consumer products companies as well as a broad range of experience in marketing, operations and strategy. Ms. Crew’s global perspective, combined with proven commercial capabilities and exposure to world-class innovation planning processes, make her a valuable resource for the Board and management.

MICHAEL D. HANKIN, President and Chief Executive Officer, Brown Advisory Incorporated, has been a director of the Company since April 2016.

Since 1998, Mr. Hankin has served as Chief Executive Officer of Brown Advisory Incorporated, an independent investment firm that provides investment solutions to individuals, families, nonprofits and institutions globally. From 1993 to 1998, Mr. Hankin served as Executive Vice President and Chief Operating Officer of Alex Brown Investment Advisory & Trust Company, a subsidiary of Alex Brown Incorporated, where he helped create the business that became Brown Advisory. Prior to that, Mr. Hankin was a partner at Piper & Marbury (now DLA Piper) where he specialized in business and tax law. Mr. Hankin is a director of Brown Advisory Incorporated and its affiliated companies, including Brown Advisory Funds.

During Mr. Hankin’s tenure as Chief Executive Officer of Brown Advisory Incorporated, the firm has grown from a company with approximately $1.5 billion in client assets to a company with over $130 billion in client assets. The firm is committed to delivering first-class investment performance, thoughtful strategic advice and the highest level of service to and for each client. Using a team-based approach, Brown Advisory relies on a bottom-up, fundamental and sustainable research process to build portfolios and solutions across all asset classes to help clients meet their long-term financial objectives.

Mr. Hankin is 64 years old and is Chair of the Finance and Pension Committee, and a member of the Audit Committee and the Executive Committee.

Mr. Hankin’s deep understanding of investors’ expectations, concerns and interests—including his expertise around ESG, socially responsible investing (SRI) and impact-related investing, his experience building and running a successful, complex and diverse global investment company, his familiarity with fiduciary, financial and investment planning and analysis, his understanding of capital structure and valuation issues, and his experience with cybersecurity make him a valuable resource for the Board and management.

JAMES M. LOREE, Chief Executive Officer of the Company, has been a director of the Company since July 2016.

Mr. Loree joined the Company in July 1999 as Vice President, Finance and Chief Financial Officer. He was named Executive Vice President and Chief Financial Officer in September 2002, Executive Vice President and Chief Operating Officer in January 2009, President and Chief Operating Officer in January 2013, and President and Chief Executive Officer of the Company in July 2016. Before he joined the Company, Mr. Loree held positions of increasing responsibility in financial and operating management in industrial businesses, corporate and financial services at General Electric from 1980 to 1999. Mr. Loree served on the board of Harsco Corporation from 2010 to 2016 and as Chair of Harsco’s Audit Committee for three years during that period. Mr. Loree currently serves on the board of Whirlpool Corporation.

Mr. Loree is 63 years old and is a member of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Loree provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Loree’s service on the Board and as Chief Executive Officer of the Company provides seamless continuity of leadership for the Board and management.

ADRIAN V. MITCHELL, Executive Vice President and Chief Financial Officer of Macy’s, Inc., has been a director of the Company since February 2022.

Mr. Mitchell joined Macy’s, Inc. in November 2020. At Macy’s, Inc. Mr. Mitchell is responsible for leading all finance functions including, accounting, treasury, investor relations, internal audit, real estate, financial/capital planning and analysis, and procurement. From 2017 to 2020, Mr. Mitchell was Managing Director and Partner in the Digital BCG and Consumer Practices of Boston Consulting Group (BCG). From 2016 to 2017, he served as chief executive officer of Arhaus LLC, a home furnishings retailer. Prior to his tenure at Arhaus, Mr. Mitchell held positions of increasing responsibility at Crate and Barrel. He joined Crate and Barrel in 2010 as chief financial officer. In 2011, he took on the additional responsibilities of chief operating officer and from 2014 to 2015, he also concurrently served as interim CEO. He previously held management positions at Target Corporation from 2007 to 2010 including director of strategy and interactive design for target.com and director of innovation and productivity, leading enterprise-wide projects for Target Corporation. Mr. Mitchell began his career and spent approximately 10 years at McKinsey & Company, Inc. where he co-founded the North American Lean Operations Retail Practice.

Mr. Mitchell is 48 years old and a member of the Audit Committee and the Corporate Governance Committee.

Mr. Mitchell’s expert knowledge in corporate strategy and finance coupled with his operations experience and extensive experience with technology, digital, data and advanced analytics make him a valuable resource for the Board and management.

JANE M. PALMIERI, President, Industrial Intermediates & Infrastructure, Dow Inc., has been a director of the Company since February 2021.

Ms. Palmieri oversees an industry-leading portfolio of businesses, including Polyurethanes, Chlor-Alkali & Vinyl, Construction Chemicals and Industrial Solutions. In addition, she has executive oversight for Dow business in Asia Pacific.

Ms. Palmieri has more than 20 years of experience with Dow. Prior to her current responsibilities, Ms. Palmieri held the role of business president, Dow Building & Construction. She has also held a variety of business roles throughout her career, spanning marketing, sales, new business development and business operations in several Dow businesses, including Dow Automotive, Dow Specialty Chemicals, Dow Coating Solutions, and Dow Solar.

Ms. Palmieri is 53 years old and is a member of the Corporate Governance Committee and the Finance and Pension Committee.

Ms. Palmieri brings to the Board a demonstrated record of leading global industrial operating segments as well as a broad range of experience in sales, digital marketing innovation, M&A and operations. In addition, Ms. Palmieri’s background as an engineer and her strengths in product design and engineering with a focus on sustainability and energy efficiency, make her a valuable resource for the Board and management.

MOJDEH POUL, Executive Vice President, Health Care Business Group, 3M Company, has been a director of the Company since February 2021.

Ms. Poul leads 3M’s Health Care Business Group, which serves the global healthcare industry and includes medical solutions, oral care, separation and purification sciences, health information systems, drug delivery systems and food safety. Ms. Poul’s 3M career began in 2011 when she joined the Health Care Business Group as the Global Marketing Leader for the Critical and Chronic Care Solutions Division. In the years following, she held global leadership roles in the Food Safety and Infection Prevention businesses before being named President and General Manager of 3M Canada in 2016, then executive vice president of 3M’s Safety & Graphics Business Group in 2018.

Prior to 3M, Ms. Poul held several leadership roles of increasing responsibility with Medtronic and Boston Scientific. She has led teams across different functions, businesses and geographies, including in highly regulated industries and businesses requiring strong market development expertise.

Ms. Poul is 59 years old and is a member of the Audit Committee and the Corporate Governance Committee.

Ms. Poul’s wide range of experience spanning from product engineering and development, sales and marketing, M&A and corporate strategy to government relations make her a valuable resource for the Board and management.

IRVING TAN, Executive Vice President, Global Operations, Western Digital Corporation has been a director of the Company since February 2020.

Mr. Tan has worked for Western Digital Corporation as the Executive Vice President of Global Operations since March 2022. He worked for Cisco from 2009 to February 2022. He served as Chairman, Asia-Pacific Japan & China from 2020 to February 2022. Prior to that, he was Executive Vice President and Chief of Operations where he was responsible for the development and implementation of Cisco’s operating strategy, targeting growth through productivity improvements and innovation across all core business functions. He also led Cisco’s transformation to an end-to-end digital company. Prior to that role, Mr. Tan held positions of increasing responsibility, including serving as the leader of Cisco Asia-Pacific and Japan (APJ), leader of Cisco ASEAN, leader of Cisco Singapore and Brunei, and senior manager in both Enterprise Sales Operations and Managed Services. Before joining Cisco, Mr. Tan was a principal at A.T. Kearney, a management consultancy firm specializing in mergers and acquisitions and merger integration in IT and communications.

He also worked at Hewlett-Packard as business-unit leader for the APJ Communications and Media Solutions Group.

Mr. Tan is 52 years old and is a member of the Audit Committee and Corporate Governance Committee.

The Company is focused on accelerating its innovation efforts to enhance its track record of delivering top-quartile financial performance. Mr. Tan’s expertise in digitization and innovation is of tremendous value to supporting this strategy. Mr. Tan’s global perspective and deep knowledge of Asian markets and his expertise in operating strategy is a valuable resource to the Board and management.

The following director is not standing for reelection:

GEORGE W. BUCKLEY, retired Chairman, President and Chief Executive Officer of 3M Company, was elected Chairman of the Board effective January 1, 2017, and has been a director of the Company since March 2010. Mr. Buckley also served on the Board of The Black & Decker Corporation from 2006 until 2010. From April 2015 through December 2016, he served as Lead Independent Director of the Board.

Mr. Buckley served as Chairman, President and Chief Executive Officer of 3M Company from December 2005 until May 2012. From 1993 to 1997, Mr. Buckley served as the Chief Technology Officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. As noted above, he was elected Chairman, President and Chief Executive Officer of 3M Company in December 2005. Mr. Buckley serves as Chairman of Smiths Group plc, and a director of Hitachi Ltd. Within the last five years, Mr. Buckley has served on the board of PepsiCo, Inc.

Mr. Buckley is 75 years old and is our Chairman of the Board until the Annual Meeting, when he will be retiring from the Board in accordance with our Corporate Governance Guidelines. He has served as Chair of the Executive Committee and as a member of the Audit Committee and the Compensation and Talent Development Committee.

Board of Directors

Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the composition of the Board, including diversity, and the challenges and needs of the Company in an effort to ensure that the Board is comprised of a diverse group of members who are positioned to best serve the needs of the Company and its shareholders. In addition to recommendations from directors, management, and shareholders, the Corporate Governance Committee may also consider recommendations from third-party search firms retained for this purpose, whose function is to assist in identifying qualified candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Corporate Governance Committee considers a potential nominee or director’s:

●	integrity and demonstrated high ethical standards;

●	experience with business administration processes and principles and risk management;

●	ability to express opinions, raise difficult questions, and make informed, independent judgments;

●	knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, manufacturing, technology, digitization and cybersecurity, global operations, real estate or corporate strategy, among others);

●	ability to devote sufficient time to prepare for and attend Board meetings;

●	willingness and ability to work with other members of the Board in an open and constructive manner;

●	ability to communicate clearly and persuasively; and

●	diversity with respect to other characteristics, which may include, gender, age, ethnicity, race, nationality, skills and experience.

Shareholder Nominations and Recommendations of Candidates. Shareholders who wish to recommend individuals to be considered by the Corporate Governance Committee may do so by contacting us through the Corporate Secretary, Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, CT 06053.

All shareholder recommendations for director candidates are evaluated in the same manner as other director candidates.

Shareholders wishing to nominate a director should follow the specific procedures and requirements set forth in Article II, Section 3 of the Company’s Bylaws or comply with the proxy access Bylaw, as discussed below.

Proxy Access. The Company’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding common stock of the Company continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the procedures and requirements specified in Article II, Section 6, of the Company’s Bylaws.

Qualifications of Directors and Nominees. The Board is committed to maintaining a diverse and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide independent and objective oversight of the Company’s strategy and business model. Over the years, the Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates that add to, or otherwise complement, the skills and qualifications of its existing members.

The Board is committed to diversity and inclusion at the Board level and throughout the Company, and its leadership. Specifically, the Corporate Governance Committee will take reasonable steps to include diverse candidates with respect to gender, ethnicity, race, nationality, age, skills and experience in the context of the needs of the Board in the pool of potential candidates under consideration.

The Corporate Governance Committee and the Board carefully considered the qualifications, skills and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background and experience that are represented on our Board:

Stanley Black & Decker, Inc.

Board of Directors Experience Matrix

Skills and Experience
Active Executive experience provides current insight into the best practices and challenges of leading a complex organization.					X	X	X	X	X	X	X
CEO experience provides insight into leading a complex organization like ours with transparency and integrity	X		X		X	X	X	X
Public Company/Corporate Governance furthers our goals of transparency, protection of shareholder interests and implementation of best practices in corporate governance.	X	X	X	X	X	X	X	X	X	X	X
ESG/Corporate Social Responsibility experience is important in managing risk and furthering long-term value creation for shareholders by operating in a sustainable and responsible manner.	X	X				X	X		X	X	X
Digital experience is relevant to understanding and evaluating the Company’s efforts in areas such as eCommerce and data and analytics.	X			X			X	X	X	X	X
Finance/Capital Allocation experience enables effective monitoring of the Company’s financial reporting and control environment; assessment of its financial performance; oversight of mergers and acquisitions: and ensuring appropriate shareholder return.	X	X	X	X		X	X	X		X	X
Legal/Regulatory/Government Affairs experience enhances understanding of legal matters and public policy issues					X	X				X	X
Human Capital experience is relevant to effective review of our efforts to recruit, retain and develop top talent	X	X	X	X	X	X	X	X	X	X	X
Product Development experience provides insight into ideation, research and development, and commercialization of products and services.		X	X	X	X		X	X	X	X
Manufacturing/Logistics/Supply Chain experience enhances the Board’s ability to oversee cost-effective, technology-driven manufacturing and logistics processes.		X	X	X	X		X	X	X	X
Global Operations experience facilitates assessment of the Company’s complex, international operations.	X	X	X	X	X	X	X	X	X	X	X
M&A and Corporate Strategy experience provides insight into assessing M&A opportunities for a strategic fit. strong value creation potential and clear execution capacity.	X	X	X	X	X	X	X	X	X	X	X
Risk Management experience is important to the identification and mitigation of significant risks	X	X	X	X	X	X	X	X	X	X
Innovation/Technology/Cybersecurity experience enhances the Board’s ability to appraise our progress in executing the strategy of becoming known as one of the world’s leading innovators.	X	X	X	X	X	X	X	X		X	X
Sales/Marketing/Brand Management experience provides insights into the sales and marketing process and increasing the perceived value of our brands in the marketplace.		X	X		X		X	X	X	X	X

Director Tenure and Age and Board Refreshment. The tenure of our Board members ranges from a year to more than 10 years, and the Board believes maintaining varying lengths of service provides a balance between new ideas and longstanding Company knowledge and valuable insight. Our Board members reflect a wide age range, providing a range of experience and expertise. See more information below:

BOARD REFRESHMENT AND TENURE FOR DIRECTOR NOMINEES

AVERAGE TENURE OF 7 YEARS		BOARD AGE DIVERSITY	Average age of 59 years

4	New non-management directors in the last 3 years

Overboarding. Our Corporate Governance Guidelines provide that directors should not serve on more than four other public company boards and a director that is a named executive officer at another public company should not serve on any other public company board except that public company. The Corporate Governance Committee annually reviews and evaluates director time commitments, outside board service and leadership roles on other boards, including when making Board leadership role recommendations. The Corporate Governance Committee affirms that all directors are in compliance with the limitations on outside board service at this time.

Corporate Governance

Board Leadership Structure. George W. Buckley, who served as independent Chair of the Board since 2017, when the Board eliminated the position of Lead Independent Director, will be retiring from our Board effective as of the Annual Meeting. The Board elected Andrea J. Ayers, a current director, to begin serving as independent Chair of the Board upon Mr. Buckley’s retirement, if validly elected. Under the terms of the Company’s Bylaws and Corporate Governance Guidelines, the Chair presides at all meetings of the Board and, jointly with the Chief Executive Officer, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. If the Chair is not present, the directors present will designate a person to preside.

The Board believes this is currently the best leadership structure for the Company because it gives our Board a strong leadership and corporate governance structure with well-defined governance duties that best serves the needs of the Company and its shareholders.

Stock Ownership Policy for Non-Employee Directors and Executive Officers. The Company’s Bylaws require directors to be shareholders. The Board maintains a policy, Stock Ownership Guidelines for Non-Employee Directors, a copy of which can be found on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). The information on the Company’s website, including as may be referenced in this Proxy Statement, is not, and is not intended to be, part of this Proxy Statement and is not incorporated into this Proxy Statement by reference. Pursuant to that policy, non-employee directors are required to acquire shares having a value equal to 500% of the annual cash retainer within five years of becoming a director and are expected to maintain such ownership level during their tenure in accordance with the policy. Directors generally elect to defer their fees in the form of Company common stock until they have met this requirement and may opt to continue to defer their fees even after they have acquired the minimum share value. For more information about the stock ownership policy for executive officers, please see the “Executive Officer Stock Ownership Policy” section of this Proxy Statement beginning on page 46.

Meetings. The Board of Directors met 9 times during 2021. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive	1
Audit	4
Corporate Governance	4
Finance and Pension	4
Compensation and Talent Development	4

The members of the Board serve on the committees as described in their biographical material on pages 2–7 (see also the summary chart on page ix). In 2021, no incumbent director then serving on the Board attended fewer than 88% of the aggregate of the total number of Board of Director meetings and committees on which the incumbent director served. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all of the members then serving attended the 2021 Annual Meeting.

Director Independence. The Board of Directors has adopted Director Independence Guidelines which are available free of charge on the “Governance Documents” section of the Company’s website (which appears under the “Investors” heading and the “Governance” subheading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all Director nominees standing for election, except Mr. Loree, are independent according to the Director Independence Standards, the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance, Compensation and Talent Development and Finance and Pension Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading) or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Our Board administers its strategic planning and risk oversight function as a whole and through its Board committees. The following describes the role of our Board committees:

Executive Committee

Exercises the delegated powers of the Board of Directors during intervals between meetings of the Board; however, does not have the power to declare dividends or to take actions reserved by law to the Board of Directors.

Audit Committee

Has sole authority to appoint or replace the Company’s independent auditing firm and is directly responsible for the compensation, terms of engagement, oversight and evaluation of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee also:

●reviews the scope of the audit with the independent auditors and the internal auditing department;
●approves in advance audit and non-audit services;
●reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies;
●considers periodic rotation of the Company’s independent auditing firm and reviews and evaluates the lead partner;
●meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee;
●reviews and preapproves related party transactions;
●oversees cybersecurity oversight, including, among other things, regular briefings from senior management; and
●oversees the Company’s compliance and risk oversight function.

The Board of Directors has determined that Patrick D. Campbell, Michael D. Hankin and Adrian V. Mitchell meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards.

Ernst & Young is the Company’s independent auditing firm. The Audit Committee reviewed its relationship with Ernst & Young, considered Ernst & Young’s independence, including whether there exist any potential conflicts of interest, and determined that the continued engagement of Ernst & Young did not raise any conflict of interest or other concerns that would adversely impact Ernst & Young’s independence.

Corporate Governance Committee

Considers candidates and makes recommendations to the Board of Directors as to Board membership, as well as:

●seeks individuals qualified to become Board members, including through evaluating input from shareholders and third-party search firms if retained and engaged, concerning potential candidates;
●recommends directors for re-nomination to the Board, Board committee membership and committee chairs, and recommends director compensation;
●leads the review and assessment of and recommends any changes to the Company’s Corporate Governance Guidelines;
●oversees the annual evaluations of Board and committee performance;
●reviews shareholder proposals and annual shareholder engagement feedback, and makes recommendations to the Board;
●reviews the Company’s policies, objectives and practices with respect to the Company’s ESG strategy and reporting and related public communications; and
●approves policy guidelines on charitable contributions.

The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.”

Compensation and Talent Development Committee

Has overall responsibility for the Company’s compensation strategy, plans, policies and programs, including:

●conducting, with the assistance of its independent compensation consultant and other advisors, on-going evaluations of existing executive compensation programs;
●evaluating and making recommendations to the Board regarding compensation plans, policies and programs of the Company as they affect the CEO and the other executive officers;
●reviewing the operation and structure as well as administering the Company’s executive compensation plans, policies and programs; and
●overseeing the Company’s talent development strategy and succession planning.

No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and processes followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described on page 34 under the heading “Compensation Discussion & Analysis.”

The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as an independent compensation consultant to advise the Compensation Committee. A representative of Pay Governance was present at all of the meetings of the Compensation Committee in 2021. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor conflicts of interest and independence. The Compensation Committee has sole authority to retain or terminate Pay Governance as its independent compensation consultant and to approve its fees and other terms of engagement.

Finance and Pension Committee

Advises in major areas concerning the finances of the Company, including:

●reviewing the financial condition of the Company;
●reviewing management’s administration of retirement plans and approving amendments to retirement plans and related trusts;
●analyzing and advising on fundamental corporate changes in capital structure;
●advising and assisting in matters such as short-term investments, credit liabilities, interest rate hedges, swaps and other similar transactions; and
●reviewing the Company’s enterprise risk management process.

Executive Sessions of the Board. Pursuant to the Corporate Governance Guidelines, the non-management directors meet in executive session at each Board meeting. The Chair presides over these meetings.

Communicating with the Board. Shareholders or others wishing to communicate with the Chair, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

Code of Business Ethics. The Company has adopted a Code of Business Ethics applicable to all of its directors, officers and employees worldwide and a Supplemental Code of Ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). Copies are also available upon written request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Talent Development and Succession Planning. Pursuant to its charter, the Compensation Committee provides strategic oversight of talent strategy and direction to ensure the Company seeks, develops and retains the right talent for the Company’s needs. The Compensation Committee works with senior management on developing and cultivating succession planning. In addition, the full Board is responsible for succession planning, including nominating and evaluating senior management successors. The CEO is also involved in the succession planning process, including through making recommendations and reviewing development plans of individuals.

Board and Committee Self-Evaluation. To ensure each of our Board members are contributing to a highly-engaged and inclusive Board of Directors, annually, each Committee and the Board undertake a rigorous self-evaluation process. This process uses various methodologies that include written questionnaires and interviews, as appropriate. Topics addressed in the self-evaluation process include strategic oversight, board structure and operation, performance of all committees on which the director served during the fiscal year, performance of the Board as a whole, areas for improvement, interactions with and accessibility of management, time allocation, and quality of materials. Directors also provide us with input on key focus areas for the Board in the upcoming fiscal year. The Corporate Governance Committee reviews the feedback received and annually provides the Board and its Committees with an assessment of their performance. Based on the feedback received in the evaluation process, the Board and each of the Committees develop areas of focus which they believe would benefit from additional attention and potential changes. In addition, the Board continually considers feedback from evaluations as part of the Board refreshment process.

Retirement Policy. Under the terms of the Company’s Corporate Governance Guidelines, unless otherwise authorized by the Board, the retirement of a director should ordinarily occur at the end of the term in which he or she becomes 75 years old.

Service on Other Public Company Boards. Under the terms of the Company’s Corporate Governance Guidelines, directors should advise the Chair of the Board and the Chairperson of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. Unless approved by the Board, a director should not serve on more than four other public company boards. If the director is a named executive officer at another public company, the director should not serve on any other public company boards except that other public company and the Company. The Chief Executive Officer should not serve on more than one other board of a public company in addition to the Corporation’s Board. All of the Company’s directors are currently in compliance with this policy.

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company regularly provides directors with continuing education on a variety of topics by outside speakers and management. In 2021, subjects covered with Board members included, among other topics, corporate governance, cybersecurity, and ESG. In addition, the Company provides all directors with a subscription to Agenda, a weekly corporate publication that focuses on governance issues of interest to directors of public companies. The Corporate Governance Committee encourages directors to periodically attend outside workshops and seminars regarding corporate governance and other topics.

Risk Oversight

As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that describes the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including cybersecurity risk (and receives regular updates regarding cybersecurity risks), the Company’s risk assessment and compliance policies. The Audit Committee regularly reviews compliance and disclosure control procedures, including related to cybersecurity policies, procedures and disclosure. Our Finance and Pension Committee reviews our enterprise risk management process. Our Compensation Committee oversees the operation of the Company’s compensation programs to ensure that the compensation programs do not encourage unnecessary or excessive risk-taking. In addition, the full Board reviews the Company’s risk management program and its efforts to mitigate risks to the Company from extraordinary liabilities or losses on at least an annual basis. The Board is committed to having individuals experienced in risk management on the Audit Committee and the Finance and Pension Committee, as well as on the full Board.

ESG Risk Oversight. Our responsibility and business strategies are interdependent. Both support our progress on ESG and are an area of significant Board focus. For example, the Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding the Company’s ESG strategy, reporting and public communications, and the full Board reviews the incorporation of ESG goals and metrics into our long-term corporate strategy. The full Board also regularly reviews our human capital management strategy, focusing on areas such as culture, diversity, equity and inclusion, and talent acquisition, retention and development. The Board’s oversight of ESG risks is discussed in more detail in the section “Environmental, Social and Governance (ESG) Commitments.”

Related Person Transactions

Pursuant to the Company’s Code of Business Ethics, employees, officers and directors are required to bring any potential conflict of interest to the attention of the General Counsel. The Board has also approved a written Related Party Transactions Policy under which any proposed related party transaction involving directors, officers, nominees for directors or a 5% shareholder of the Company, or an otherwise “related person” as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), shall be brought to the attention of the Company and reviewed by the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determines whether the transaction or relationship constitutes a Related Party Transaction or should otherwise be reviewed by the Audit Committee. The Audit Committee is responsible for the review, approval or ratification of Related Party Transactions and may, in its discretion, approve, ratify or take other action with respect to a transaction.

The Company maintains a business relationship with Replacement Parts, Inc. (“RPI”), which purchased approximately $165,000 in products and services from one of the Company’s subsidiaries in 2021. In April 2018, Mr. Robert Raff, Head of Outdoor Integration, became an executive officer of the Company. In November 2018, jointly with his siblings, Mr. Raff inherited interests in a trust holding equity of RPI. These interests, together with Mr. Raff’s direct ownership in RPI, constitute an ownership interest of approximately 5.9% of the equity of RPI. Mr. Raff is also an independent director of RPI.

The Company’s relationship with RPI began in the ordinary course of business prior to Mr. Raff’s becoming an executive officer of the Company and is, and will continue to be, conducted on arm’s-length terms and conditions.

Environmental, Social and Governance (ESG) Commitments

At Stanley Black & Decker, ESG is rooted in our purpose, For Those Who Make the World,™ and manifests itself in our commitment to stakeholder capitalism. We believe that if we help people and the planet flourish, so too will our business. This is why we have demonstrated a long-standing commitment to sustainable operations and purpose-driven innovation, while also empowering makers and innovators to create a more sustainable and equitable world beyond our walls. In so doing, we believe our ESG strategies both generate societal value as well as profitable growth–growth with purpose. This philosophy has guided us throughout the COVID-19 pandemic as we operate with a focus on the health of our employees, ensuring business continuity in partnership with our customers, and doing our part to help mitigate the spread of the virus.

With the integration of ESG into our business being an area of significant Board focus, we seek to: 1) advance a bold sustainability, products with purpose, and social impact strategy that addresses climate change and our Company’s role in society; 2) implement a strong human capital management strategy with an emphasis on creating a diverse, equitable and inclusive Company culture; and 3) foster an environment of strong governance that includes a commitment to maintain a diverse and inclusive Board.

We formalized the foundation of our ESG strategy in 2018 with a set of 2030 objectives that are purposefully aligned with the UN Sustainable Development Goals (SDGs) and intrinsically tie to our purpose:

1.	Empower 10 million people to thrive in a changing world;
2.	Innovate products to enhance the lives of 500 million people and improve environmental impacts; and
3.	Positively impact the environment through our operations.

2030 ESG Strategy

Inspiring Makers & Innovators To Create A More Sustainable World

Social	Environment

Enable 10 Million Creators And Makers To Thrive In A Changing World	Innovate Our Products To Enhance The Lives Of 500 Million People And Improve Environmental Impacts	Positively Impact The Environment Through Our Operations

Our aspirations for progress across many dimensions of ESG are tied to specific, time-bound goals, such as science-based targets for carbon reduction. We remain focused on our 2030 goals for climate, water, waste, sustainable products, our people and our supply chain. You can find more details about our goals and recent accomplishments in our upcoming 2021 ESG Report, which will be made available on the Stanley Black & Decker website.

ENVIRONMENT

We continue to drive carbon dioxide equivalent (CO2e) reduction across our operations through targeted, sustainable investments. As part of our 2030 goals, we are endeavoring to help create a more sustainable world by going beyond carbon neutral for the Company’s Scope 1 and 2 emissions, eliminating landfilling at our manufacturing and distribution centers, and addressing our water impacts. We are also improving our product impacts through circular design and reducing supply chain emissions to support reductions in Scope 3 CO2e emissions aligned to the Company’s Science-Based Target Initiative-approved target. Our holistic approach considers all lifecycle stages of our products, including material procurement from supply chain partners, product design, manufacturing, distribution and transportation, product use, product service and end-of-life.

In 2021, numerous energy efficiency projects were centrally funded resulting in significant annualized CO2e savings. Along with purchasing energy attribute certificates, we also signed a virtual power purchase agreement to develop new wind power in Texas. These actions keep us working towards our 2030 science-based target of becoming carbon neutral across our operations.

After achieving our ECOSMART™ five-year goals in 2020 to reduce our energy consumption, carbon emissions, waste generation and water consumption by 20% against our 2015 baseline, we quickly set and launched new interim 2023 targets. Those goals are: 60% of operations to achieve zero-waste-to-landfill status; maintaining an 8% year-over-year absolute Scope 1 and 2 carbon reduction against our 2015 baseline; reaching 90% recycled waste across our operations; and reducing our operational water and energy intensity by 5% against a 2020 baseline. We believe these interim goals will enable us to meet our targets by or before 2030, and we plan to continue to report our progress as we accelerate our strategy.

In addition to operationally focused projects, we also launched new products that deliver an improvement in environmental impact. The LENOX 360™ System provides access to key insights, measurements, and the control of valuable sawing operations data and is designed to improve decision-making and maximize efficiency by capturing data in real time. The data generated will allow for better utilization of equipment, reducing the need for more saws and the accompanying additional building space. It will also allow for better optimization of blade life, as well as reducing scrap from materials that are improperly cut due to dull blades and blade breakage in the material, and will allow for better energy use planning.

SOCIAL

At Stanley Black & Decker, we see fostering an internal culture of inclusion, innovation and well-being as a foundational element of our ESG strategy, making us capable of transforming lives both for our people and in the world around us, reflecting our purpose, For Those Who Make the World.™ In 2021, we focused on our workforce development efforts, purpose-driven innovation and COVID-19 response, as well as our progress on Diversity, Equity & Inclusion, on which more detail can be found in the Human Capital Management section of this Proxy Statement.

Workforce Development: Empowering Makers

We are working to empower 10 million makers and creators by 2030 to adapt to a changing world and workforce through STEAM education, vocational and trade skills, Makerspaces and promoting employee career mobility. In 2021, progress towards that goal included the empowerment of several hundred thousand makers throughout the year as a result of internal and external programming around upskilling and retraining. This programming occurred within the Company by giving employees access to learning platforms as well as externally through collaborations with organizations such as Discovery Education.

Innovation with Purpose

In line with our goal to deliver purpose-inspired innovation, we aim to contribute to the advancement of sustainability in the power tools industry with a new product line, BLACK+DECKER reviva, developed in partnership with Eastman (NYSE: EMN). This is the Company’s first sustainability-led power tool offering. Additionally, our Stanley Engineered Fastening business worked closely with a leading diagnostics device manufacturer to launch an innovative medical cartridge technology to enable diagnostic COVID-19 testing in rural areas. Launched in India in 2020, the product was further deployed in over a dozen countries on three continents in 2021.

COVID-19 Response

From the onset of the COVID-19 pandemic, one of our top priorities has been keeping our employees healthy and safe, and we have cared for their families and contributed to community relief efforts in myriad ways. In 2020, we hired our first Chief Medical Officer, with a mission that includes optimizing the well-being of our employees as we build out our health and wellness infrastructure, because we believe a healthy workforce is how the Company thrives. In 2021, with Executive Safety Committee support, we created a global Vaccine Task Force, which focused on vaccine education and access in particularly challenged geographies. As the pandemic surged, we also focused our response to help employees’ extended families. We distributed pandemic preparedness kits to our employees, including personal protective equipment (PPE) for their families, disinfectant cleaner and reminders of the protective safety measures to keep in practice. Also during 2021, we expanded our Employee Assistance Program globally. Our Wellness Toolkit, Healthy for Life program and other initiatives further help employees take care of their physical, financial, mental and social well-being.

ESG-RELATED GOVERNANCE

ESG is well integrated into Stanley Black & Decker’s operations and management, across all functions and businesses, at every level from the C-suite to the factory floor.

The Corporate Governance Committee of the Board oversees the Company’s policies, objectives and practices regarding environmental, social and governance strategy, and regularly reviews progress in quarterly Board meetings. The full Board reviews our long-term ESG strategies and goals as a component of the annual strategic plan review process.

The full Board also regularly reviews our human capital management strategy, focusing on areas such as culture; diversity, equity and inclusion; and talent acquisition, retention and development. Directors engage in employee listening sessions, particularly with our employee resource groups. We have organized additional management governing bodies to guide, review, implement and track our progress against our ESG objectives.

ESG Steering Committees

In 2021, we formed an ESG Executive Steering Committee led by the CEO, which meets biannually to provide overarching strategic support and internal governance on matters related to ESG. Additionally, the business units participate quarterly in an ESG Business Steering Committee that provides a forum for ESG strategy alignment and feedback, review of progress and collaboration on opportunities.

ESG External Advisory Board

We formed an external ESG advisory board to inform our sustainability and social impact strategies and performance, offer key perspectives on emerging issues and to make recommendations for how our strategy can remain current and relevant in relation to evolving circumstances and stakeholder expectations. The ESG Advisory Board meets quarterly.

RATINGS & RECOGNITION

Last year, the Company continued to accrue reputational gains for industry leadership in ESG. The Company has been recognized for its sustainability progress through its inclusion in the Dow Jones Sustainability North America Index for eleven consecutive years and, in 2021, for the fourth time, was included in the Dow Jones World Index. The Company has been designated as a global leader by CDP, an environmental impact nonprofit, for nine consecutive years in the leadership Index for Climate, and six consecutive years in the leadership Index for Water. For the past four consecutive years, we have also been named to the CDP “A list” for both climate and water.

The Company was named to Fortune’s World’s Most Admired Companies and won an Environment+Energy Leader Award for excellence and innovation in products that provide environmental benefits. For the second time, the Company was recognized by Fast Company on its list of The 100 Best Workplaces for Innovators, was recognized by Forbes as one of America’s Best Employers for Women, and was named to 3BL Media’s list of 100 Best Corporate Citizens. The Company also earned a top score from Corporate Equality Index as a Best Place to Work for LGBTQ Equality.

REPORTING

The Company has provided disclosures that align with standardized sustainability reporting provided by the Global Reporting Initiative (GRI) principles. These disclosures were prepared to support the Company’s transparency and disclosure efforts within its 2030 ESG Strategy and have also been mapped to the Sustainability Accounting Standards Board (SASB) standards for our industry. As a member of the United Nations Global Compact (UNGC) we disclose through our UNGC Index our commitment and actions to advance the Sustainable Development Goals (SDGs) within relevant content in our reports, documents and policies that govern our Company. Stanley Black and Decker annually engages a certified third party to provide assurance of certain ESG data, performance information and claims made within our transparency reports. An assurance statement is provided after the certification process.

As explained in the reports, our goals make a number of assumptions and there are no assurances that those assumptions will be correct.

To learn more about our ESG strategy and sustainability efforts, please visit our website and view our annual ESG reports at www.stanleyblackanddecker.com.

The information on the Company’s website and in the reports are not, and are not intended to be, part of, or incorporated by reference in, this Proxy Statement.

Human Capital Management

At Stanley Black & Decker, human capital management proliferates what the Company considers to be its Purpose (why the organization exists), Values (intrinsically important priorities), Leadership Principles (how the senior leadership thinks about problems and people), and Operating Model (the long-term plan of action and priorities). The Company is aware that the world in which it operates necessitates acceleration of how it prioritizes human capital and the enhanced focus on empathic leadership, health and well-being and the growing needs of a globally diverse workforce.

The Company believes its strategic focus on its people, culture and employer brand differentiates it in this dynamic, competitive landscape. Tenets of its strategic focus include employee experience powered by the intersection of people and technology, hybrid working models, understanding how to maximize talent by leveraging people analytics, and driving leadership behaviors such as agility, inclusion, flexibility, among others in its management teams. The Company continues to focus and invest in talent and people experiences, which it believes is critical to its continued success as a 179-year-old organization.

As of January 1, 2022, the Company had approximately 71,300 employees, inclusive of recently acquired businesses and approximately 8,000 employees included in the aforementioned pending sale of the Security business, in over 60 countries. Approximately 37% of total employees were employed in the U.S. In addition, the Company had approximately 10,400 temporary contractors globally, primarily in operations. The workforce is comprised of approximately 69% hourly-paid employees, principally in manufacturing, distribution centers and security monitoring operations, and 31% salaried employees. There were approximately 1,500 U.S. employees covered by collective bargaining agreements dispersed among 28 different local labor unions, and a majority of European employees are represented by Works Councils. Six U.S. collective bargaining agreements are scheduled for renegotiation in the next 12 months. The Company strives to maintain a positive relationship with all its employees, as well as the unions and works councils representing them, where applicable.

Talent Attraction, Advancement and Retention

Attraction

In 2021, the Company invested in its employer of choice branding and specialty recruiting. Examples of branding investments include launching a program for new hires to notify their social media networks upon joining the Company, new app-based technology that allows colleagues to share curated news about the Company externally, and a refresh of the Company’s public website. Examples of recruiting investments include dedicated resources to source diverse talent, a new recruiting client resource management platform, and organizing internal recruiting teams to better focus on highly technical roles with skills shortages such as data scientists, software engineers, and battery engineers.

The Company also has an emphasis on university recruiting at historically black colleges and universities and professional associations such as the Society of Hispanic Professional Engineers to expand its reach to identify diverse candidates. Approximately 37% of global new hires in 2021 were female, inclusive of recently acquired businesses, versus 35% in 2020, and in the U.S. approximately 45% of new employees were racially or ethnically diverse, inclusive of recently acquired businesses, versus 47% in 2020.

Development

Talent development is a key enabler of the SBD Operating Model where people and technology sit at the center. Performance feedback is designed to happen in real time throughout the year. Lifelong learning is supported internally through the Stanley Black & Decker University and externally with third-party partners. The Company offers over 30,000 training courses to its colleagues, and employees attended more than 25,000 hours of online voluntary learning in 2021. Additionally, the Company focuses on leadership development anchored around its Leader Principles, Values and newly introduced leader habits and behaviors that highlight the importance of attributes such as empathy, inclusivity and listening. The Company invested in AI-based video technology to help its operations employees learn outside of the classroom and to increase uptake. In 2021, the Company invested in development and talent initiatives for its operations workforce through a dedicated operations-focused Workforce Readiness organization. With a focus on critical skills, upskilling initiatives, and future career opportunities across its operations workforce, the Company is educating and developing the workforce together with advancements in manufacturing capabilities.

Retention

The Company monitors organizational health through a variety of channels including employee opinion surveys, townhalls, roundtables, listening sessions, and an internal communications and social collaboration platform called Workplace. The Company’s People Analytics team has built an interactive cloud-based organizational portal that provides leaders with over 30 metrics related to headcount, hiring, and retention to enhance insight from people data and add new dimensions of forward looking, predictive capability.

Compensation

Compensation and benefits are globally managed and tailored by country to maintain market competitiveness, and effectively attract, retain, and reward employees. The Company’s portfolio of programs is designed in the context of its compensation philosophy underpinned by the tenets of competitive pay, pay for performance, alignment with shareholder interests, and the Company’s intent to provide fair and equitable pay supporting an inclusive culture. In addition to standard compensation and benefits packages, a sizable portion of managers and select individual contributors receive annual incentives contingent on achievement of business objectives, and all employees are generally eligible for special recognition awards.

Diversity, Equity & Inclusion

The Company is committed to building and nurturing an inclusive culture of passion and belonging where employees feel valued, heard, and are positioned to succeed. As of February 16, 2022, the Board is comprised of 36% female and 18% racially or ethnically diverse directors. As of January 1, 2022, the CEO and his direct staff are comprised of 36% female leaders versus 27% in 2020, and 36% racially or ethnically diverse leaders versus 20% in 2020. Females represent approximately 33% of the global workforce versus 31% in 2020. In the U.S., approximately 34% of employees are racially or ethnically diverse versus 33% in 2020. A copy of the Company’s most recently filed Equal Employment Opportunity report to the U.S. government (EEO-1) can be found on the Company’s website.

In early 2021, the Chief Diversity Officer (“CDO”) position was created and added to the CEO’s direct reports. The CDO, with the support of a dedicated team of diversity, equity, and inclusion (“DEI”) professionals, intends to promote a broad approach to DEI with the goal of accelerating Company performance, optimizing organizational culture, enhancing transparency, and strengthening accountability. The Company continues to execute initiatives across the global workforce designed to foster an inclusive workplace and facilitate equitable career development opportunities. The Company provides training and guidance to employees regarding diversity, including inclusive workforce training and DEI training for new hires. An internal knowledge library of DEI resources is available on the Company intranet. Management monitors hiring, retention, promotion and continued progress toward achieving the Company’s diversity goals. DEI quarterly reviews are completed by management with the goal of increasing diverse representation at all levels of the organization by: 1) creating consistent visibility to employee demographic data and trends, 2) highlighting female and racially diverse talent, and 3) increasing leadership accountability for creating a diverse and inclusive workplace. Mentorship programs have been created to grow the next generation of talent at the Company by pairing leadership, women, people of color, and early career talent employee resource groups (“ERGs”) with the Company’s leaders to encourage leadership development and mentor allyship. The Company also prioritizes investing in its communities by supporting individuals and organizations that advance DEI goals across cities and regions in which the Company operates.

The Company has nine ERGs with more than 90 local chapters across the globe, and two regional Inclusion Councils newly formed in 2021. Over 12,000 employees are engaged with the Company’s ERGs and Inclusion Councils. These ERGs are formed around various dimensions of diversity and participation across groups is encouraged. The ERGs include Abilities (including cognitive, social-emotional, and physical abilities), African Ancestry, Asian Heritage, Hispanic/ Latino, Developing Professionals, Pride & Allies (LGBTQ+), Veterans, Women, and Working Parents. Company executives and leaders actively participate, sponsor and engage with the ERGs. The CEO and more than 75% of his direct staff also serve as executive sponsors for one or more ERGs providing executive sponsorship and support, which serve as one of the cornerstones for inclusion and engagement of talent at scale.

The Company launched a racial equity roadmap in 2020 with ten actions to confront racism and social injustice throughout its communities and across the world, which includes specific goals across culture, career, and community focus areas. All ten items were initiated in 2021. Through the RISE (Reach. Inspire. Support. Engage.) Community Program the Company provides Scholar students access to expanded experiential learning beyond their classrooms. The Company’s mission is to help its RISE Scholars discover their passions, expose them to business, technology, potential STEM career opportunities, and help to develop them as leaders.

The Company is a signatory of Paradigm for Parity committing to addressing the gender gap in corporate leadership. The Company also participates in the Business Roundtable Diversity & Inclusion Index, where many of the largest U.S.-based employers are committed to building a more inclusive environment. The Company’s CEO was among the signatories of the CEO Action for Diversity & Inclusion.

Employee Wellness, Health and Safety

The Company is committed to providing competitive benefits to attract and retain talent, that vary by country, including benefits and programs to support the broad wellness of its employees’ healthy lifestyles, mental health, and retirement readiness. The Company also supports its employees and promotes work/life balance through benefits such as paid parental leave, paid time off, flexible work arrangement and virtual/hybrid working model policies.

In 2021, the Company’s continued commitment to ensuring the health and safety of its employees and supply chain partners was demonstrated through its agile and adaptive response to the ongoing COVID-19 pandemic. Under the guidance of the Chief Medical Officer, the Company was able to sustain business operations by implementing safety measures and wellness policies, oversight, and systems, including expansion of the Employee Assistance Program to be available globally. The Company maintained virtual working for its office employees around the globe where feasible, while providing the necessary technical and collaboration support to enable its employees to succeed in a virtual working environment. The Company believes its adopted hybrid work model is likely to outlast the pandemic and will be a key enabler to support the broad needs of its employee whether they perform work on-site to fully virtual. Additional information regarding the Company’s response to COVID-19 is available under the caption “COVID-19 Pandemic” in Item 7 of the Company’s Annual Report on Form 10-K that accompanies this proxy statement.

The Company’s Environmental, Health and Safety (EHS) Management System Plan describes the core elements of health and safety responsibility and accountability, including policies and procedures, designed in alignment with global standards, the Company’s Code of Business Ethics, applicable law and individual facility needs. Health and safety requirements apply to all employees and operating unit locations worldwide, including all manufacturing facilities, distribution centers, warehouses, field service centers, retail, office locations and mobile units, as well as to the Company’s subsidiaries and joint ventures (in which the Company exercises decision making control over operations). Legal requirements may vary in different countries in which the Company’s facilities are located. Primary measures of safety performance include Total Recordable Incident Rate (“TRIR”) and the Lost Time Incident Rate (“LTIR”) based upon the number of incidents per 100 employees (or per 200,000 work hours). Through December 2021, the Company reported a TRIR of 0.65, a LTIR of 0.22 and zero work-related fatalities. Reported total workforce numbers include employees and supervised contractors.

Governance and Oversight

The CEO and the management Executive Committee are entrusted with developing and advancing the Company’s human capital strategy which is reviewed annually with periodic updates on progress with the Board. The Chief Human Resources Officer (“CHRO”), who reports directly to the CEO, is charged with the development and stewardship of this strategy on an enterprise-wide basis. This incorporates a broad range of dimensions, including culture, values, labor and employee relations, leadership expectations and capabilities, talent development, performance management and total rewards. Each year, the Company conducts an extensive talent review with its CEO where the leadership team, key talent, succession plans and new investments are reviewed. Afterwards, the CEO, CHRO, and Chief Talent Officers lead a talent review with the Compensation & Talent Development Committee of the Board and the entire membership of the Board, at least annually. In 2021, the CHRO presented a 3-year strategic plan to the Executive Committee and the Board on human capital and talent strategies.

Code of Business Ethics, Workplace Harassment Prevention, and Managing Unconscious Bias training, among others, are provided to employees and the content is regularly reviewed and updated. All employees have access to the INTEGRITY@SBD platform where support, guidance and resources are available. Employees are encouraged to raise any concerns through multiple channels, including through the confidential Integrity Helpline, without fear of retaliation or retribution.

Additional information regarding the Company’s Human Capital programs and initiatives is available in the Company’s Annual Sustainability Report and in the Company’s Environmental, Social and Governance Report located under the Social Responsibility section of the Company’s website.

Director Compensation

The Corporate Governance Committee is responsible for recommending the compensation program for our non-employee directors to the Board for approval. The Corporate Governance Committee periodically reviews director compensation against market data. Based on that review, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its non-employee directors is appropriate and provides its recommendation to the full Board. During 2021, the Corporate Governance Committee reviewed an analysis of director compensation provided by its independent consultant, Pay Governance, and recommended that the Audit Committee Chair fee be increased by $5,000 and determined that non-employee director pay was otherwise aligned with the median for the Company’s Compensation Peer Group (as defined on page 32). The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation.

The annual compensation paid by the Company to its non-employee directors consists of:

●	a cash retainer of $125,000;

●	a grant of fully vested Restricted Stock Units (“RSUs”) pursuant to the Company’s Restricted Stock Unit Deferral Plan for Non-Employee Directors, as described below, with a grant date fair value of $160,000; and

●	an allowance of up to $10,000 per year for Company products.

The Company pays additional fees to the non-employee directors who chair the Board and Committees as follows:

●	Chair of the Board: quarterly grants of fully-vested RSUs, each with a grant date fair value of $50,000, as well as installation of a home security system with a value of up to $50,000 and annual security monitoring with a value of up to $3,000;

●	Audit Committee Chair: annual fee of $25,000;

●	Compensation Committee Chair: annual fee of $20,000; and

●	Corporate Governance Committee and the Finance and Pension Committee Chairs: annual fee of $15,000.

In 2018, the Board and our shareholders approved a cap of $750,000 as the maximum total compensation (including the grant date fair value of equity awards, as well as cash retainer fees) that may be paid to any non-employee director in any single fiscal year. The purpose of approving this cap was to establish clear guidelines as to the maximum value of compensation that can be paid to non-employee directors during any single fiscal year, although no changes have been made to our non-employee director compensation program as a result of establishing this cap. The cap does not represent an increase in non-employee director compensation pay opportunities and the Board intends to continue to provide compensation to our non-employee directors that is consistent with market norms and peer group companies.

Non-employee directors may defer any or all of their cash retainer fees in the form of Company common stock or as cash accruing interest at the five-year Treasury bill rate under the Company’s Deferred Compensation Plan for Non-Employee Directors. In addition, at the end of fiscal year 2019, the Company’s Board of Directors adopted a new Restricted Stock Unit Deferral Plan for Non-Employee Directors in order to (i) provide for the stock-settlement of deferred restricted stock unit awards (as opposed to cash settlement), and (ii) provide that deferred restricted stock unit awards will be settled on or about the 90th day following the non-employee director’s separation from service (either in a lump sum on such date or in specified annual installments). In addition, any dividends that accrue in respect of deferred restricted stock unit awards will be reinvested in shares of the Company and paid out at the time the underlying award is settled. The Board approved these changes in order to better align non-employee directors’ deferral opportunities with market practices. The Restricted Stock Unit Deferral Plan for Non-Employee Directors only applies to prospective awards and does not affect the terms of the cash-settled RSUs granted under the previous plan.

Director Compensation Table

The compensation paid to each of the Company’s non-employee directors during 2021 is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Andrea J. Ayers	145,000	160,000	0	0	0	6,451	311,451
George W. Buckley	125,000	360,000	0	0	0	2,861	487,861
Patrick D. Campbell	148,750	160,000	0	0	0	1,734	310,484
Carlos M. Cardoso	140,000	160,000	0	0	0	49,260	349,260
Robert B. Coutts	125,000	160,000	0	0	0	9,521	294,521
Debra A. Crew	125,000	160,000	0	0	0	20,073	305,073
Michael D. Hankin	140,000	160,000	0	0	0	44,494	344,494
Jane M. Palmieri	108,134	160,000	0	0	0	5,385	273,519
Mojdeh Poul	108,134	160,000	0	0	0	10,094	278,228
Dmitri L. Stockton	125,000	160,000	0	0	0	20,000	305,000
Irving Tan	125,000	160,000	0	0	0	0	285,000

Footnote to Column (b) of Director Compensation Table:
The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors. Mr. Buckley deferred his fees in the form of cash. Eight of the directors deferred their fees in the form of Company common stock, as listed below. The grant date fair value associated with shares deposited to directors’ deferred compensation accounts during 2021 pursuant to their deferral elections, determined in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation, was as follows: Ms. Ayers, $145,000; Mr. Campbell, $148,750; Ms. Crew, $125,000; Mr. Hankin, $140,000; Ms. Palmieri, $108,134; Ms. Poul, $108,134; Mr. Stockton, $125,000; and Mr. Tan, $125,000. The amounts shown reflect prorated fees for Jane M. Palmieri and Mojdeh Poul, each of whom joined the Board on February 18, 2021.

Footnote to Column (c) of Director Compensation Table:
The amounts set forth in column (c) reflect the grant date fair value of 766 RSUs, with dividend equivalent rights, which were granted to each director on May 10, 2021, the date of our 2021 Annual Meeting of Shareholders. In the case of Mr. Buckley, the figure also reflects additional quarterly RSU grants with a grant date fair value of $50,000 each for his service as Chairman. These RSUs are fully-vested at the time of grant and entitle each recipient to Company common stock plus accrued dividends from the date of grant at the time of settlement. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director pursuant to the Restricted Stock Unit Deferral Plan. The aggregate grant date fair value associated with the 2021 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was approximately $1,960,000.

Footnote to Column (g) of Director Compensation Table:
The amounts set forth in column (g) reflect: the aggregate incremental cost to the Company of providing: (i) products to the directors under the Directors Product Program, (ii) token and commemorative gifts to Mr. Buckley, $668; Ms. Palmieri, $94; and Ms. Poul, $94, and (iii) travel for a guest accompanying Mr. Campbell on corporate aircraft, $23 (estimated using data developed by a nationally recognized and independent service). The amounts also reflect the Company’s contributions under its Matching Gift Program to match charitable contributions made by directors, attributable to 2021 as follows: Mr. Campbell, $1,000; Mr. Cardoso, $40,000; Ms. Crew, $20,000; Mr. Hankin, $40,000; and Mr. Stockton, $20,000. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company; pursuant to that program, the Company matches up to $20,000 of total gifts made by a participant to qualified charitable organizations in respect of a fiscal year. The match amount is reported in the proxy statement in the year in which the Company actually disburses the funds, so the Company match reflected in the proxy may exceed $20,000 in a particular fiscal year. Please note that the Matching Gifts for Messrs. Cardoso and Hankin reflect the honoring of a special 2:1 match on donations that were made in 2020 introduced to support impacted communities in connection with the COVID-19 pandemic.

Director Equity Award Table

The aggregate number of stock awards outstanding at fiscal year-end for each non-employee director is set forth below. None of our non-employee directors had any other outstanding equity awards at fiscal year-end:

Name	Aggregate RSU Awards Outstanding (#)
Andrea J. Ayers	7,737
George W. Buckley	22,737
Patrick D. Campbell	17,971
Carlos M. Cardoso	19,971
Robert B. Coutts	19,971
Debra A. Crew	9,313
Michael D. Hankin	6,446
Jane M. Palmieri	775
Mojdeh Poul	775
Dmitri L. Stockton	3,342
Irving Tan	2,242

Footnote to Director Equity Award Table:
The Aggregate Stock-Related Awards reported in the table above reflect both cash-settled RSUs awarded under the Company’s legacy Restricted Stock Unit Plan for Non-Employee Directors and the stock-settled RSUs awarded under the Restricted Stock Unit Deferral Plan for Non-Employee Directors. The terms of stock-settled RSU awards are described above in footnote (c) to the Director Compensation Table. Mr. Stockton resigned from the Board effective December 31, 2021.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of February 15, 2022, except as shown in this table.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership		(4) Percent of class
Common Stock	The Vanguard Group	15,848,933	(0 sole voting power;	9.72%
$2.50 par value	100 Vanguard Blvd.		257,706 shared voting power;
	Malvern, PA 19355		15,192,986 sole dispositive power;
655,947 shared dispositive power)

Common Stock	BlackRock, Inc.	11,204,233	(0 sole voting power;	6.9%
$2.50 par value	55 East 52nd Street		0 shared voting power;
	New York, NY 10055		0 sole dispositive power;
0 shared dispositive power)

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before February 15, 2022.

Security Ownership of Directors and Officers

Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of February 18, 2022, the executive officers, nominees, and directors as a group owned beneficially 1.01% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 18, 2022, with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 28, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

Name	Common Shares Owned		Percent of Class Owned
Donald Allan, Jr.	259,204	(1)(2)(5)	*
Andrea J. Ayers	7,392	(3)	*
George W. Buckley	15,351	(7)	*
Patrick D. Campbell	21,916	(3)	*
Carlos M. Cardoso	15,367	(3)	*
Robert B. Coutts	19,741	(3)	*
Debra A. Crew	8,673	(3)	*
Michael D. Hankin	7,553	(3)(8)	*
Janet M. Link	46,792	(1)	*
James M. Loree	864,243	(1)(2)(4)(6)	*
Adrian V. Mitchell	0		*
Jane M. Palmieri	565	(3)	*
Mojdeh Poul	565	(3)	*
Jaime A. Ramirez	143,256	(1)(2)(4)	*
John H. Wyatt	131,502	(1)(2)	*
Dmitri L. Stockton	2,869	(3)	*
Irving Tan	1,153	(3)	*
Directors, nominees and executive officers as a group (20 persons)	1,649,373	(1)–(8)	1.01%

*	Less than 1%
(1)	Includes shares that may be acquired through the exercise of stock options on or before April 19, 2022, as follows: Mr. Allan, 105,937; Ms. Link, 27,812; Mr. Loree, 491,699; Mr. Ramirez, 68,437; Mr. Wyatt, 51,562; and all executive officers as a group, 795,261. Includes net after-tax shares delivered on February 23, 2022, pursuant to the Company’s 2019–2021 LTIP performance award program as follows: Mr. Allan, 5,188; Ms. Link, 2,122; Mr. Loree, 19,347; Mr. Ramirez, 2,431; Mr. Wyatt, 3,081; and all executive officers as a group, 34,099. Includes estimated net after-tax shares to be delivered on or about March 15, 2022, pursuant to the Company’s 2020 and 2021 MICP performance award program as follows: Mr. Allan, 4,045; Ms. Link, 1,634; Mr. Loree, 9,849; Mr. Ramirez, 2,312; Mr. Wyatt, 1,921; and all executive officers as a group, 21,450.
(2)	Includes stock options that would vest upon retirement prior to April 19, 2022, as follows: Mr. Allan, 47,413; Mr. Loree, 154,119; Mr. Ramirez, 39,702; Mr. Wyatt, 28,321; and all executive officers as a group, 288,435. Includes RSUs that would vest upon retirement prior to April 19, 2022, as follows: Mr. Allan, 8,997; Mr. Loree, 24,639; Mr. Ramirez, 7,949; Mr. Wyatt, 15,357; and all executive officers as a group, 60,528.
(3)	Includes the share accounts maintained by the Company for those of its directors who have deferred director fees in the form of Company common stock as follows: Ms. Ayers, 7,392; Mr. Campbell, 21,916; Mr. Cardoso, 15,367; Mr. Coutts, 19,741; Ms. Crew, 8,673; Mr. Hankin, 5,396; Ms. Palmieri, 565; Ms. Poul, 565; Mr. Stockton, 2,869; Mr. Tan, 1,153; and all directors as a group, 83,637. Does not include share-settled annual RSU grants under the New RSU Plan, which shares will be settled on or about the 90th day following the director’s separation from service.
(4)	Includes shares held as of February 18, 2022, under the Company’s savings plan (the Stanley Black & Decker Retirement Account Plan), as follows: Mr. Loree, 775; Mr. Ramirez, 5; and all executive officers as a group, 781.
(5)	Includes RSU accounts maintained by the Company as follows: Mr. Allan, 4,000; and all executive officers as a group, 4,000.
(6)	Includes 16,856 shares owned by The Jim and Rebecca Loree Foundation.
(7)	Includes 15,351 shares of common stock directly held by the reporting person.
(8)	Includes 2,157 shares of common stock directly held by the reporting person in an IRA account.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of their ownership of the Company’s equity securities and reports of changes in such ownership with the SEC and the NYSE. Based on a review of copies of such forms, the Company believes that during fiscal year 2021, all of its directors and Section 16 officers were in compliance with the reporting requirements of Section 16(a), except that one Form 4 for Mr. Subasic reporting performance shares earned in respect of the 2018–2020 performance period inadvertently was reported late, and two Form 4s for Ms. Belisle, one reporting a grant of restricted stock units and one reporting a grant of stock options and restricted stock units, inadvertently were reported late.

Audit Committee Report

In connection with the financial statements for the fiscal year ending January 1, 2022, the Audit Committee: reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young, including whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

Patrick D. Campbell (Chair)
George W. Buckley
Michael D. Hankin
Mojdeh Poul
Irving Tan

The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.

Compensation and Talent Development Committee

Debra A. Crew (Chair)
Andrea J. Ayers
George W. Buckley
Patrick D. Campbell
Robert B. Coutts

The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) provides an overview and explanation of:

●	our compensation programs and policies for our 2021 named executive officers; and

●	the material compensation decisions made by the Compensation Committee under those programs and policies.

For the fiscal year ending January 1, 2022, our “named executive officers” are:

Officer	Title
James M. Loree(1)	Chief Executive Officer (“CEO”)
Donald Allan, Jr.(1)	President & Chief Financial Officer (“CFO”)
Janet M. Link	Senior Vice President, General Counsel & Secretary
Jaime A. Ramirez	Executive Vice President & President, Tools & Storage
John H. Wyatt	Senior Vice President & President, Outdoor

(1)	On February 23, 2021, the Company announced that Mr. Allan assumed the role of President and Chief Financial Officer. Mr. Loree will continue to serve as the Company’s Chief Executive Officer.

EXECUTIVE SUMMARY

The Company’s results represent continuing operations and exclude the commercial electronic security and healthcare businesses (“Security business”) following the divestiture announced in December 2021, unless specifically noted. This transaction is expected to close in the first half of 2022. These businesses previously were included in the Security segment and have been recorded as discontinued operations. During 2021, we continued to make significant progress against our strategic priorities:

Fiscal 2021 Business Highlights

●	Total revenue was $15.6 billion, up 20% versus the prior year, with 17% organic growth.* Organic growth was delivered across all businesses with 20% in Tools & Storage and 3% in Industrial.*

●	The Company achieved GAAP diluted earnings per share (“EPS”) of $9.62 in 2021 compared to $7.16 in 2020. Both periods include acquisition-related and other charges. Excluding these amounts, adjusted diluted EPS was $10.48 in 2021 versus $8.04 in 2020, which represents an expansion of 30% versus the prior year, reflecting strong revenue growth and operational performance.*

●	The Company took steps to create a more focused portfolio through Outdoor Power Equipment acquisitions (“Outdoor acquisitions”) and the Security business divestiture, announced December 8, 2021, that is expected to close in the first half of 2022 pending regulatory approvals and customary closing conditions. The results of the Security business are reported in discontinued operations, which are included for purposes of incentive plan payouts consistent with the original incentive plan goals.

●	The Company announced its intention to return approximately $4 billion to shareholders through active share repurchases in 2022.

●	The dividend was increased 13% to $0.79 per share in July, marking the 54th consecutive annual increase and also marking 145 consecutive years of dividend payments, a record for the longest annual and quarterly dividend payments among industrial companies listed on the New York Stock Exchange.

●	The one-year TSR was 7%. The Company has a track record of long-term performance with 3-year, 5-year, and 10-year annualized TSR returns of approximately 19%, 12%, and 13%, respectively.

*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

Performance Over the Last Three Years (Revenue and EPS from Continuing Operations)

Revenue (In Billions)	EPS (GAAP Diluted)

EPS* (Adjusted Diluted)	Total Shareholder Return Annualized

*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

Our Pay for Performance Philosophy

Our compensation programs are designed to incentivize our employees to achieve or exceed pre-established, objective financial goals for the Company and deliver superior returns to our shareholders. As depicted in the charts below, 79-89% of our executives’ target compensation opportunity for 2021 was variable and tied directly to the achievement of financial goals or share price performance. The result of this compensation philosophy has been strong pay for performance alignment as described below.

CEO	Other NEOs

The incentive compensation earned by our executives in 2021, and historically, reflects our financial performance and achievement relative to our pre-established goals, and is aligned with our pay for performance philosophy:

●

Pay Opportunity: Total compensation opportunity, and the individual components thereof, for our named executive officers, are generally targeted to and reasonably aligned with the 50th percentile of our Compensation Peer Group (as defined on page 32). Individual total compensation opportunities may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk as assessed by the Compensation Committee.

●

Pay and Performance: Considering all elements of compensation (salary, annual incentives, performance units, time-vesting stock options and RSUs, and an annualized portion of any long-term retention grants), our executives’ pay is aligned with our compensation philosophy as well as our financial performance, measured relative to our Compensation Peer Group.

●

An October 2021 analysis of our CEO’s realizable pay,* as a percentage of targeted pay opportunity and reflecting results for the most recently available three-year period (2018–2020), showed strong alignment with our pro-forma composite financial performance (determined by averaging TSR, Adjusted EPS growth, cash flow multiple and cash flow return on investment) as described below. CEO pay for the 2018–2020 period was less aligned with relative TSR, but over longer time periods it has been well-aligned.

●

In that 2018–2020 three-year period, our pro-forma composite financial performance was at the 42nd percentile and TSR was at the 12th percentile of our Compensation Peer Group, while our CEO’s realizable pay was at the 41st percentile of our Compensation Peer Group.

*

Three-year realizable pay is defined as the sum of base salary paid, actual bonus paid, long-term performance share unit (“LTIP PSU”) plan payouts over the 2018–2020 three-year measurement period, plus the in-the-money value of outstanding time-vesting stock options and RSUs granted during 2018–2020 determined using the closing stock price on December 31, 2020, the last trading day of the measurement period.

Incentive Compensation

Below is a description of the incentive-based elements of our executive compensation program:

Compensation Element	Awards	Page Reference
Annual Incentive Compensation – Management Incentive Compensation Plan (“MICP”) Awards	Weighted goal achievement ranges from 97.6% to 116.4% of target bonus opportunity for named executive officers*	Page 40
Long-Term Incentives – Performance Units	Weighted average goal achievement across all measures of 95.6% of target for the 2019–2021 performance cycle	Page 44
Long-Term Incentives: Time- Based Stock Awards (RSUs) and Stock Options	RSU and stock option grants represent, on average, one-third of annual total compensation opportunity for named executive officers	Pages 42–43

*

We made no COVID-19 related adjustments to either our 2021 MICP goals or the 2019–2021 performance cycle goals, and the Compensation Committee applied no positive discretion in determining performance and payouts for our named executive officers.

Strong Governance Practices

Our Compensation Committee has implemented executive compensation policies and practices that align with market-leading best practices:

✓	Robust stock ownership guidelines of 6x base salary for our Chief Executive Officer, 5x for our Chief Financial Officer, and 3x for all other executive officers
✓	“Hold Until Met” stock ownership policy requires 100% retention of shares (net of applicable taxes) until minimum stock ownership levels are met to further align executive ownership with shareholder returns
✓	No excise tax gross-ups under change in control agreements and no tax gross-ups on perquisites
✓	Double trigger vesting provisions requiring both the occurrence of a change in control of the Company and qualifying termination of employment in order for awards to vest under our 2018 Omnibus Award Plan and the proposed 2022 Omnibus Award Plan and in order for severance to be paid under the change in control agreements
✓	Compensation program risk assessment conducted annually and reviewed by the Compensation Committee
✓	Policy regarding forfeiture of incentive awards in the event of a financial restatement under certain circumstances
✓	Policies prohibiting hedging or pledging of Company stock
✓	Executive total compensation opportunity is benchmarked at the 50th percentile of our Compensation Peer Group
✓	Beginning with the 2022–2024 LTIP, added cap on relative TSR metric whereby payouts on this measure would not exceed target in the case of negative TSR over 3-year performance period
✓	CEO long-term incentive compensation mix is at least 50% performance units
✓	Dividend equivalents are paid on equity compensation awards only to the extent the underlying award is earned or vested
✓	Our current 2018 Omnibus Award Plan and proposed 2022 Omnibus Award Plan expressly prohibit option re-pricing and cash buyouts of “out-of-the-money” options without shareholder approval
✓	Realizable pay analysis is conducted to determine the level of alignment between our named executive officers’ pay and Company performance relative to our compensation peers

Shareholder Engagement

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2021, we reached out to shareholders representing greater than 60% of our outstanding shares. Management and directors engaged with approximately 40% of shareholders on topics that included environmental, social and governance (ESG) matters, Company strategy, board composition and structure, risk management, human capital management, diversity and inclusion, the Company’s plan to address climate change in its supply chain and through innovation and product design, and our executive compensation program.

The feedback we received from shareholders was evaluated by management, and management and the director participants then shared feedback with the Board. Engagement with shareholders has enabled us to better understand our shareholders’ priorities and evaluate and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices, and we have clarified certain disclosures relating to our compensation program, among other matters, as a result of our engagement process. The Company has a long history of and deep focus on environmental, health and safety, social responsibility and community engagement to build on and, through this year’s engagement, we had a robust dialogue regarding the incorporation of ESG metrics within our executive compensation program, which was an area of interest for many of our shareholders. In order to more fully evaluate the most appropriate, quantifiable metrics aligned with our long-term ESG and broad Company strategy, we aim to further embed and monitor ESG performance in business reviews throughout 2022, as our baseline year, as we anticipate more formally incorporating ESG within our incentive program in future years. This will enable a more accurate reflection of the recent, significant Outdoor acquisitions as well as the previously mentioned expected Security business divestiture within our 2022 baseline, particularly with respect to environmental and social goals. As reflected by the 94% average of our Say on Pay vote results over the past three years, shareholders are generally supportive of our executive compensation program. The overall feedback this year was again supportive of our current programs and policies.

Say on Pay Advisory Vote Outcome

In addition to reviewing corporate governance best practices and incorporating feedback received through our shareholder engagement, the Compensation Committee considers the results of the Say on Pay advisory vote, among other factors, in making compensation decisions for the following year. The Board reviewed the results of our Say on Pay votes over the past three years, including our most recent vote which reflects an approval of 93.7% of shareholder votes cast during 2021 in support of our executive compensation program. The Board believes that this substantial majority of votes cast affirms shareholders’ recognition of our strong alignment of pay with performance and did not make significant changes to our executive compensation program as a direct result of last year’s Say on Pay advisory vote.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Our Compensation Philosophy and Goals

The philosophy underlying our executive compensation program is to provide a competitive, performance-based compensation package that allows us to attract, motivate and retain high caliber executives who drive the Company’s success. The primary tenets of our executive compensation philosophy are:

●

Competitive Pay Position. Total target compensation, and the individual components thereof, for our named executive officers, are generally aligned with competitive median levels using Compensation Peer Group data and published surveys. Focusing on the market median, but providing the Compensation Committee the flexibility to set individual executive compensation opportunities consistent with individual circumstances and providing executives the opportunity to earn more (or less) than this target amount based on Company performance, helps to ensure that the Company can attract and retain the high caliber executive talent it seeks and pay these executives commensurately with the value that they provide to the Company.

●

Pay for Performance. A significant portion of annual and long-term compensation is variable, dependent on and directly linked to Company financial performance, including achievement relative to our Compensation Peer Group. The annual incentive plan goals align with our earnings guidance while the three-year performance plan goals are linked to our strategic framework and long-term financial objectives.

●

Alignment with Shareholder Interests. Our executives’ interests are aligned with the long-term interests of our shareholders through stock-based compensation, stock ownership requirements, and performance metrics that drive shareholder value.

●

Pay Mix. Base salaries are determined according to market conditions and each executive’s level of responsibility, talent and experience. The mix of compensation among base salary, annual incentive compensation and long-term incentive compensation is designed to focus our executives on both short and long-term objectives as prioritized by the Board.

Use of Peer Companies and Benchmarking

In 2021, the Compensation Committee reviewed market data and other information presented by Pay Governance, its independent compensation consultant. Pay Governance’s role in the executive compensation-setting process is described in greater detail under the heading “Role of Independent Compensation Consultant” on page 35. In addition, management engaged Willis Towers Watson to provide actuarial services and compile Compensation Peer Group and market survey data that are shared with the Compensation Committee and Pay Governance for use in their analyses.

Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our peer group for compensation-setting and design purposes (the “Compensation Peer Group”) based on several criteria, including industry, revenue, market capitalization and labor market.

The data derived from the Compensation Peer Group informs ranges of compensation that the Compensation Committee then considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

The Compensation Committee as well as Pay Governance annually review market survey data compiled by Willis Towers Watson to ensure that compensation levels are in line with the Compensation Peer Group. The Compensation Committee found that, on average, annual compensation (at target opportunity) for our named executive officers was aligned with the intended median positioning level of the Compensation Peer Group.

The median 2021 revenue of the 2021 Compensation Peer Group was $16.3 billion, and the median market cap of the 2021 Compensation Peer Group as of the end of 2021 was $40.7 billion, as compared to 2021 revenue for the Company of $17.3 billion, inclusive of revenue from discontinued operations, and market cap for the Company at the end of 2021 of $30.8 billion. The Compensation Committee evaluates the Compensation Peer Group annually to ensure alignment and reasonableness, considering various factors including the selection of peers that are both business and labor market competitors, as well as size (primarily revenue size but secondarily market capitalization and employee headcount). There were no changes to the Compensation Peer Group for 2021.

2021 Compensation Peer Group Companies
3M Company	Fortive Corporation	Parker Hannifin Corporation
Cummins, Inc.	Honeywell International, Inc.	Rockwell Automation, Inc.
Danaher Corporation	Illinois Tool Works, Inc.	The Sherwin-Williams Company
Dover Corporation	Ingersoll-Rand Inc.	Textron Inc.
Eaton Corporation plc	Johnson Controls International plc	W.W. Grainger, Inc.
Emerson Electric Company	Masco Corporation	Whirlpool Corporation

Role and Process of the Compensation Committee

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually reviews and evaluates detailed compensation data for each named executive officer, including:

●annual compensation and benefit values;
●the value of all outstanding equity awards;
●the accrued value of retirement benefits; and
●the amount of the Company’s obligations in the event the executive’s employment terminates under various circumstances.

Annually Monitors and Evaluates Executive Compensation

Annually reviews actual compensation received by the named executive officers and compensation realizable by our named executive officers in relation to Company performance during the same time periods.

Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, assesses, in consultation with Pay Governance, whether the Company’s incentive programs are appropriately paying for performance.

Annually Reviews the Company’s Pay and Financial Performance Alignment

Regularly discusses compensation matters, other than those pertaining to the Chief Executive Officer, with our Chief Executive Officer and other management representatives.

Meets in executive session with Pay Governance, without management present, to evaluate management’s input.

Solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

Regularly Discusses Compensation Matters

Annually establishes performance goals for our performance-based award programs, taking into account:

●recommendations from management based on the Company’s historical performance, strategic direction, and anticipated future operating budget;
●the Company’s strategic business plan and operating budget, including alignment with long-term financial objectives; and
●the anticipated degree of difficulty in achieving the performance goals.

Approves goals, in consultation with the Board, once satisfied that performance goals are set at reasonable but appropriately challenging levels.

In Consultation with the Board, Establishes Performance Goals for the Company’s Short-Term and Long-Term Performance-Based Award Programs

Role of Independent Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee retained Pay Governance, an independent compensation consultant, to advise on executive compensation issues.

As an independent advisor to the Compensation Committee, Pay Governance:

●	reviews the total compensation strategy and pay levels for the Company’s named executive officers;

●	examines all aspects of the Company’s executive compensation programs to ensure the programs continue to support the Company’s business strategy;

●	informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and

●	provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and senior executives.

In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s non-employee directors. Pay Governance provides no other services to the Company. As described in more detail on page 14, the Compensation Committee has determined that Pay Governance is independent and that there is no conflict of interest between Pay Governance and the Compensation Committee or the Company.

DISCUSSION OF OUR 2021 EXECUTIVE COMPENSATION PROGRAM

Elements of Compensation

The purpose of our executive compensation program is to attract and retain talent and to reward our executives for performance that benefits the Company and its shareholders. To that end, we seek to compensate our executives in a manner that:

●	is competitive;

●	rewards performance that creates shareholder value and aligns with our strategic framework, while maintaining an appropriate balance between profitability and operational stability; and

●	encourages executives to drive efficiencies by using capital judiciously.

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above median compensation is delivered only when business results are strong and we have created value for our shareholders.

Compensation Element	Link to Philosophy	Key Features
Base Salary	Rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis

Aligned with median market levels

Individual salaries may exceed or trail the median for a variety of reasons, including performance considerations, level of experience, length of service in current position, additional responsibilities, geographic location, value to the Company beyond the core job description, and retention risk

Compensation Element	Link to Philosophy	Key Features
Annual Incentive Compensation under MICP	Balances the complementary short-term goals of profitability and operational stability Encourages our executives to maximize profitability, growth and efficiency

Target awards set as a percentage of each officer’s base salary in effect at the beginning of the performance period

Payouts vary from 0% to 200% of target bonus opportunity depending on actual performance during the performance period

Metrics and weights established by the Compensation Committee at the beginning of the performance period

2021 Corporate Metrics:

●Adjusted diluted EPS (“Adjusted EPS”)* weighted at 40%
●Cash flow multiple* (operating cash flow less capital expenditures, divided by net earnings) weighted at 20%
●Organic sales growth* (sales growth excluding foreign exchange and acquisition/divestiture impacts) weighted at 20%
●Adjusted Gross Margin Rate* weighted at 20%

Payouts for executives with responsibility for specific business units based on business unit performance metrics, as well as corporate metrics

No payout for a particular MICP metric if actual performance falls below threshold level

*See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement

Long-Term Incentive Compensation (Equity)	Incentivizes executives to achieve sustainable performance results and maximize growth, efficiency and long-term shareholder value creation	Mix of stock options, RSUs and performance units places a substantial portion of compensation at risk and effectively links equity compensation to shareholder value creation and financial results
Stock Options & Restricted Stock Units (“RSUs”)	Stock options and time-based RSUs reward management for successful share price appreciation, align their interests with shareholders and bolster retention

Stock options have an exercise price equal to fair market value at the time of grant and expire 10 years from the grant date

RSUs generally vest in four equal installments on each of the first four anniversaries of the grant date

Compensation Element	Link to Philosophy	Key Features
Performance Units (“LTIP PSUs”)	Performance units link pay with financial performance and align management’s interests with the Company’s strategic initiatives

Earned or forfeited following the conclusion of a three-year performance cycle based on the achievement of the following pre-established goals:

●Cash flow return on investment (“CFROI”) weighted at 40%;
●Adjusted EPS* weighted at 35%; and
●Relative TSR (measured against LTIP Peer Group as defined on page 41) weighted at 25% (“TSR”)

CFROI and Adjusted EPS goals are weighted as indicated above for each of the three years of the performance cycle

TSR measured based on three-year cumulative goal versus LTIP Peer Group

Program design recognizes that stock returns typically take longer to develop than earnings and that TSR, while an important assessment of long-term performance, is less directly influenced by our management team

See page 41 for a discussion of these calculations

*See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement

Base Salary

The table below sets forth the base salaries of our named executive officers as of January 1, 2022, the last day of the Company’s fiscal year.

Officer	2021 Base Salary ($)
James M. Loree	$1,304,000
Donald Allan, Jr.(1)	$870,000
Janet M. Link(2)	$600,000
Jaime A. Ramirez(2)	$690,000
John H. Wyatt(3)	$682,500

(1)	Mr. Allan received a 4.4% merit increase associated with his promotion to President and Chief Financial Officer on February 18, 2021.
(2)	Mr. Ramirez and Ms. Link received regular merit increases in 2021 of $40,000 and $30,000, respectively.
(3)	Mr. Wyatt received a retroactive December 1, 2021 increase in January 2022 reflecting his new salary of $682,500 (increased from $650,000). As a result, he will have one additional month of his $32,500 annual salary increase, or $2,708, in 2022.

MICP Targets and Performance

For 2021, the named executive officer target cash bonus opportunities (as a percentage of base salary) were as follows:

Officer	Target Bonus (% of Base Salary)
James M. Loree	150%
Donald Allan, Jr.	100%
Janet M. Link	75%
Jaime A. Ramirez	100%
John H. Wyatt	75%

The corporate performance goals and results applicable to the MICP award program for the 2021 performance period are inclusive of the results from discontinued operations pertaining to the previously mentioned anticipated Security business divestiture, as illustrated below:

	Threshold	Target	Maximum	2021 Actual Result
Adjusted EPS*	$9.48	$10.25	$11.02	$10.95
Cash Flow Multiple*	80%	95%	110%	8.5%
Adjusted Gross Margin Rate*	34.9%	35.2%	35.7%	33.9%
Organic Sales Growth*	6.2%	7.7%	9.2%	15.7%

*	See Appendix A on page 86 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. The 2021 MICP Adjusted EPS result of $10.95 excludes $0.25 of diluted EPS that was not contemplated at the time of the 2021 operating plan upon which the MICP goals were based.

The target organic sales growth goal for 2021 was established at 7.7%, well above last year’s target of 3.1% and above the 0.6% actual organic sales decline in 2020, primarily due to the strong demand environment. The 2021 organic sales growth goals were established to be challenging and above key market growth projections. The 2021 Adjusted EPS goals were set higher than the respective 2020 goals aligned with our operating plan, and the 2021 goals for free cash flow as a percentage of net earnings (Cash Flow Multiple) were consistent with the 2020 goals. Cash Flow Multiple had below threshold performance primarily due to the decision to carry increased inventory levels to serve strong customer demand, as well as navigate global supply chain disruptions that intensified during 2021, entailing longer lead times.

The Adjusted Gross Margin Rate target was established based on the 2021 operating plan with the objective to improve over 2020 as part of our margin resiliency initiative. The Company experienced gross margin rate pressure amid surging second half commodity and transportation inflation, reflecting the dynamic global supply chain disruptions that intensified in 2021. Price increases to address the increased costs were implemented, but the timing of the realization impacted the 2021 Adjusted Gross Margin Rate and there was no payout on this metric.

The weighting applied to each of these measures, the potential bonus payouts and the amounts attained based on performance by each of our named executive officers for 2021 performance are set forth in the table below. The amounts attained by Mr. Ramirez and Mr. Wyatt are based on the corporate results set forth above and the results of the Tools & Storage business, weighted as indicated in the table below. The specific divisional operating margin, working capital, organic sales percent, and Adjusted Gross Margin Rate goals and results are not disclosed, as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company generally does not disclose goals and results for specific divisions.

	Weighting of Measures								Potential Bonus Payouts ($)
	Corporate				Division
	Adjusted EPS	Cash Flow	Organic Sales	Adjusted Gross Margin Rate	Operating Margin	Working Capital	Organic Sales	Adjusted Gross Margin Rate	Threshold	Target	Maximum	Weighted Avg. Actual Payout Based on All Measures (% of target)	Payout ($)
James M. Loree	40%	20%	20%	20%	0%	0%	0%	0%	$978,000	$1,956,000	$3,912,000	116.4%	$2,276,784
Donald Allan, Jr.	40%	20%	20%	20%	0%	0%	0%	0%	$416,500	$833,000	$1,666,000	116.4%	$969,612
Janet M. Link	40%	20%	20%	20%	0%	0%	0%	0%	$213,750	$427,500	$855,000	116.4%	$497,610
Jaime A. Ramirez	10%	5%	5%	5%	20%	15%	20%	20%	$325,000	$650,000	$1,300,000	97.6%	$634,400
John H. Wyatt	10%	5%	5%	5%	20%	15%	20%	20%	$243,750	$487,500	$975,000	97.6%	$475,800

No Changes to Metrics, Goals or Discretionary Increases to Incentive Plan Payouts for Pandemic-Related Impacts

The Company navigated volatile markets and supply chain challenges related to the pandemic to meet surging sales demand in all three of its operating segments. Despite a challenging year, the Company achieved an organic sales increase of 15.7%, and on a full-year basis delivered $11.20 Adjusted EPS* (inclusive of Security business results reported in discontinued operations), up 9.3% versus 2020. The Board of Directors and the Compensation Committee believe the Company continued to manage the significant challenges of the pandemic and supply chain disruptions in a highly effective manner, with a consistent focus on protecting employee health, providing assistance in the communities in which we operate, and meeting customer demand. Given the Company’s relatively strong performance under these challenging conditions, the Compensation Committee believes it is appropriate for the payouts under the MICP and LTIP PSU incentive plans to align with the originally established goals, and decided to remove the impact of certain items not contemplated in the 2021 operating plan from the actual adjusted EPS result totaling $0.25 EPS which decreased the payout on the MICP Adjusted EPS metric. As described above, the 2021 MICP attainment was near target or above target for each of the named executive officers, attributable to the strong sales and Adjusted EPS performance notwithstanding the previously discussed below threshold performance on the Adjusted Gross Margin Rate and cash flow multiple goals. As discussed on page 44, the results achieved for the 2019–2021 LTIP performance cycle represented 95.6% of target.

*	See Appendix A on page 86 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

How We Determine Performance Criteria

Under our annual incentive award program, MICP awards are typically earned or forfeited at the end of the performance year depending on the achievement of pre-established Adjusted EPS, cash flow multiple, organic sales growth and Adjusted Gross Margin Rate performance goals; bonus opportunities for the leaders of our different business units also reflect divisional operating margin, working capital, organic sales and gross margin rate percentage goals.

Under our long-term incentive performance award program, LTIP PSUs are earned or forfeited following the conclusion of a three-year performance cycle depending on the achievement of Adjusted EPS and CFROI performance goals, pre-established at the inception of the plan, for each year in the cycle and a three-year relative cumulative TSR goal. The TSR goal measures our performance against a group of approximately 24 industry peers (the “LTIP Peer Group”). The LTIP Peer Group is intended to reflect a broader spectrum of peers than our Compensation Peer Group, including in certain industries such as security that do not compete across all of the Company’s business segments.

The Compensation Committee includes Adjusted EPS as a performance goal in both the annual incentive and long-term performance award program because it believes Adjusted EPS is a critical driver of shareholder value that must be balanced over both near- and longer-term time horizons. All goals are established at the inception of the performance period.

●	The Compensation Committee does not want managers pursuing short- or long-term goals without considering the effect of such actions on Adjusted EPS.

●	The Compensation Committee also believes that using Adjusted EPS as one of the goals in annual incentives provides the Compensation Committee with flexibility to adjust short-term goals to reflect existing market conditions without losing the motivational and retentive value of the LTIP PSUs.

●	Because each of the annual Adjusted EPS goals contained in a given three-year long-term performance cycle is established early in the first year of the cycle and the Adjusted EPS goal for MICP is established each year, the target Adjusted EPS goals for the second and third years of the long-term performance cycle are not likely to be the same as the target Adjusted EPS goals for the corresponding years’ MICP programs.

●	Even in the first year of a cycle, when target Adjusted EPS goals will match, the threshold and maximum Adjusted EPS metrics will not be the same for annual and long-term awards because the range below and above target annual Adjusted EPS is narrower for MICP awards than for LTIP PSUs. The Compensation Committee believes that the tighter range below and above target Adjusted EPS for the MICP program is appropriate primarily due to the one-year time horizon.

The EPS computation for the MICP bonus typically utilizes adjusted diluted EPS (see Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement).The Adjusted EPS computation for the LTIP PSU 2019–2021 performance cycle reflects the same earnings numerator as for the MICP bonus EPS computation but the denominator utilizes fixed shares outstanding at the inception of the performance cycle.

The CFROI computation is defined as cash from operations plus after-tax interest expense, divided by the two-point average of debt plus equity. Including this measure helps align performance goals with the Company’s objectives by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments. For the 2019–2021 performance cycle, the numerator and denominator of CFROI in each year are adjusted for the cash flow and equity impacts, as applicable, pertaining to the adjustments in calculating EPS, for comparability to the originally established goals.

The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility. Beginning with the 2022–2024 performance cycle, in the event the Company’s TSR is negative for the three-year measurement period there will be a cap such that the maximum payout cannot exceed target regardless of how the Company’s stock performs relative to the LTIP peer group.

While we may re-evaluate the measures used in the LTIP PSU program in the future, or the weighting of those measures, we believe that Adjusted EPS, CFROI and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential. Beginning with the 2022–2024 LTIP, a cap on relative TSR has been added whereby payouts on this measure would not exceed target in the case of negative TSR over a three-year performance period, regardless of the extent to which we outperform peers.

Evaluating Addition of ESG Metrics to Incentive Program

The Compensation Committee will evaluate the potential addition of ESG metrics to the executive incentive program as early as 2023. In order to more fully assess the most appropriate, quantifiable metrics aligned with our long-term ESG and broad Company strategy, we will further embed and monitor ESG performance in business reviews throughout 2022, as our baseline year, as we anticipate more formally incorporating ESG within our incentive program. This will enable a more accurate reflection of the recent, significant Outdoor acquisitions as well as the previously mentioned expected Security business divestiture within our 2022 baseline, particularly with respect to environmental and social goals.

The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Threshold, target and maximum Adjusted EPS and CFROI goals are established in the first year of the performance period for each fiscal year, or portion thereof, in the performance period.

At the end of the performance period, a weighted average payment is made based on performance achieved by the end of each fiscal year during the period relating to these goals plus an amount related to achievement of TSR goals.

How We Determine Target LTI Values

The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to LTIP PSUs than do other officers and employees because our most senior officers have the greatest ability to influence the financial measures underlying the program. For Mr. Loree and our other named executive officers, this equity mix has resulted in a significant portion of the total long-term incentive value delivered in LTIP PSUs. The Compensation Committee establishes long-term incentive values considering market data and internal peer comparisons.

The following table shows the 2021 and 2020 fair value allocation of regular long-term incentive awards for our named executive officers:

	2021			2020
	Stock Options	RSUs	Performance Units	Stock Options	RSUs	Performance Units
James M. Loree	22%	24%	54%	40%	9%	51%
Donald Allan, Jr.(1)	23%	24%	53%	34%	19%	47%
Janet M. Link	31%	30%	39%	39%	22%	39%
Jaime A. Ramirez(2)	29%	30%	41%	47%	25%	28%
John H. Wyatt	29%	29%	42%	37%	20%	43%

(1)	Mr. Allan’s LTIP PSU grant increased by $500,000 associated with his February 18, 2021 promotion to President and Chief Financial Officer.
(2)	Mr. Ramirez’s LTIP PSU grant increased from 100% of salary to 150% of salary in 2021 associated with his July 1, 2020 promotion to Executive Vice President and President, Tools & Storage. Mr. Ramirez also received a higher value of time-vesting RSU and stock option awards in 2021 due to his promotion.

Performance Under Long-Term Incentive Compensation Programs

The goals for the 2020–2022 and 2021–2023 performance cycles exclude the estimated impact of acquisition-related charges and other items described in Appendix A. Adjusted EPS for these cycles will be computed based on a budgeted share count established at the grant date such that any share repurchases not reflected in that budget will not affect executive compensation. Adjusted EPS goals reflect substantial expansion consistent with the Company’s long-term financial objectives of 10–12% Adjusted EPS growth inclusive of acquisitions, or 7–9% excluding acquisitions, in each case aside from acquisition-related and other charges. CFROI goals are aligned with the Company’s 12–15% long-term financial objective and reflect the challenge of integrating acquisitions and improving their working capital efficiency while simultaneously driving sales growth. The threshold and maximum performance goals for the 2020–2022 and 2021–2023 performance cycles are as follows:

		Adjusted EPS				CFROI			TSR
		Threshold	Target	Maximum		Threshold	Target	Maximum	Threshold	Target	Maximum
2020–2022	Year 1	$8.01	$8.90	$9.79	Year 1	12.0%	13.0%	14.0%
Performance	Year 2	$8.58	$9.53	$10.48	Year 2	12.0%	13.0%	14.0%	25th	50th	75th
Cycle	Year 3	$9.38	$10.42	$11.46	Year 3	12.0%	13.0%	14.0%	percentile	percentile	percentile

		Adjusted EPS				CFROI			TSR
		Threshold	Target	Maximum		Threshold	Target	Maximum	Threshold	Target	Maximum
2021–2023	Year 1	$9.23	$10.25	$11.28	Year 1	13.0%	14.0%	15.0%
Performance	Year 2	$9.92	$11.02	$12.12	Year 2	13.0%	14.0%	15.0%	25th	50th	75th
Cycle	Year 3	$10.80	$12.00	$13.20	Year 3	13.0%	14.0%	15.0%	percentile	percentile	percentile

Rigorous goals are established at the beginning of each respective three-year cycle, based on our strategic plan and annual operating plan, and are aligned with our long-term financial objectives. For each of the 2020–2022 and 2021–2023 performance cycles, 35% of the award is contingent on the achievement of Adjusted EPS, 40% is contingent on the achievement of CFROI, and 25% is contingent on TSR.

The 2021–2023 performance cycle Adjusted EPS and CFROI goals were established in alignment with the 2021 annual operating plan and three-year strategic plan outlook.

The individual award opportunities associated with the 2020–2022 performance cycle are set forth in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2021, on page 39. The following table illustrates the individual award opportunities associated with the 2021–2023 performance cycle.

2021–2023 Performance Cycle

	Potential LTIP PSUs to Be Earned			Target LTIP PSUs
	Threshold	Target	Maximum	% of Salary	$
James M. Loree	13,952	27,903	55,806	376%	$4,900,109
Donald Allan, Jr.	4,575	9,149	18,298	193%	$1,606,676
Janet M. Link	1,663	3,325	6,650	100%	$570,000
Jaime A. Ramirez	2,844	5,687	11,374	150%	$975,000
John H. Wyatt	1,896	3,791	7,582	100%	$650,000

2019–2021 Performance Cycle

The goals, actual performance results and payouts associated with the recently completed 2019–2021 performance cycle are illustrated in the following two tables. The results achieved for the 2019–2021 performance cycle resulted in a weighted average goal achievement across all measures of 95.6% of target.*

	Adjusted EPS					Goals CFROI				TSR
	Threshold	Target	Maximum	Achieved		Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
Y 1	$7.70	$8.55	$9.40	$8.42	Y 1	12.6%	13.6%	14.6%	14.1%	25th percentile	50th percentile	75th percentile	21.7th percentile
Y 2	$8.19	$9.10	$10.01	$9.35	Y 2	13.0%	14.0%	15.0%	16.6%
Y 3	$8.91	$9.90	$10.89	$11.68	Y 3	13.0%	14.0%	15.0%	5.7%

*

In determining whether the Adjusted EPS and CFROI performance goals were met for the 2019–2021 performance cycle, actual results in 2019, 2020 and 2021 were adjusted, consistent with the terms of grant, to exclude the impact of the acquisition-related charges and other items described in Appendix A. The results shown in the foregoing table reflect these adjustments for comparability to the original goals. The $11.68 2021 Adjusted EPS for the 2019–2021 Performance Cycle differs from the $10.95 Adjusted EPS for the MICP bonus discussed on pages 38–39 due to the effect of computing Adjusted EPS with the fixed shares outstanding established at the 2019 inception. This $11.68 2021 Adjusted EPS result reflects the removal of certain earnings that were not contemplated in the strategic plan upon which the LTIP goals were based.

	Potential LTIP PSUs			Actual Payout (shares)	Weighted Average Payout (% of target)
	Threshold	Target	Maximum
James M. Loree	17,885	35,770	71,540	34,196	95.6%
Donald Allan, Jr.	4,157	8,313	16,626	7,947	95.6%
Janet M. Link	2,083	4,166	8,332	3,983	95.6%
Jaime A. Ramirez	1,911	3,822	7,644	3,654	95.6%
John H. Wyatt	2,420	4,839	9,678	4,626	95.6%

Benefits and Perquisites

Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs commensurate to those typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan, which are more fully described on page 58. Prior to 2007, when the program was closed to new participants, the Company provided supplemental retirement benefits to certain executives pursuant to The Stanley Works Supplemental Executive Retirement Program (now known as the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program). Mr. Loree, who was a participant in the program prior to 2007, retains this benefit. This program is described on page 57.

Employment Agreements

The Company is party to employment agreements with certain of our named executive officers. Detailed descriptions of these agreements are set forth under the heading “Executive Officer Agreements” on pages 59–60.

Change In Control Agreements and Severance Agreements

The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain key employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers. Severance protections for each of our named executive officers were established based on prevailing market practices when these agreements were put in place. The severance benefits that would have been payable at January 1, 2022, to named executive officers in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 59.

Effective as of December 2018, golden parachute excise tax gross-ups have been eliminated from all existing change in control agreements with executive officers and will not be included in any new change in control or severance agreement or arrangement.

Perquisites and Other Benefits

The Company provides certain perquisites to its executive officers as part of its overall compensation program. The perquisites provided in 2021 were: life and long-term disability insurance, financial planning services, annual physical, home security system, personal use of corporate aircraft, personal security, home internet service, token and commemorative gifts, and up to $5,000 of Company products for executive officers (with the exception of James M. Loree, who receives up to $10,000 of Company products as a result of his director role), as more fully set forth on page 51.

The Compensation Committee reviews perquisites periodically. The provision of financial planning services, life and long-term disability insurance, and executive medical exams is consistent with general market practice and, the Compensation Committee believes, provides a benefit to the Company by encouraging the Company’s executives to maintain their health and financial well-being. The Company product programs are designed to encourage Company executives to use, and encourage others to use, Company products. The Company provides home security systems and services to executives to help ensure their safety and that of their families and to increase their familiarity with the Company’s security offerings. The Company also permits personal use of corporate aircraft by certain executives. The Company does not provide tax gross-ups on perquisites.

OTHER COMPENSATION POLICIES AND CONSIDERATIONS

Executive Officer Stock Ownership Policy

In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes the meaningful investment in the Company by executive officers better aligns their interests with those of the Company’s shareholders, the Company maintains a policy, “Stock Ownership Guidelines for Executive Officers.” This policy requires our executive officers to reach the minimum levels of stock ownership laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position.

A copy of this policy is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

Minimum Ownership
CEO	6x of base salary
CFO	5x of base salary
Other Executive Officers	3x of base salary

Hedging; Pledging

The Board has adopted a policy prohibiting hedging transactions and, effective in December 2021, modified the policy to prohibit pledging transactions. Pursuant to this policy, hedging of any type by officers, directors and employees is prohibited, including entry into any prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions involving Company securities that could be used to hedge or offset any decrease in the value of the Company’s stock. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. Any officer, director or employee may not pledge the Company’s stock as collateral for a loan. This policy is reflected in the Company’s Code of Business Ethics and included in the insider trading policy. The Company’s Code of Business Ethics is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

Clawback of Awards in the Event of Restatement

The Board has adopted a “recoupment” or “clawback” policy relating to unearned equity and cash incentive compensation of all executive officers. Pursuant to this policy, in the event the Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate any of its financial statements, the Board (or a committee thereof) will take such action as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. The Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, require reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options if, and to the extent that (i) the amount of incentive compensation was calculated based on the achievement of certain financial results that were subsequently reduced due to a restatement; (ii) the officer engaged in any fraud or misconduct that caused or contributed to the need for the restatement; and (iii) the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded. In determining what actions are appropriate, the Board (or committee thereof) will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of the Recoupment Policy Relating to Unearned Incentive Compensation of Executive Officers is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

Timing of Stock Option and RSU Grants

Annual grants of stock options and RSUs to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee and the Board held during the fourth quarter of each year. To ensure that our stock options and RSU grants in December 2021 would accurately reflect the fair market value of our shares, those grants were made after the regularly scheduled meeting of the Board and following the Company’s announcement on December 8, 2021, that it had reached a definitive agreement to sell the previously mentioned Security business to Securitas AB. The exercise price for all stock option grants is set no lower than the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. Such off-cycle grants are typically associated with promotions, hiring, acquisitions, or other significant business events that have a meaningful impact on our ability to acquire or retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

We neither backdate equity awards, nor do we grant spring-load equity awards (i.e., we do not make equity grants shortly before announcing market-moving information with better-than-expected results or the disclosure of a significant transaction).

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the Company is prohibited from deducting compensation in excess of $1,000,000 paid in a year to each of the Chief Executive Officer and the other “covered employees” as defined in Section 162(m). While the Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation Committee may award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible.

Assessment of Risk Arising from Compensation Policies and Practices

The Compensation Committee reviews, on a periodic basis, the operation and structure of the Company’s compensation programs and has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Committee has concluded that the Company’s compensation practices and policies do not create such risks based on the following considerations:

As discussed on page 36, under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent on achieving established performance goals. MICP goals generally fall into two categories:

corporate goals, consisting of adjusted diluted EPS, organic sales growth, cash flow multiple (operating cash flow less capital expenditures divided by net earnings) and Adjusted Gross Margin Rate; and

divisional goals, such as divisional operating margin, working capital management and group organic sales percent.

Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 20% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals account for a relatively small percentage of the total bonus opportunity and, accordingly, disincentivize any individual from pursuing achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The Company’s long-term incentive programs are similarly unlikely to create risks that are reasonably likely to have a material adverse effect on the Company. As discussed above on pages 36–37, there are two elements to the Company’s long-term incentive programs:

(i)	grants of stock options and/or RSUs that vest over time (typically four years); and
(ii)	grants of performance units that vest based on performance over a specified performance cycle (typically three years).

The RSU and stock option grants align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it against the interests of award recipients to pursue behaviors that create a material risk to the Company. Performance unit grants generally are earned based on achievement of corporate performance goals. A portion of each performance unit grant is contingent on achieving stated levels in adjusted diluted EPS during the performance period, a portion is based on targets relating to CFROI, and a portion is contingent on achieving TSR relative to a peer group. The Company believes that using diluted EPS and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth. Similarly, the Company believes that including three-year TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether adjusted diluted EPS and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved adjusted diluted EPS and CFROI are determined to take into account certain nonrecurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally intended targets. It also has the effect of reducing any incentive to take a particular action in order to increase the bonus that would be distributed at the end of the applicable performance period.

The Company has occasionally granted long-term incentive awards to employees to encourage them to reach goals different from those above, such as working capital turnover and inventory turnover objectives. Typically, such programs are designed to incentivize employees to improve the overall performance of the Company, or a particular business, by requiring improvement in processes and, as such, are expected to be unlikely to encourage behavior that would have a material adverse effect on the Company.

Other incentive programs that may be available are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues, and no one business unit carries a significant portion of the Company’s risk profile.

In addition, our compensation programs contain many design features that mitigate the likelihood of encouraging excessive or inappropriate risk-taking behavior. These features include robust stock ownership guidelines, a policy against hedging or pledging of Company stock and a “recoupment” or “clawback” policy in the event of a financial restatement as described on page 46.

2021 EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by our named executive officers for each of the last three fiscal years during which they served as executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James M. Loree, CEO	2021	1,304,000	0	7,023,444	2,028,926	2,276,784	0	534,739	13,167,893
	2020	1,130,133	0	7,328,996	3,627,000	0	3,779,245	517,166	16,382,540
	2019	1,250,000	0	8,605,044	2,256,750	0	6,180,244	487,686	18,779,724

Donald Allan, Jr., President and CFO	2021	863,833	0	2,351,585	711,750	969,612	0	325,227	5,522,007
	2020	721,933	0	2,573,447	906,750	0	0	239,574	4,441,704
	2019	732,333	0	2,379,640	752,250	0	0	377,183	4,241,406

Janet M. Link Senior Vice President, General Counsel & Secretary	2021	572,500	0	1,039,740	456,340	497,610	0	108,348	2,674,538
	2020	494,667	0	1,249,002	544,050	0	0	102,006	2,389,725
	2019	545,000	0	1,531,607	752,250	0	0	116,291	2,945,148

Jaime A. Ramirez Executive Vice President & President, Tools & Storage	2021	656,667	0	1,732,008	701,464	634,400	0	136,693	3,861,232
	2020	516,667	0	1,455,413	906,750	0	46,633	229,777	3,155,240
	2019	500,000	0	1,218,384	451,350	0	46,301	185,599	2,401,634

John H. Wyatt Senior Vice President & President, Outdoor	2021	650,000	0	1,121,576	456,340	475,800	0	160,482	2,864,198
	2020	572,533	0	1,402,700	544,050	0	0	185,349	2,704,632
	2019	633,000	0	1,448,445	451,350	0	0	188,115	2,720,910

Footnote to Column (e) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all RSUs and PSUs (including the 2019 and 2020 MICP awards which were granted as stock-settled performance share units rather than cash-settled awards) granted during the fiscal years ended January 1, 2022, January 2, 2021, and December 28, 2019, respectively, in accordance with FASB Codification Topic 718-Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The valuation of performance awards shown in the table is based on the probable outcome at the grant date. The value of the LTIP PSUs included in this column at the grant date for fiscal year 2021, assuming performance at maximum, is as follows: Mr. Loree, $9,800,217; Mr. Allan, $3,213,353; Ms. Link, $1,167,821; Mr. Ramirez, $1,997,414; and Mr. Wyatt, $1,331,492.

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. In 2020 and 2019, the MICP bonus plan grants for each of our named executive officers were made in the form of equity-settled MICP PSUs, and accordingly the target value on the grant date is included in this column (e) rather than column (g) where the actual annual cash-settled MICP bonuses were reported for fiscal year 2018 and prior years. In 2021, the MICP bonus plan reverted to 100% cash settled and is included in column (g).

Footnote to Column (f) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended January 1, 2022, January 2, 2021, and December 28, 2019, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table
The dollar amounts set forth in this column reflect cash incentive compensation earned pursuant to the Company’s MICP in respect of the 2021 fiscal year for all of our named executive officers.

Footnote to Column (h) of Summary Compensation Table
For Mr. Loree’s benefit under the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program, the change in the present value of the benefit can be attributed to the passage of time, benefits accrued, and changes in certain assumptions. There was a decrease in the present value of Mr. Loree’s benefit in 2021 driven by an increase in the discount rate, and accordingly a zero change is reported.

The change in the present value of Mr. Ramirez’s benefits under The Stanley Black and Decker Pension Plan and The Black and Decker Supplemental Pension Plan in which he is a participant can be attributed to the passage of time and changes in certain assumptions. There was a decrease in the present value of Mr. Ramirez’s benefit in 2021 driven by an increase in the discount rate, and accordingly a zero change is reported.

See the footnote to Column (d) of the Pension Benefits Table on page 57 for the assumptions used in the calculations for fiscal year 2021.

Footnote to Column (i) of Summary Compensation Table
This column reflects (i) Company contributions and allocations in 2021 for Messrs. Loree, Allan, Ramirez, and Wyatt and Ms. Link under the Stanley Black & Decker Retirement Account Plan (matching and Core Account (as defined below)) and the Stanley Black & Decker Supplemental Retirement Account Plan (supplemental matching and supplemental Core); and (ii) Company costs related to life and long-term disability insurance premiums, financial planning services, annual physicals, products acquired through the Company’s Product Programs, home security systems, personal use of corporate aircraft, personal security, home internet service, and token and commemorative gifts.

Contributions and Allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan

The Company contributions and allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan included in Column (i) of the Summary Compensation Table are set forth below. Certain contributions and allocations under these Plans for Mr. Loree will offset pension benefits as described on page 57.

Name	Defined Contribution Plans ($)
James M. Loree	312,487
Donald Allan, Jr.	150,685
Janet M. Link	66,472
Jaime A. Ramirez	81,196
John H. Wyatt	95,493

The Stanley Black & Decker Retirement Account Plan, an Internal Revenue Code Section 401(k) retirement plan that covers certain employees of the Company and its U.S. affiliates who are subject to the income tax laws of the United States, features two accounts, a Choice Account, and a Core Account.

The Choice Account offers eligible participants the opportunity for tax-deferred savings and a choice of investment options. For the 2019 and 2021 calendar years, and through April 30th of the 2020 calendar year, a 50% matching allocation was provided in the Stanley Black & Decker Retirement Account Plan on the first 7% of pay contributed by a participant on a pre-tax or Roth basis for the year. No matching allocations were credited to the Stanley Black & Decker Retirement Account Plan for the period from May 1, 2020, through December 31, 2020. Pay ordinarily includes salary, management incentive bonuses paid in cash, certain other taxable compensation and elective contributions by a participant to the Stanley Black & Decker Retirement Account Plan or another plan sponsored by Stanley Black & Decker (or one of its wholly-owned subsidiaries) that meets the requirements of Section 125 or 401(k) of the Code. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations are vested upon the earlier of a participant’s completion of one year of service or his/her attainment of age 55 while employed by the Company or one of its wholly-owned subsidiaries. Vesting is accelerated in certain circumstances, as described below.

The Core Account provides a retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. The Core Account is subject to investment direction by a participant. Regular allocations to a Core Account for a calendar year are based on the participant’s age as of the last day of the year and pay for each calendar quarter during the year, as described above, and are subject to the limits of the tax law, with allocations for a calendar quarter contingent upon a participant having employment status on the last day of the calendar quarter, as follows:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40–54	4%
55 and older	6%

Allocations to a participant’s Core Account are vested upon the earlier of a participant’s completion of three years of service or his/her attainment of age 55 while employed by the Company or one of its wholly-owned subsidiaries. Vesting is accelerated in certain circumstances, as described below. No Core Account allocations were made to the Stanley Black & Decker Retirement Account Plan for the period from April 1, 2020, through December 31, 2020.

Vesting is accelerated for Choice and Core Accounts if, while employed by the Company, the participant dies or becomes disabled.

The vested accounts are payable to a participant in a lump sum upon termination of employment and, if payments are made after a participant reaches age 70-1/2, the participant may elect to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that became vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program is described on page 57 under the heading “Pension Benefits.” The Stanley Black & Decker Supplemental Retirement Account Plan is described on pages 58–59 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Footnotes to Columns (i) and (j) of Summary Compensation Table
The perquisite amounts reported for fiscal years 2020 and 2019 have been amended to include amounts that were not previously reported. The amended amounts include personal use of corporate aircraft in the amount of $100,140, $66,845, and $22,606 for fiscal year 2020 for Messrs. Loree, Allan, and Ramirez, respectively, and $79,557 and $218,546 for fiscal year 2019 for Messrs. Loree and Allan, respectively. The amended amounts also include a total of $13,942 in fiscal year 2020 and $37,246 in fiscal year 2019 for additional products, home internet service and technology upgrades, token and commemorative gifts, and incidental and commercial travel expenses.

Incremental Company Cost of Perquisites

Name (a)	Life Insurance ($)(b)	Disability Insurance ($)(c)	Financial Planning ($)(d)	Annual Physical ($)(e)	Product Program ($)(f)	Home Security System ($)(g)	Personal Use of Aircraft ($)(h)	Other ($)(i)	Perquisite Total ($)(j)
James M. Loree	60,728	8,590	15,000	2,500	6,411	20,990	47,659	60,374	222,252
Donald Allan, Jr.	22,330	7,571	15,000	2,500	0	0	126,011	1,130	174,542
Janet M. Link	13,175	7,482	15,000	4,580	519	0	0	1,120	41,876
Jaime A. Ramirez	14,036	7,073	15,000	0	0	0	16,625	2,763	55,497
John H. Wyatt	37,041	9,291	14,800	2,496	0	338	0	1,023	64,989

Footnote to Column (h) of Company Cost of Perquisites
Represents the aggregate incremental cost to the Company for personal use of corporate aircraft, comprising both Company aircraft and charter aircraft. The personal use of corporate aircraft is comprised principally of travel (i) to or from meetings of the boards of directors of other companies on which certain executive officers serve, and (ii) between an executive officer’s non-primary residence and Company offices or meetings. For Company aircraft, such incremental cost is calculated based on the average variable operating costs to our Company per hour of operation, which includes fuel costs, maintenance, catering, crew costs, logistics fees (e.g., landing permits), trip-related hangar/parking costs, plane repositioning costs (i.e., empty leg flights), and other smaller variable costs. Fixed costs that do not change based on usage, such as fixed maintenance costs, crew salaries, depreciation, insurance, WiFi connectivity charges, and rent, are not included. For charter aircraft, such incremental cost is based on the actual costs incurred or the estimated variable costs incurred. The aggregate incremental cost of use of corporate aircraft for personal travel by our executive officers is allocated entirely to the highest-ranking executive officer present on the flight. The aggregate incremental cost of travel by guests on corporate aircraft during business flights is estimated utilizing data developed by a nationally recognized and independent service, plus any other applicable per-person fees incurred.

Footnote to Column (i) of Company Cost of Perquisites
Includes token and commemorative gifts, and, for Mr. Loree, personal security and home internet service.

GRANTS OF PLAN-BASED AWARDS TABLE–2021 GRANTS

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended January 1, 2022, granted under the 2018 Omnibus Award Plan (the “2018 Plan”), as well as the range of estimated future payouts under the Company’s non-equity incentive programs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
James M. Loree	MICP	February 18, 2021	$978,000	$1,956,000	$3,912,000
	LTIP PSU	February 18, 2021				13,952	27,903	55,806					$4,900,109
	RSU	December 29, 2021							11,342				$2,123,336
	NQSO	December 29, 2021								41,619	$193.97	$187.21	$2,028,926

Donald Allan, Jr.	MICP	February 18, 2021	$416,500	$833,000	$1,666,000
	LTIP PSU	February 18, 2021				4,574	9,149	18,298					$1,606,676
	RSU	December 29, 2021							3,979				$744,909
	NQSO	December 29, 2021								14,600	$193.97	$187.21	$711,750

Janet M. Link	MICP	February 18, 2021	$213,750	$427,500	$855,000
	LTIP PSU	February 18, 2021				1,663	3,325	6,650					$583,911
	RSU	December 10, 2021							2,350				$455,830
	NQSO	December 10, 2021								8,633	$193.97	$194.56	$456,340

Jaime A. Ramirez	MICP	February 18, 2021	$325,000	$650,000	$1,300,000
	LTIP PSU	February 18, 2021				2,844	5,687	11,374					$998,707
	RSU	December 29, 2021							3,917				$733,302
	NQSO	December 29, 2021								14,389	$193.97	$187.21	$701,464

John H. Wyatt	MICP	February 18, 2021	$243,750	$487,500	$975,000
	LTIP PSU	February 18, 2021				1,896	3,791	7,582					$665,746
	RSU	December 10, 2021							2,350				$455,830
	NQSO	December 10, 2021								8,633	$193.97	$194.56	$456,340

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table
The amounts set forth in these columns are (i) the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP 2021 fiscal year. The bonuses payable, which are paid during the first quarter of 2022, are set forth in column (g) of the Summary Compensation Table. For more information, see “MICP Targets and Performance” beginning on page 38.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table
The performance awards identified in columns (f), (g) and (h) were awarded by the Board on February 18, 2021, and cover a performance period that commenced at the beginning of the Company’s 2021 fiscal year and expires at the end of the Company’s 2023 fiscal year. Each LTIP PSU represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards. If the participant’s employment terminates as a result of Retirement (age 55 and 10 or more years of service), death or disability within the first year of the performance period, awards will be pro-rated but if the participant’s employment terminates after the first year, the award will be fully settled without pro-ration, to the extent performance goals are met. 35% of the potential award is contingent on the achievement of adjusted earnings per share growth, 40% is contingent on the achievement of cash flow return on investment, and 25% is contingent on total shareholder return relative to the LTIP peer group.

Footnote to Column (i) of Grants of Plan-Based Awards Table
The stock awards identified in this column are RSUs awarded on December 10, 2021, and December 29, 2021, that will vest in four equal installments on the first four anniversaries of the date of grant (“annual RSU awards”). An award recipient must generally remain employed until the time of vesting of annual RSU awards, but such awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (j) of Grants of Plan-Based Awards Table
The stock options identified in this column are stock options granted on December 10, 2021, and December 29, 2021, that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table
All stock option grants were made pursuant to the Company’s 2018 Plan. The 2018 Plan, which has been approved by the Company’s shareholders, provides that the exercise price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2018 Plan defines the “Fair Market Value” of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The exercise price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Stock Compensation of the stock option grants, RSU grants and performance awards identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See footnote J of the Company’s report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures. The value of performance award grants included in this column for the 2021–2023 LTIP PSUs at the grant date, assuming performance at maximum, is as follows: Mr. Loree, $9,800,217; Mr. Allan, $3,213,353; Ms. Link, $1,167,821; Mr. Ramirez, $1,997,414, and Mr. Wyatt, $1,331,492.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by the named executive officers on January 1, 2022.

	Option Awards					Stock Awards
									Equity Incentive
	Number	Number				Number of	Market Value	Equity Incentive	Plan Awards:
	of Shares	of Shares	Equity Incentive Plan			Shares or	of Shares or	Plan Awards:	Market or Payout
	Underlying	Underlying	Awards:			Units of	Units of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Number of Securities			Stock That	Stock That	Shares, Units	Shares, Units or
	Options (#)	Options (#)	Unexercised	Option Exercise	Option Expiration	Have Not	Have Not	or Other Rights That	Other Rights That
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Have Not Vested (#)	Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James M. Loree	50,000	0		$95.18	12/5/2024	105,993	$19,992,347
	50,000	0		$109.25	12/4/2025			20,230	$3,815,770
	129,199	0		$121.63	8/1/2026			12,079	$2,278,407
	75,000	0		$118.66	12/2/2026
	75,000	0		$168.78	12/7/2027
	56,250	18,750		$130.88	12/4/2028
	37,500	37,500		$150.70	12/3/2029
	18,750	56,250		$179.85	12/3/2030
	0	41,619		$193.97	12/29/2031

Donald Allan, Jr.	20,000	0		$109.25	12/4/2025	33,371	$6,294,387
	25,000	0		$118.66	12/2/2026			6,633	$1,251,072
	25,000	0		$168.78	12/7/2027			3,272	$617,215
	18,750	6,250		$130.88	12/4/2028
	12,500	12,500		$150.70	12/3/2029
	4,687	14,063		$179.85	12/3/2030
	0	14,600		$193.97	12/29/2031

Janet M. Link	15,000	0		$168.78	12/7/2027	18,178	$3,428,741
	3,750	3,750		$130.88	12/4/2028			2,411	$454,741
	6,250	12,500		$150.70	12/3/2029			1,427	$269,189
	2,812	8,438		$179.85	12/3/2030
	0	8,633		$193.97	12/10/2031

Jaime A. Ramirez	15,000	0		$109.25	12/4/2025	21,019	$3,964,591
	15,000	0		$118.66	12/2/2026			4,123	$777,743
	15,000	0		$168.78	12/7/2027			1,441	$271,710
	11,250	3,750		$130.88	12/4/2028
	7,500	7,500		$150.70	12/3/2029
	4,687	14,063		$179.85	12/3/2030
	0	14,389		$193.97	12/29/2031

John H. Wyatt	15,000	0		$118.66	12/2/2026	28,174	$5,314,248
	15,000	0		$168.78	12/7/2027			2,749	$518,466
	11,250	3,750		$130.88	12/4/2028			1,658	$312,638
	7,500	7,500		$150.70	12/3/2029
	2,812	8,438		$179.85	12/3/2030
	0	8,633		$193.97	12/10/2031

Footnote to columns (b) and (c)
All of the options identified in columns (b) and (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (g)
The awards identified in this column include (i) time-vesting RSUs that have not yet vested; (ii) the performance awards for the 2019–2021 LTIP performance program, which were vested and settled in the first quarter of 2022 based on achievement of performance goals as set forth in the Compensation Discussion and Analysis on page 44; (iii) a portion of the performance awards for the 2020–2022 LTIP performance program, which will vest following the end of the applicable performance period; (iv) a portion of the performance awards for the 2021–2023 LTIP performance program, which will vest following the end of the applicable performance period; (v) a portion of the MICP PSUs for the 2019 MICP performance program that will vest in 2022; and (vi) a portion of the MICP PSUs for the 2020 MICP performance program that will vest in 2022 and 2023.

The number of shares not yet vested attributable to the 2020–2022 and 2021–2023 LTIP performance programs reflect achievement of annual goals included in the programs as follows:

	Adjusted EPS Goals Achieved	CFROI Goals Achieved
2020–2022 Performance Award	2020: between target and maximum 2021: maximum	2020: maximum 2021: below threshold

2021–2023 Performance Award	2021: maximum	2021: below threshold

The number of time-vesting RSUs granted to each executive that had not vested as of January 1, 2022, is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
James M. Loree	December 4, 2018		3,839
	December 3, 2019		6,846
	December 3, 2020		3,088
	December 29, 2021		10,866

Donald Allan, Jr.	December 4, 2018		1,330
	December 3, 2019		1,880
	December 3, 2020		1,975
	December 29, 2021		3,812

Janet M. Link	December 4, 2018		798
	December 3, 2019		1,953
	December 3, 2020		1,238
	December 10, 2021		2,350

Jaime A. Ramirez	December 4, 2018		798
	December 3, 2019		1,172
	December 3, 2020		2,062
	December 29, 2021		3,917

John H. Wyatt	December 7, 2017	Vests in full on December 7, 2022	10,000
	December 4, 2018		798
	December 3, 2019		1,128
	December 3, 2020		1,184
	December 10, 2021		2,247

Footnote to column (i)
The shares identified in this column are the number of shares that may be issued pursuant to the 2020–2022 and 2021–2023 performance awards that are not included in column (g) above. Because 2021 Adjusted EPS performance exceeded the maximum established for the 2021 fiscal year for the 2021-2023 award, Adjusted EPS performance was assumed at maximum. Because 2021 CFROI performance was below the threshold established for the 2021 fiscal year for the 2021–2023 award, CFROI performance was assumed at threshold. Because 2021 Adjusted EPS performance exceeded the maximum established for the 2021 fiscal year for the 2020–2022 award, Adjusted EPS performance was assumed at maximum. Because 2021 CFROI performance was below the threshold established for the 2021 fiscal year for the 2020–2022 award, CFROI performance was assumed at threshold. Because the 2019–2021 TSR was below the threshold TSR established for the 2020–2022 and 2021–2023 awards, these figures assume performance at threshold. See summary of assumed performance below:

	Adjusted EPS Performance	CFROI Performance	TSR Performance
	Assumed	Assumed	Assumed
2020–2022 Performance Award	2022: maximum	2022: threshold	threshold

2021–2023 Performance Award	2022: maximum 2023: maximum	2022: threshold 2023: threshold	threshold

The awards for the performance periods ending at the end of fiscal years 2022 and 2023 vest during the first quarter of the fiscal year immediately following the performance period. An award recipient must generally remain employed until the time of settlement of performance awards. In the event employment is terminated by reason of retirement, death or disability, the 2020–2022 awards will be pro-rated; the 2021–2023 awards will be pro-rated if the participant’s employment terminates during the first year, and will be settled without pro-ration thereafter, to the extent performance targets are met.

Option Exercises and Stock Vested During 2021 Fiscal Year

The following table provides information concerning options exercised and shares vested for each named executive officer during the Company’s 2021 fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
James M. Loree	50,000	4,714,731	41,539	7,538,691
Donald Allan, Jr.	0	0	14,218	2,600,817
Janet M. Link	13,750	703,131	11,128	2,087,394
Jaime A. Ramirez	0	0	12,929	2,325,133
John H. Wyatt	30,000	2,943,938	17,762	3,159,882

Footnote to columns (d) and (e)
Shares acquired reflect time-vesting RSUs that vested during 2021, LTIP PSUs for the 2018–2020 performance period that vested in February 2021, one-third of the 2019 MICP PSUs that vested in March 2021, and one-third of the 2020 MICP PSUs that vested in March 2021. The totals in columns (d) and (e) include shares withheld to cover taxes on RSUs and PSUs. The amounts in column (e) were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
James M. Loree	Stanley Black & Decker, Inc.	22.5	25,238,172	0
Supplemental Executive Retirement Program
Donald Allan, Jr.	N/A	N/A	N/A	N/A
Janet M. Link	N/A	N/A	N/A	N/A
Jaime A. Ramirez	The Stanley Black & Decker Pension Plan	4.9	116,484	0
	The Black & Decker Supplemental Pension Plan	4.9	128,671	0
John H. Wyatt	N/A	N/A	N/A	N/A

Footnote to Column (b) of Pension Benefits Table

Stanley Black & Decker Inc. Supplemental Executive Retirement Program
The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (the “Supplemental Executive Retirement Program”) provides benefits on a non-qualified basis to certain executive officers of the Company. Pursuant to amendments approved in 2007, the Supplemental Executive Retirement Program is closed to new participants. Mr. Loree is the only named executive officer who participates in the Supplemental Executive Retirement Program. Under the Supplemental Executive Retirement Program, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of average pay for each of the next five years of service thereafter. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and cash-settled management incentive pay) for any consecutive 36-month period. The benefit will be reduced by the Core Account benefits payable under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan. Mr. Loree has elected to receive his benefit in the form of a 100% joint and survivor annuity. Mr. Loree’s benefits are fully vested.

Black & Decker Retirement Plans
The Stanley Black & Decker Pension Plan (known prior to January 1, 2013, as The Black & Decker Pension Plan) is a tax-qualified defined benefit plan that covers most salaried employees of Black & Decker (U.S.) Inc. and its subsidiaries, who were employed as of December 31, 2010. All benefit accruals were frozen under the Stanley Black & Decker Pension Plan, effective at the end of 2010. Mr. Ramirez, the only named executive officer who is a participant in this plan, may commence his benefits under this plan after his separation from service, but no earlier than age 55. Mr. Ramirez is also a participant in The Black & Decker Supplemental Pension Plan. All benefit accruals under The Black & Decker Supplemental Pension Plan were frozen, effective at the end of 2010. Benefits under The Black & Decker Supplemental Pension Plan may be forfeited in the event of fraud or willful misconduct or, in the event that following termination of employment, there is an unauthorized disclosure or use of confidential information. Mr. Ramirez will commence his benefits under The Black & Decker Supplemental Pension Plan at the later of separation from service or age 55, provided that benefit payments do not begin until at least six months after his separation from service.

Footnote to Column (d) of Pension Benefits Table

The present value of each accumulated benefit of the named executive officers is based on the following assumptions: (i) that Mr. Loree will receive benefits in a 100% joint and survivor annuity, based on his written election, at his age at the 2021 fiscal year-end, but delayed 5½ years (due to a six-month delay because Mr. Loree is a “specified employee” of the Company within the meaning of Code Section 409A, plus an additional five years in accordance with the applicable provisions of the Stanley Black & Decker Inc. Supplemental Executive Retirement Program and Code Section 409A, because Mr. Loree changed his form of payment election from a lump sum to an annuity in 2013); (ii) that Mr. Ramirez will receive benefits in the normal form at his earliest unreduced retirement age set forth in the Stanley Black & Decker Pension Plan (age 62) and will receive benefits in a 10-year certain and continuous annuity, based on a default election, at his earliest unreduced retirement age set forth in The Black & Decker Supplemental Pension Plan (age 62), plus a six-month delay because Mr. Ramirez is a specified employee; (iii) the named executive officer will not die or withdraw funds before retirement; (iv) adjusted Pri-2012 mortality table and MP-2021 future mortality improvement scale; and (v) a discount rate of 2.97% for the Stanley Black & Decker Inc. Supplemental Executive Retirement Program, a discount rate of 2.37% for the Stanley Black & Decker Pension Plan and a discount rate of 2.00% for The Black & Decker Supplemental Pension Plan, as applicable.

Non-Qualified Defined Contribution and Deferred Compensation Plans

The following table shows the executive contributions, earnings and account balances for fiscal 2021 for each named executive officer participating in the Stanley Black & Decker Supplemental Retirement Account Plan, a non-qualified defined contribution plan and, for Mr. Allan, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
James M. Loree	91,280	285,337	177,778	0	9,352,044
Donald Allan, Jr.
Supplemental Retirement Account Plan	43,241	123,535	85,800	0	2,664,244
Deferred Compensation Plan	0	0	3,069	0	129,156
Janet M. Link	22,900	45,123	35,154	0	350,204
Jaime A. Ramirez	0	59,846	35,750	0	409,932
John H. Wyatt	6,500	68,343	54,606	0	734,681

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The Company maintains the Stanley Black & Decker Retirement Account Plan, the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan. The Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan has been closed to new deferrals. Certain employees, including the Company’s executive officers, may now defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan.

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Black & Decker Retirement Account Plan are limited due to certain provisions of the Internal Revenue Code and the regulations. The Stanley Black & Decker Supplemental Retirement Account Plan provides executive officers and certain other employees with benefits that cannot be provided under the Stanley Black & Decker Retirement Account Plan.

An eligible employee can defer up to 50% of base salary and up to 100% of the cash portion of his or her management incentive bonus each year under the Stanley Black & Decker Supplemental Retirement Account Plan. Prior to January 1, 2019, the Company ordinarily made matching contributions under the Stanley Black & Decker Supplemental Retirement Account Plan equal to 50% of the elective deferral contributions from up to 7% of the portion of compensation earned during the year that consists of salary and management incentive bonuses, including elective contributions made from such salary and management incentive bonuses under the Stanley Black & Decker Supplemental Retirement Account Plan or an arrangement described in Internal Revenue Code Section 125 or 401(k), that exceeds the amount of such compensation that may be recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, determines whether matching contributions will be made for a particular year. If the Company decides to make matching contributions for a year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the matching contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective from January 1, 2011, to December 31, 2018, supplemental Core contributions were made for certain participants in the Stanley Black & Decker Supplemental Retirement Account Plan, determined on the basis of the formulas in the Stanley Black & Decker Retirement Account Plan for Core allocations, as applied to compensation in excess of the compensation recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, determines whether Core contributions will be made for a particular year. If the Company decides to make Core contributions for a year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the Core contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective January 1, 2011, all matching contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, including any supplemental matching contributions that were made prior to 2011, are vested upon completion of one year of service or, if earlier, upon an active employee reaching age 55, becoming disabled, or death. Effective January 1, 2011, all Core contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, together with prior supplemental cornerstone contributions, are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

All of the supplemental accounts that are described above are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or two- or five-year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested supplemental account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant. Mr. Loree’s vested accounts that are credited with funds attributable to his supplemental cornerstone contributions, his supplemental Core contributions, and his supplemental Core Transition Benefit contributions will be distributed at the same time and in the same form as his benefit under the Stanley Black & Decker Supplemental Executive Retirement Program. His vested accounts that are credited with funds attributable to his pre-2016 elective deferral contributions and matching contributions will be distributed in a lump sum upon his separation from service, plus 10-1/2 years (on account of the change in election and being a specified employee) or, if earlier, upon his death. Mr. Loree’s vested accounts attributable to elective deferral contributions and matching contributions credited for 2016 through 2021 will be distributed in five annual installments commencing upon his separation from service, plus six months (because he is a specified employee) or, if earlier, upon his death.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2020 fiscal year, which were payable in 2021, in column (g) of the Summary Compensation Table for the 2020 year.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
Participants in the Supplemental Retirement Account Plan may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet. During the plan year ended December 31, 2021, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Black & Decker Stock Fund 7.35%; Stable Value Fund 1.70%; Fixed Interest Rate Fund 1.58%; Loomis Sayles Core Plus Fixed Income Fund (1.15)%; SSgA US Intermediate Government/Credit Bond Index Fund (1.48)%; BNY Mellon Aggregate Bond Index Fund (1.73)%; SSgA US Inflation Protected Bond Index Fund 5.86%; BNY Mellon NSL Stock Index Fund 28.69%; SSgA U.S. Total Market Index Fund 25.64%; SSgA US Extended Market Index Fund 12.56%; SSgA Global Equity ex US Index Fund 8.01%; Neuberger Berman Genesis Fund 18.34%; Harding Loevner International Equity Fund 8.55%; Blackrock LifePath Index Retirement Fund 6.97%; Blackrock LifePath Index 2025 Fund 9.04%; Blackrock LifePath Index 2030 Fund 11.49%; Blackrock LifePath Index 2035 Fund 13.85%; Blackrock LifePath Index 2040 Fund 16.02%; Blackrock LifePath Index 2045 Fund 17.77%; Blackrock LifePath Index 2050 Fund 18.72%; Blackrock LifePath Index 2055 Fund 18.88%; Blackrock LifePath Index 2060 Fund 18.86%. Mr. Allan’s account under the Deferred Compensation Plan for participants in the Company’s Management Incentive Compensation Plan was credited with earnings at a rate of 2.43%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The amount set forth in column (e) represents the distribution of funds in the Stanley Black & Decker Supplemental Retirement Account Plan pursuant to the terms of that plan.

Executive Officer Agreements

Agreement with James M. Loree, Chief Executive Officer

In connection with Mr. Loree’s appointment as President and Chief Executive Officer, effective August 1, 2016, the Company and Mr. Loree entered into a letter agreement, dated July 21, 2016, pursuant to which Mr. Loree is employed as the Company’s Chief Executive Officer on an “at will” basis, and became a member of the Board. On February 23, 2021, the Company announced that Mr. Allan assumed the role of President and Chief Financial Officer (from his role as Executive Vice President and Chief Financial Officer), while Mr. Loree will continue to serve as Chief Executive Officer.

In the event that Mr. Loree’s employment is terminated by the Company without “Cause” or by Mr. Loree for “Good Reason” (each, as defined in the letter agreement), Mr. Loree will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain post-termination restrictive covenants (including two-year post-termination non-competition, employee non-solicitation and customer non-solicitation covenants, as well as a perpetual confidentiality covenant) which will be applicable regardless of the reason for Mr. Loree’s termination of employment. Such severance payments and benefits will consist of (a) a lump sum cash severance payment equal to two times the sum of (i) his base salary at termination and (ii) his target annual cash bonus for the year of termination and (b) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans for up to 24 months after termination of employment. Under the letter agreement, Mr. Loree will be deemed to have given notice to the Board, on the date he attains age 65 that he intends to retire from all positions with the Company and its subsidiaries on the 30th day thereafter and such notice shall automatically become effective on such 30th day (unless, in the case of Mr. Loree’s service on the Board, Mr. Loree and the Board mutually agree that Mr. Loree will continue to serve on the Board). See the “Termination Provisions Summary” table on page 62, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Loree if his employment had been terminated effective January 1, 2022.

Agreement with John Wyatt, Senior Vice President, President Outdoor

On December 22, 2014, the Company entered into a letter agreement with Mr. Wyatt. Under the terms of the agreement, in the event that Mr. Wyatt’s employment is terminated by the Company without “Cause,” his separation pay and benefits will be determined by any Company policy then in effect; provided that Mr. Wyatt would be entitled to a minimum of 52 weeks’ pay. In addition, Mr. Wyatt is entitled to certain relocation benefits as described on page 67.

Termination and Change in Control Provisions

Provisions Under Company Incentive Plans

The Company’s MICP, its 2009 Long-Term Incentive Plan, the 2013 Long Term Incentive Plan, and the 2018 Omnibus Award Plan (collectively, the “LTIPs”) and change in control severance agreements with each of Messrs. Loree, Allan, Ramirez and Wyatt, and Ms. Link, and with other senior officers of the Company (the “Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits in connection with a change in control, as such term is defined in the applicable plans and agreements.

Specifically, the MICP and the LTIPs generally provide for a so-called “double trigger” acceleration in connection with a change in control (as defined in the applicable plan). Accordingly, no awards would accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity and the participant does not incur a qualifying termination prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of awards under the LTIPs.

With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, assuming achievement at target, and all restrictions applicable to restricted stock and RSUs will immediately lapse.

A change in control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is a consummated agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Change in Control Agreements with Named Executive Officers

On July 21, 2016, in connection with Mr. Loree’s promotion to CEO, the Company entered into a Second Amended and Restated Change in Control Agreement with Mr. Loree.

In December 2018, the Board approved a revised Change in Control Agreement for Mr. Allan that went into effect on December 4, 2018. The economic terms and conditions of the new agreement is substantially similar to his prior change in control agreement, except that no excise tax gross-up provisions were included in the new Change in Control Agreement. The Company also entered into a Change in Control Agreement with Mr. Ramirez on August 13, 2013, with Mr. Wyatt on February 17, 2016, and with Ms. Link on December 19, 2017. None of the named executive officers are currently party to an agreement that contains a tax gross-up provision.

The Change in Control Agreements with Messrs. Loree and Allan each provide for a one-year term, and the Change in Control Agreements for Messrs. Ramirez and Wyatt and Ms. Link each provide for a two-year term, in each case subject to recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a “change in control” (as defined in the applicable Change in Control Agreements) occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change in control. A qualifying termination of employment will generally occur if the named executive officer’s employment is terminated without “cause” or if the named executive officer resigns for “good reason” within two years following a “change in control” (each, as defined in the applicable Change in Control Agreements). The Change in Control Agreements generally provide for the following upon a qualifying termination:

○	a lump sum cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ramirez and Wyatt, and Ms. Link) annual base salary;

○	a cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ramirez and Wyatt, and Ms.Link) average annual bonus over the 3 years prior to termination;

○

continuation of certain health and welfare benefits and perquisites for 3 years (for Mr. Loree) and 2.5 years (for Messrs. Allan, Ramirez and Wyatt, and Ms. Link) (or, if shorter, until similar benefits are provided by the executive officer’s new employer);

○

a payment reflecting the actuarial value of an additional 3 years of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company (for Mr. Loree) and 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company (for Messrs. Allan, Ramirez and Wyatt, and Ms. Link); and

○	outplacement services (with the cost to the Company capped at $50,000).

Set forth on pages 62–66 are tables setting forth the dollar amounts that would have been payable at January 1, 2022, the end of the Company’s fiscal year, under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $188.62, the closing price of Company common stock on December 31, 2021, which was the last trading day of the Company’s 2021 fiscal year, for the purpose of calculating all amounts payable in respect of equity awards.

TERMINATION PROVISIONS SUMMARY
James M. Loree

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC or Voluntary with Good Reason in connection with CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$6,520,000	$10,953,600	$0	$0	$0
Pro rata bonus for year of termination	$2,347,200	$0	$2,347,200	$1,956,000	$2,347,200	$2,347,200	$2,347,200
SERP/Retirement Plan	$0	$0	$0	$0	$0	$7,111,899	$0
Supplemental Retirement
Account contributions	$0	$0	$0	$371,640	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$90,000	$0	$0	$0
Post-termination life insurance	$64,767	$64,767	$67,935	$69,519	$64,767	$0	$64,767
Post-termination health & welfare	$0	$0	$36,071	$54,107	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$2,998,500	$0	$2,998,500	$2,998,500	$2,998,500	$2,998,500	$2,998,500
Vesting of restricted stock units	$8,948,887	$0	$8,948,887	$8,948,887	$8,948,887	$8,948,887	$8,948,887
Vesting of performance shares	$17,724,238	$0	$17,724,238	$17,370,959	$17,724,238	$17,724,238	$17,724,238
Total	$32,083,592	$64,767	$38,642,831	$42,863,212	$32,083,592	$39,130,724	$32,083,592

TERMINATION PROVISIONS SUMMARY
Donald Allan, Jr.

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC or Voluntary with Good Reason in connection with CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$870,000	$4,674,000	$0	$0	$0
Pro rata bonus for year of termination	$999,600	$0	$999,600	$870,000	$999,600	$999,600	$999,600
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement
Account contributions	$0	$0	$0	$205,160	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$136,187	$136,187	$137,771	$140,147	$136,187	$0	$136,187
Post-termination health & welfare	$0	$0	$14,205	$35,512	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$958,367	$0	$958,367	$958,367	$958,367	$958,367	$958,367
Vesting of restricted stock units	$3,485,226	$0	$3,485,226	$3,485,226	$3,485,226	$3,485,226	$3,485,226
Vesting of performance shares	$4,847,907	$0	$4,847,907	$4,745,868	$4,847,907	$4,847,907	$4,847,907
Total	$10,427,287	$136,187	$11,313,076	$15,226,780	$10,427,287	$10,291,100	$10,427,287

TERMINATION PROVISIONS SUMMARY
Janet M. Link

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC or Voluntary with Good Reason in connection with CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$600,000	$2,782,500	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$513,000	$450,000	$513,000	$513,000	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement
Account contributions	$0	$0	$0	$113,069	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$1,295	$3,237	$0	$0	$0
Post-termination health & welfare	$0	$0	$5,501	$13,751	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$764,603	$764,603	$764,603	$0
Vesting of restricted stock units	$0	$0	$0	$2,102,783	$2,102,783	$2,102,783	$0
Vesting of performance shares	$0	$0	$0	$2,046,338	$2,088,548	$2,088,548	$0
Total	$0	$0	$1,119,796	$8,388,781	$5,468,934	$5,468,934	$0

TERMINATION PROVISIONS SUMMARY
Jaime A. Ramirez

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC or Voluntary with Good Reason in connection with CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$690,000	$3,325,625	$0	$0	$0
Pro rata bonus for year
of termination	$0	$0	$640,250	$690,000	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement
Account contributions	$0	$0	$0	$155,958	$0	$0	$0
Executive benefits &
perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination
life insurance	$0	$0	$1,545	$3,861	$0	$0	$0
Post-termination health &
welfare	$0	$0	$17,432	$43,580	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$624,380	$624,380	$624,380	$0
Vesting of restricted
stock units	$0	$0	$0	$2,615,122	$2,615,122	$2,615,122	$0
Vesting of performance
shares	$0	$0	$0	$2,432,821	$2,471,239	$2,471,239	$0
Total	$0	$0	$1,349,227	$10,003,847	$5,710,741	$5,710,741	$0

TERMINATION PROVISIONS SUMMARY
John H. Wyatt

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC or Voluntary with Good Reason in connection with CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$650,000	$2,825,469	$0	$0	$0
Pro rata bonus for year of termination	$480,188	$0	$480,188	$487,500	$480,188	$480,188	$480,188
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$154,375	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$73,935	$73,935	$75,480	$77,796	$73,935	$0	$73,935
Post-termination health & welfare	$0	$0	$31,685	$79,212	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Relocation	$0	$0	$190,000	$190,000	$190,000	$190,000	$190,000
Vesting of stock options	$574,978	$0	$574,978	$574,978	$574,978	$574,978	$574,978
Vesting of restricted stock units	$3,931,454	$0	$3,931,454	$3,931,454	$3,931,454	$3,931,454	$3,931,454
Vesting of performance shares	$2,412,566	$0	$2,412,566	$2,363,409	$2,412,566	$2,412,566	$2,412,566
Total	$7,473,121	$73,935	$8,346,351	$10,796,693	$7,663,121	$7,589,186	$7,663,121

Footnotes to Termination Provisions Summary Tables

Severance

Benefits that Mr. Loree would be entitled to receive if his employment was terminated by the Company without cause or if he was to terminate his employment as a result of a constructive termination of employment are described on page 59 under the heading “Executive Officer Agreements.” For Mr. Wyatt, if his employment was terminated by the Company without cause, his separation pay and benefits are described on page 59 under the heading “Executive Officer Agreements.” Estimated severance included in the termination tables for Messrs. Allan and Ramirez and Ms. Link under the heading “Involuntary w/o Cause or Voluntary for Good Reason (no CIC)” reflect the Company’s past practice. If any of these individuals were involuntarily terminated, the terms of separation would be negotiated at that time and approved by the Compensation & Talent Development Committee.

Pro-Rata Bonus for Year of Termination

The 2021 MICP, which applied to the annual cash awards that were outstanding at fiscal year-end, provides that, if awards are assumed or replaced on a change in control and a qualifying termination occurs, payments will be made on a pro rata basis assuming performance at target. For purposes of these tables, the Company has assumed that this scenario applies. For other termination scenarios, where applicable, the 2021 MICP is reflected based on actual performance for 2021.

SERP/Retirement Plan

For the present value of benefits payable under the SERP/Retirement Plan to Mr. Loree upon retirement at the end of the fiscal year, see column (d) of the “Pension Benefits Table” on page 57. The amount reported in the “Termination Provisions Summary Table” for Mr. Loree represents the incremental value that would have been payable in the event of a termination at year-end pursuant to the terms of the SERP/Retirement Plan, and the Change in Control Agreement as applicable, in each scenario.

Post-Termination Benefits and Executive Benefits and Perquisites

Under the terms of the Change in Control Agreements between the Company and Messrs. Loree, Allan, Ramirez and Wyatt, and Ms. Link in effect at fiscal year-end, these executives would be entitled to life, health and accident insurance coverage for a period of 3 years (for Mr. Loree) or 2.5 years (for Messrs. Allan, Ramirez and Wyatt and Ms. Link) upon a termination without cause or for good reason following a change in control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2021 multiplied by the applicable period of time.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, company products and annual physicals.

Relocation

The company will reimburse reasonable travel and relocation expenses for Mr. Wyatt’s return to the U.K. upon his retirement, the mutually agreed acceptance of a different role, or in the event of death or disability or involuntary termination, except for “Just Cause”.

Vesting of Stock Options, Restricted Stock Units and MICP PSUs

The standard terms of the Company’s stock option and RSU awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate. Messrs. Loree, Allan and Wyatt meet this Retirement age and service requirement at January 1, 2022, whereas Mr. Ramirez and Ms. Link do not. The 2019 and 2020 MICP PSUs are reflected in the vesting of Restricted Stock Units in the termination tables because there is no longer any performance contingency in relation to plan metrics and accordingly they are now effectively time-vesting RSUs with the same retirement treatment. For a termination without Cause or for Good Reason in connection with a Change in Control, or in the event of termination due to either Death or Disability, Mr. Ramirez and Ms. Link’s stock options, RSU awards and MICP PSU awards will become fully vested.

Vesting of Performance Shares

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms.

For termination upon Retirement (age 55 with 10 or more years of service), death or disability, the award provisions specify that distributions would be made in full (not pro-rated) based on the Company’s actual performance during the performance period with respect to the 2019–2021, 2020–2022 and the 2021–2023 performance periods assuming termination as of January 1, 2022. Messrs. Loree, Allan and Wyatt would receive a full payout in the event of retirement whereas Ms. Link and Mr. Ramirez would forfeit all performance share awards if they retired on January 1, 2022. The value included for awards for the 2019-2021, 2020–2022 and 2021–2023 performance periods for the retirement, death and disability scenarios reflect the following:

●	2019-2021 Performance Program: Payout at 95.6% of target based on actual results as disclosed on page 44.

●

2020–2022 Performance Program: Performance in 2020 was between the target and maximum Adjusted EPS goals and above the maximum CFROI goal established for 2020, while performance in 2021 was above the maximum Adjusted EPS goals and below the threshold CFROI goal established for 2021. Performance was estimated at the maximum Adjusted EPS goals and at the threshold CFROI goal for 2022. Performance for the three-year relative TSR metric was estimated at threshold.

●	2021–2023 Performance Program: Performance was above the maximum Adjusted EPS goals and below the threshold CFROI goal established for 2021 and was estimated at the maximum Adjusted EPS goals and at the threshold CFROI goal for 2022 and 2023. Performance for the three-year relative TSR metric was estimated at threshold.

CEO PAY RATIO

Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain and motivate our talented workforce.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.

Identification of Median Employee

Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. As a result, under applicable SEC rules, we have used the same median employee identified in 2020 in order to calculate this year’s pay ratio.

Since the inception of the CEO Pay Ratio, we have consistently used October 1 as our determination date to identify the median employee and used this date to identify the population of employees to be included in our calculations. We selected annualized base pay as of our October 1, 2020, determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our salaried population, we used annualized salary; for our hourly population, we used the hourly rate of pay multiplied by the number of hours worked exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.

Annual Total Compensation of Median Employee

We calculated the median employee’s annual total compensation for 2021 in accordance with the requirements of Item 402(c)(2) of Regulation S-K (the rules used to calculate the compensation included in the Summary Compensation Table) (the “SCT Compensation”). Consistent with our previous CEO Pay Ratio calculations, in order to more accurately represent our overall compensation programs, we added the estimated value of health and welfare benefits provided to the median employee during 2021. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $56,016.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the SCT Compensation as reported in the “total” column of our 2021 Summary Compensation Table, and then added the $19,896 estimated value of health and welfare benefits provided to the CEO during 2021 to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, our CEO’s annual total compensation was $13,187,789.

Pay Ratio

Based on our CEO’s annual total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to applicable SEC regulations is 235:1. The Company’s estimated pay ratio decreased from 279:1 in 2020 to 235:1 in 2021, which is primarily attributable to lower CEO compensation in 2021 pertaining to a reduction in pension expense.

Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly versus salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies, including our competitors, are likely to be meaningful.

ITEM 2—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, and in accordance with the results of the 2017 shareholder advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the below resolution at the 2022 Annual Meeting.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2017 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis, and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis, and the next Say on Pay advisory vote following this year’s vote will be held at the 2023 Annual Meeting.

Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations.

●	Company Performance in 2021: Company performance in 2021, as discussed in more detail in our Annual Report on Form 10-K, was as follows:

●	revenues totaled $15.6 billion, up 20% versus the prior year with 17% organic growth*;

●	GAAP diluted EPS was $9.62; and

●	adjusted diluted EPS was $10.48* versus $8.04 in 2020, which represents an expansion of 30%.

●

The Board’s Responsiveness to Shareholders Resulted in a 93.7% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

●	We Delivered Strong Shareholder Return over the Long Term: Our five- and ten-year annualized total shareholder return was 12.4% and 13.1%, respectively.

●	Long-Term Performance Targets Are Intended to Be Challenging: Over the last five years, our long-term incentive programs paid out at an average of 117.5% of target.

●

Pay for Performance Alignment Is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and composite financial Company performance. In the most recently available three-year period (2018–2020), when our pro-forma composite financial performance (based on the average of relative TSR, Adjusted EPS growth, cash flow multiple and cash flow return on investment) was at the 42nd percentile and TSR was at the 12th percentile relative to our Compensation Peer Group, our CEO realizable pay was at the 41st percentile of our Compensation Peer Group.

●

Target Compensation for Our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms. Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the median percentile of our peer group.

*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 28–67 of the Company’s Proxy Statement for the 2022 Annual Meeting.

For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement. The Say on Pay advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2021, as described in this Proxy Statement.

The result of the Say on Pay vote is advisory in nature and will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 3—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. As a matter of good corporate governance, the Board of Directors is requesting ratification by the shareholders of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2022 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2022 fiscal year.

Fees of Independent Auditors

General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2021, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2021. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific sub-categories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The Audit Committee approved all of the services described below in accordance with its pre-approval policies and procedures. The aggregate fees billed to the Company by Ernst & Young for professional services in 2020 and 2021 were as follows:

Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2020 and 2021 were approximately $13,325,000 and approximately $15,673,000, respectively.

Audit-Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2020 and 2021 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were approximately $171,000 for both years. Audit-related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2020 and 2021 for professional services rendered for tax compliance, tax advice and tax planning were approximately $5,246,000 and approximately $7,639,000, respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees. The aggregate fees billed by Ernst & Young to the Company in 2020 and 2021 for services other than audit services, audit-related services and tax services were approximately $7,200 per year for access to their global online resource for accounting and financial reporting literature and thought leadership.

ITEM 4—APPROVAL OF 2022 OMNIBUS AWARD PLAN

2022 Plan

The Company is seeking shareholder approval of The Stanley Black & Decker 2022 Omnibus Award Plan (the “2022 Plan”). On February 16, 2022, the Board adopted the 2022 Plan subject to shareholder approval, and authorized the issuance of 9,800,000 shares of the Company’s common stock in connection with awards pursuant to the 2022 Plan.

The Board adopted the 2022 Plan to further the Company’s goal of attracting, incentivizing and retaining top talent and continuing to offer our key personnel compensation opportunities that are market competitive. If the 2022 Plan is approved by shareholders, no further awards will be issued under the Company’s 2018 Omnibus Award Plan (the “2018 Plan”) following the date of such approval and upon approval of the 2022 Plan the shares then-available for future awards under the 2018 Plan will be cancelled. If shareholders do not approve the 2022 Plan, it will not become effective, and the 2018 Plan will continue in accordance with its terms.

The Board believes that equity-based compensation plans, such as the 2022 Plan, serve important purposes, such as (i) allowing the Company to use a vehicle other than cash to compensate its employees and (ii) benefiting the interests of our shareholders by effectively linking employee compensation to the performance of our Company’s stock price. By implementing a long-term incentive plan such as the 2022 Plan, the Compensation Committee will be able to design and implement executive compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, and enhance shareholder alignment. The terms of the 2022 Plan are substantially similar to the terms of the 2018 Plan.

Director Participation and Compensation Limitation

If the 2022 Plan is approved, non-employee directors will be eligible to participate in the 2022 Plan, to the same extent that non-employee directors were eligible to participate in the 2018 Plan. In connection with approval of the 2022 Plan, the Board approved an outside limitation of $750,000 on the amount of compensation that can be paid to any non-employee director in respect of any year, which is the same limitation that applied under the 2018 Plan. If the 2022 Plan is approved, the maximum total compensation (including awards under the 2022 Plan, determined based on the fair market value of such award as of the grant date, as well as retainer fees) payable to any director in any year would be $750,000 (the “Non-Employee Director Compensation Limitation”). This limitation is not intended to serve as an increase to the amount of annual compensation that we currently pay our non-employee directors, and no changes were made to our existing non-employee director compensation arrangements; rather, this limitation serves the purpose of limiting the amount of compensation the Board can approve for its non-employee members each year.

In connection with approving the 2022 Plan, shareholders are being asked to ratify the Non-Employee Director Compensation Limitation. By voting “FOR” approval of the 2022 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Limitation.

Reasons Why You Should Vote to Approve the 2022 Plan

The 2022 Plan is substantially similar to the 2018 Plan and, if approved, will allow the Company to grant incentive compensation awards that are intended to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. Based on current projections, the Company expects that it may only have sufficient share capacity under the 2018 Plan through mid-2023, and the Board and the Compensation Committee wish to ensure that there is sufficient capacity available to make grants in subsequent years as well as any necessary new hire or off-cycle grants without any delay. If the 2022 Plan is not approved and we are not able to make grants in subsequent years, we will be at a significant disadvantage in attracting and retaining talented employees, consultants and non-employee directors. Similar to the 2018 Plan, the 2022 Plan includes various shareholder-friendly provisions, such as:

●	a limitation on the total annual compensation of non-employee directors, as described above;

●	a so-called “double trigger” vesting provision, which generally provides that awards will not be accelerated upon a “Change in Control” (as defined in the 2022 Plan) of the Company if (1) an acquirer replaces or substitutes outstanding awards in accordance with the requirements of the 2022 Plan and (2) a participant holding the replacement or substitute award does not incur a qualifying termination of employment within two years following the Change in Control, as further discussed below;

●	a full value award conversion ratio of 2.55:1, which limits the number of awards under the 2022 Plan available to be granted as full value awards;

●	prohibitions against (1) repricing options or stock appreciation rights and (2) buyout or replacement of options or stock appreciation rights with an exercise or strike price that is less than the original exercise or strike price of the award, absent shareholder approval;

●	explicitly provides that dividends and dividend equivalents with respect to an award will only vest to the extent that the underlying award vests (including performance awards), and that no dividends or dividend equivalents are payable on stock options or stock appreciation rights; and

●	does not provide for “liberal recycling” of shares, which means that the following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price of a stock option in connection with a “net exercise” arrangement; (2) shares withheld by the Company to satisfy tax withholding obligations in connection with the vesting of the underlying award; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with any repurchase program, whether using proceeds from the exercise of a stock option, SAR or otherwise.

The 2022 Plan permits the granting of (i) stock options, including incentive stock options (“ISOs”) intended to offer the optionee potentially favorable tax treatment under Section 422 of the Code, (ii) stock appreciation rights (“SARs”), (iii) restricted stock and RSUs, (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on the Company’s common stock (“Other Stock-Based Awards”). Each of the awards will be evidenced by an award document setting forth the terms and conditions applicable thereto.

The foregoing summary is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which is attached hereto as Appendix B.

Summary of Historical Grant Practices

In authorizing the number of shares available for issuance under the 2022 Plan, the Board considered the Company’s historical grant practices as well as the potential dilution and potential cost of the plan (sometimes referred to as shareholder value transfer).

On December 31, 2021, the last trading day of the Company’s 2021 fiscal year, the closing market price of the Company’s common stock as reported on the New York Stock Exchange was $188.62 per share.

Over the past three fiscal years, our average annual dilution was 0.7%, 1.0% and 1.1% (for the years ended December 28, 2019, January 2, 2021, and January 1, 2022, respectively). Dilution is generally defined as the total equity awards granted less cancellations, divided by the weighted average number of common shares outstanding during the fiscal year. In order to preserve cash during a challenging economic climate, the Compensation Committee granted performance share units (“PSUs”) for the annual incentive plan (“MICP PSUs”) for fiscal years 2020 and 2019, with a three-year vesting schedule commencing on March 15th in the year following the annual performance period. The Company reverted to the historical practice of cash-settlement for the fiscal year 2021 annual incentive plan. On a basis excluding the atypical MICP PSUs, over the past three fiscal years our average annual dilution was 0.8% for each of the years ended January 1, 2022, January 2, 2021 and December 28, 2019, respectively.

The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. Burn rate for each year is computed as the number of stock options and RSUs granted plus the number of PSUs earned, divided by the weighted-average number of common shares outstanding during the fiscal year. Unlike Dilution, burn rate does reflect the number of equity awards cancelled during the year. Over the past three fiscal years, our burn rate was 1.0%, 1.0% and 1.1% (for the years ended January 1, 2022, January 2, 2021 and December 28, 2019, respectively) as set forth in the following table. The table below reflects 165,480 and 62,613 of the previously described MICP PSUs that vested in fiscal years 2021 and 2020, respectively; on a basis excluding these atypical MICP PSUs the burn rate would have been 0.9% for 2021 and unchanged for 2020 and 2019.

	2021	2020	2019
Stock Options Granted (A)	862,317	1,103,538	1,225,750
Restricted Stock Units Granted (B)	463,084	325,448	282,598
Performance Share Units Earned (C)	215,750	160,173	154,217
Numerator of Burn Rate (A) + (B) + (C)	1,541,151	1,589,159	1,662,565
Weighted Average Common Shares Outstanding (in '000)	158,760	154,176	148,365
Burn Rate	1.0%	1.0%	1.1%

As of January 1, 2022, our “overhang rate” was 8.0%. Our overhang rate measures the total number of shares under all outstanding plan awards plus the number of shares authorized for future plan awards, as a percentage of the weighted-average number of shares of common stock outstanding for fiscal year 2021. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. On a basis excluding the previously described MICP PSUs, our overhang rate as of January 1, 2022 was 7.8%. If the 2022 Plan is approved by our stockholders, our overhang rate would be 10.9%, based on the weighted average number of shares of common stock outstanding for fiscal year 2021.

As of January 1, 2022:

●	There were 163,328,776 shares issued and outstanding.

●	There was a total of 5,573,672 stock options outstanding, with a weighted average exercise price of $151.46 and a weighted average remaining term of 7.04 years.

●	There was a total of 978,351 RSUs outstanding, and 899,536 PSUs outstanding (assuming maximum level of performance payout).

●	There was a total of 5,260,005 shares available for future awards under the 2018 Plan. As described more fully below, and in the 2022 Plan in Appendix B, upon approval of the 2022 Plan the shares then-available for future awards under the 2018 Plan will be cancelled and no longer available for future grants.

Summary of the 2022 Plan

Purpose

The purpose of the 2022 Plan is to provide appropriate incentives and rewards to employees, consultants and non-employee directors who are contributing to the Company’s future success and prosperity, thus enhancing the value of the Company for its shareholders and enabling the Company to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of the Company depend.

Shares Available for Awards

The aggregate number of shares authorized to be issued in connection with the granting of awards under the 2022 Plan cannot exceed 9,800,000 (plus any shares that become available for awards under the 2018 Plan, the 2013 LTIP, or the 2009 LTIP in accordance with the terms of such plans and section 4 (a)(ii) of the 2022 Plan as described below), and no more than 1,000,000 shares will be available for delivery pursuant to the exercise of ISOs. The maximum number of shares with respect to which options and stock appreciation rights may be granted to any single participant in respect of any single fiscal year may not exceed 2,500,000 shares. The 2022 Plan also provides that the maximum amount of compensation that may be paid to any single non-employee director in respect of any single fiscal year (including awards under the 2022 Plan, determined based on the fair market value of such award as of the grant date, as well as retainer fees) may not exceed $750,000. Each share with respect to which an option or stock-settled stock appreciation right is granted under the 2022 Plan will reduce the aggregate number of shares that may be delivered under the 2022 Plan by one share, and each share with respect to which any other award denominated in shares is granted under the 2022 Plan will reduce the aggregate number of shares that may be delivered under the 2022 Plan by 2.55 shares.

The number of shares authorized for issuance in connection with the granting of awards under the plan and the individual limitations described above are subject to adjustment as provided for in the 2022 Plan. All shares available for granting awards in any year that are not used will be available for use in subsequent years.

Upon approval of the 2022 Plan the shares then-available for future awards under the 2018 Plan will be cancelled and no longer available for future grants. However, if any shares subject to any award under the 2018 Plan, the 2013 Long-Term Incentive Plan (the “2013 LTIP”), or the 2009 Long-Term Incentive Plan (the “2009 LTIP”), or under the Plan, are forfeited or cancelled, or if any such award terminates without the delivery of shares, the shares applicable to such awards will be available for future awards under the 2022 Plan. The following shares will not, however, be available for future awards: (i) shares tendered in payment of the exercise price of a stock option in connection with a “net exercise” arrangement; (ii) shares withheld by the Company to settle tax withholding obligations in connection with the vesting of the underlying award; and (iii) shares repurchased by the Company with the proceeds realized by the Company in connection with any repurchase program, whether using proceeds from the exercise of a stock option, SAR or otherwise.

Each share with respect to which an option or stock-settled stock appreciation right is granted under the 2018 Plan reduces the aggregate number of shares that may be delivered under the 2018 Plan by one share, and each share with respect to which any other award denominated in shares granted under the 2018 Plan reduces the aggregate number of shares that may be delivered under the 2018 Plan by four shares. Therefore, if any shares previously granted under the 2018 Plan become available for awards under the 2022 Plan in accordance with the terms of the 2018 Plan and the 2022 Plan, such shares will become available for awards under the 2022 Plan based on the fungible share ratio included in the 2018 Plan (i.e., each share with respect to which an option or stock-settled stock appreciation right granted under the 2018 Plan will be added to the 2022 Plan as one share, and each share with respect to which any other award denominated in shares was granted under the 2018 Plan will be added to the 2022 Plan as four shares).

If another company is acquired by the Company or an affiliate of the Company, any awards made and any of the Company’s shares delivered upon assumption of or in substitution for outstanding grants made by the acquired company will not decrease the number of shares available for grants under the 2022 Plan.

Plan Administration

The 2022 Plan will be administered by the Compensation Committee, which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Code (see the description of the Compensation Committee on page 14 of this Proxy Statement). The Compensation Committee may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2022 Plan will be binding on all interested parties. Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee will be responsible for making recommendations to the Board with respect to grants to non-employee directors. The Compensation Committee may delegate to officers or managers of the Company certain authority with respect to the granting of awards other than awards to section 16 officers of the Company or to non-employee directors.

Amendment; Termination

The Board may amend, suspend or terminate the 2022 Plan or any award under the 2022 Plan, provided that shareholder approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the “re-pricing” of stock options or stock-appreciation rights (other than in the case of adjustments to such awards as permitted under the 2022 Plan), or to the extent that any such amendment would otherwise require approval of the shareholders pursuant to the applicable national securities exchange upon which the Company’s shares are traded or quoted. Further, the Board will need to seek shareholder approval in order to increase the $750,000 annual compensation limitation established with respect to non-employee directors.

No grants will be made under the 2022 Plan more than 10 years after the date on which the 2022 Plan is approved by shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2022 Plan.

Eligibility

Awards may be made under the 2022 Plan to any employee, consultant or non-employee director of the Company or of any affiliate; provided that ISOs may only be granted to employees of the Company. Currently, there are approximately 672 individuals who would be eligible to participate in the 2022 Plan, subject to any necessary approvals by the Compensation Committee, which includes 9 executive officers, approximately 653 non-executive officer employees, 0 consultants and 10 non-employee directors. An individual’s eligibility for participation in the 2022 Plan is determined at the time the award is approved or made. The basis for participation in the 2022 Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2022 Plan’s purposes described above.

Terms and Conditions of Options

An award of stock options entitles a participant to purchase a specified number of shares during a specified term (not longer than 10 years from the date of grant) at a fixed price, affording the participant an opportunity to benefit from potential appreciation in the market price of the Company’s common stock from the date of grant. Stock options will vest and become exercisable over the exercise period established by the Compensation Committee in the award document. The Compensation Committee may accelerate the exercisability of outstanding stock options at such times and under such circumstances as it deems appropriate. Subject to certain exceptions under the 2022 Plan, stock options are exercisable during a grantee’s lifetime only by the grantee. In addition, ISOs awarded under the 2022 Plan must comply with the requirements of Section 422 of the Code.

The stock option exercise price will be as determined by the Compensation Committee, provided that the exercise price may not be less than the fair market value of the Company’s common stock on the date of grant. The exercise price may be fully paid in cash or, as the Compensation Committee may determine, by delivery of the Company’s common stock previously owned by the grantee equal in value to the exercise price, by having shares of the Company’s common stock with a value (on the date of exercise) equal to the exercise price, withheld by the Company, by such other means as may be determined by the Compensation Committee, or in any combination of the foregoing. A grantee of a stock option (and any tandem SAR) will not have the rights of a stockholder until certificates for the shares underlying the stock options are recorded in the grantee’s name.

Stock Appreciation Rights

Unless the Compensation Committee determines otherwise, a participant granted a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee so determines in the case of a SAR granted in tandem with another award, as of the grant date of the other award), of a share of the Company’s common stock over the grant price of the SAR. Subject to the provisions of the 2022 Plan, the Compensation Committee has the right to determine the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of SARs, except that no SARs may be exercisable more than 10 years from the date of grant.

Restricted Stock, RSUs and Performance Awards

An award of restricted stock is an award of the Company’s common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a restricted period of time determined by the Compensation Committee. The Compensation Committee may also impose such other restrictions and conditions on the award as it deems appropriate, including on the right to vote shares of restricted stock and to receive dividends. The Compensation Committee may provide that the restrictions will lapse separately or in combination, in installments or otherwise, as it deems appropriate. Restricted stock units (including any performance awards denominated in units) may provide that upon settlement the grantee will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Compensation Committee determines. Performance awards are payable (or exercisable) based upon the achievement of such performance goals during such performance periods as the Compensation Committee may establish. Shares granted as performance awards are shares of the Company’s common stock that are subject to restrictions based upon the attainment of performance objectives established by the Compensation Committee. Performance objectives applicable to performance awards may be based on various financial measures of the Company’s (or its applicable subsidiary’s, affiliate’s, division’s, department’s, or unit’s) performance, upon cost targets, reductions or savings, upon strategic business criteria, or upon a grantee’s attainment of specific objectives set by the Company for that grantee’s performance. Restricted stock, RSUs and performance awards are all subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Compensation Committee.

Dividend Equivalents

Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares. Dividend equivalents credited in respect of restricted stock, RSUs, or a performance award will vest (or be forfeited) at the same time as the underlying award to which they relate. Under the 2022 Plan, dividend equivalents are prohibited for awards in connection with stock options or SARs.

Upon the award of restricted stock or shares granted as performance awards, the grantee will have the rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the grantee’s award document. An award of RSUs does not confer stockholder rights on the grantee, other than dividend rights (if applicable), during the specified restricted period. Any dividend rights applicable to restricted stock will not vest unless and until the conditions and restrictions generally applicable to the underlying restricted shares have been satisfied.

Other Stock-Based Awards

Other Stock-Based Awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company’s common stock.

Change in Control

Generally, unless a “Replacement Award” (as defined in the 2022 Plan) is provided to the applicable participant, in the event of a Change in Control, unless otherwise provided in an applicable individual agreement, each then-outstanding option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding award of restricted stock and each RSU, performance award, dividend equivalent and Other Stock-Based Award will lapse and the awards will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting). If a Replacement Award is provided, then no such acceleration would occur.

Upon the termination of the employment of a participant who holds Replacement Awards (i) by the participant for “Good Reason” (as defined in the 2022 Plan), (ii) by the Company without “Cause” (as defined in the 2022 Plan), or (iii) due to the participant’s death, “Disability” (as defined in the 2022 Plan) or “Retirement” (as defined in the 2022 Plan), in any case during the period of two years after a Change in Control, (1) all Replacement Awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (2) all options and SARs held by the participant immediately before such termination of employment that the participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for a period of three years following such termination of employment or until the expiration of the stated term of such option or SAR, whichever period is shorter (subject to any longer period of exercisability that may be provided in the applicable award agreement).

Restrictions on Transfer

Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee may, however, grant non-qualified stock options that are transferable to the grantee’s immediate family members or to trusts or partnerships for such family members.

Adjustment

In the event of a stock split, stock dividend or other extraordinary corporate event, the Compensation Committee may provide for a cash payment to a participant relating to an outstanding award, may adjust the number and type of shares which may be subject to awards, and may adjust any per person award limits under the 2020 Plan. The Compensation Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles.

Other than in connection with the foregoing extraordinary corporate events, however, outstanding awards may not be amended to reduce the exercise price per share purchasable under a stock option or the grant price of SARs, or to cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price per share or grant price, as applicable, that is less than the purchase exercise per share or grant price of the original stock options or SARs, as applicable, without shareholder approval.

Detrimental Activity and Clawback

The Compensation Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions as may be determined by the Compensation Committee from time to time, if a participant, during his or her employment or other service with the Company or a subsidiary engages in activity detrimental to the Company. In addition, the Compensation Committee may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act, as amended, or any applicable rules or regulations of the SEC or any national securities exchange or national securities association on which our common stock may be traded.

Certain Federal Income Tax Considerations

THE FOLLOWING DISCUSSION OF CERTAIN RELEVANT FEDERAL INCOME TAX EFFECTS APPLICABLE TO AWARDS GRANTED UNDER THE 2022 PLAN IS A SUMMARY ONLY, AND REFERENCE IS MADE TO THE INTERNAL REVENUE CODE AND REGULATIONS PROMULGATED THEREUNDER FOR A COMPLETE STATEMENT OF ALL RELEVANT FEDERAL TAX PROVISIONS. HOLDERS OF AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE REALIZATION OF ANY SUCH AWARDS, AND HOLDERS OF THE COMPANY’S COMMON STOCK PURSUANT TO AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE DISPOSING OF ANY SUCH SHARES. INDIVIDUALS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT SHOULD NOTE THAT DIFFERENT RULES THAN THOSE DESCRIBED BELOW MAY APPLY TO THEM. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES.

Under current federal income tax laws, awards under the 2022 Plan will generally have the following tax consequences:

The grant of a stock option or SAR under the 2022 Plan will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally will recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally will recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. In general, upon exercising a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price. Other awards under the 2022 Plan, including restricted stock units, generally will result in ordinary income to the participant at the time of delivery of cash, shares, or other property, or, with respect to awards such as restricted stock, the time that either the risk of forfeiture or restriction on transferability lapses. Subject to any applicable deduction limitations provided for under the Code, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2022 Plan. Different tax rules may apply to specific participants and transactions under the 2022 Plan.

2022 Plan Benefits

As discussed on page 43, the Company’s long-term incentive programs generally include time-vesting stock options and RSUs, most of which are granted in December of each year, and performance awards that are typically granted during the first quarter of each year with a three-year measurement period. The Company does not anticipate granting any awards under the 2022 Plan prior to the shareholder meeting. The number or value of awards that will be granted under the 2022 Plan following the shareholder meeting are not yet determinable, other than with respect to our non-employee director compensation program. Our non-employee director compensation program currently provides for a grant of fully vested RSUs pursuant to the Company’s Restricted Stock Unit Deferral Plan for Non-Employee Directors with a grant date fair value of $160,000 and our Chair of the Board receives additional quarterly grants of RSUs each with a grant date fair value of $50,000, as set forth in the table below.

Name	Dollar Value	Number of Units
James M. Loree
Donald Allan, Jr.
Janet M. Link
Jaime A. Ramirez
John H. Wyatt
All current executive officers, as a group
All current non-executive officer directors, as a group	$1,750,000	(1)
All non-executive officer employees, as a group
Total	$1,750,000

(1)	The number of units to be granted to non-employee directors is not determinable at this time.

Equity Compensation Plan Information Table at 2021 Fiscal Year-End

Compensation plans under which the Company’s equity securities are authorized for issuance at January 1, 2022, follow:

	(A)	(B)	(C)
Number of securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon exercise		compensation plans
	of outstanding	Weighted-average	(excluding securities
	options and stock	exercise price of	reflected in column
Plan Category	awards	outstanding options	(A))
Equity compensation plans approved by security holders	7,561,496(1)	151.46(2)	6,648,660(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	7,561,496	151.46	6,648,660

(1)

Consists of 5,573,672 shares underlying outstanding stock options (whether vested or unvested) with a weighted-average exercise price of $151.46 and a weighted-average term of 7.04 years; 1,877,887 shares underlying time-vesting restricted stock units that have not yet vested and the maximum number of shares that will be issued pursuant to outstanding performance awards if all established goals are met; and 109,937 of shares earned but related to which participants elected deferral of delivery. All stock-based compensation plans are discussed in Note J, Capital Stock, of the Notes to Consolidated Financial Statements in Item 8 in the Company’s Form 10-K.

(2)

There is no cost to the recipient for shares issued pursuant to time-vesting restricted stock units or performance awards. Because there is no strike price applicable to these stock awards they are excluded from the weighted-average exercise price, which pertains solely to outstanding stock options.

(3)

Consists of 1,388,655 of shares available for purchase under the employee stock purchase plan (ESPP) at the election of employees and 5,260,005 securities available for future grants by the Board of Directors under stock-based compensation plans. On January 22, 2018, the Board of Directors adopted the 2018 Omnibus Award Plan (the “2018 Plan”) and authorized the issuance of 16,750,000 shares of the Company’s common stock in connection with the awards pursuant to the 2018 Plan. No further awards will be issued under the Company’s 2013 Long-Term Incentive Plan.

(4)

U.S. non-highly compensated employees are eligible to contribute from 1% to 25% of their salary to a qualified tax deferred savings plan as described in the Employee Stock Ownership Plan (“ESOP”) section of Note L, Employee Benefit Plans, of the Notes to the Consolidated Financial Statements in Item 8. The Company contributes an amount equal to one-half of the employee contribution up to the first 7% of salary. There is a non-qualified tax deferred savings plan for highly compensated salaried employees which mirrors certain qualified plan provisions but was not specifically approved by security holders. Eligible highly compensated salaried U.S. employees are eligible to contribute from 1% to 50% of their salary to the non-qualified tax deferred savings plan. The same matching arrangement was provided for highly compensated salaried employees in the non-qualified plan, to the extent the match was not fully met in the qualified plan, except that the arrangement for these employees is outside of the ESOP, and is not funded in advance of distributions. Effective January 1, 2019, the Company, at its discretion, will determine whether matching and core contributions will be made for the non-qualified tax deferred savings plan for a particular year. If the Company decides to make matching contributions for a year, it will make contributions, in an amount determined at its discretion, that may constitute part or all of or more than the matching contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019. For both qualified and non-qualified plans, the investment of the employee’s contribution and the Company’s matching contribution is controlled by the employee and may include an election to invest in Company stock. Shares of the Company’s common stock may be issued at the time of a distribution from the qualified plan. The number of securities remaining available for issuance under the plans at January 1, 2022, is not determinable, since the plans do not authorize a maximum number of securities.

If our shareholders approve the 2022 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the plan.

ITEM 5—OWNERSHIP THRESHOLD REQUIRED TO CALL FOR A SPECIAL SHAREHOLDER MEETING

The Company is not responsible for the content of this shareholder proposal or its supporting statement.

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has notified the Company that he will present the following proposal at the 2022 Annual Meeting:

Proposal 5–Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

Since Stanley Black & Decker shareholders do not have a genuine right to act by written consent we need the right for 10% of shares to be able to call a special shareholder meeting.

Stanley Black & Decker shareholders gave 51% support to a shareholder proposal to give shareholders the right to act by written consent. This 51% support may have represented 60%-support from the shares that have access to impendent proxy voting advice.

Management then made a rule that it would be mandatory to have the backing of 25% of all shares in existence to do so little as to ask for record date to start the written consent process. Why would any group of shareholders, who own 25% of our company, find it attractive to do so little as to obtain a calendar date from management when these same owners of 25% of our company could compel management to hold a special shareholder meeting.

Door number one is 25% of shareholders obtain a calendar date from management.

Door number two is 25% of shareholders compel management to hold a special shareholder meeting.

What group of shareholders, who own 25% of our company, in their right mind, would choose door number one?

In order to get a record date to initiate written consent the owners of 25% of shares outstanding have to disclose their contact information to management. With shareholder contact information in hand management gets a head start and can use its corporate war chest to pester the owners of 25% of shares using multiple messages and telephone calls from professional proxy solicitors in an attempt to get shareholders to change their mind on acting by written consent.

This is not an attractive situation for any group of shareholders thinking of acting by written consent. These shareholders need to rapidly expand their base and meanwhile management gives itself an easy way to attack their base.

To make up for our lack of a real right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement–Proposal 5

COMPANY STATEMENT IN OPPOSITION

The Board of Directors recommends a vote AGAINST this proposal because the Board views the change that the proposal requests as contrary to the best interests of all our shareholders.

The Board is committed to strong corporate governance and responsiveness to shareholders. Accordingly, the Board and management believe in maintaining policies and practices that serve the best interests of all shareholders and the Company. The Board and management regularly monitor and evaluate trends in corporate governance and compare trends and feedback from our shareholders during regular shareholder engagement against current practices. We understand that corporate governance practices evolve and are committed to ensuring that the Company is responsive to new developments. Based on this careful review, we believe the Company’s existing right of shareholders to call a special meeting and other corporate governance practices ensure that the Board and management are accountable to shareholders.

The Company’s Bylaws already provide that special meetings may be called by shareholders of 25% of the voting power entitled to vote on any issue proposed to be considered at such meeting. We continue to believe that it is important for our shareholders to have this special meeting right, in order to be able to address matters that require attention prior to the next annual shareholders meeting, but that the existing 25% ownership threshold strikes an appropriate balance between shareholders’ rights and the Company’s ability to focus on shareholders’ long-term interests. This was also the view expressed by the Company’s shareholders during extensive shareholder engagement in 2020, when the Board decided it was in the best interests of shareholders to lower the then-current 35% ownership threshold to 25%. Shareholders expressed this view again when we engaged with them in late 2021 to discuss this shareholder proposal and the Board’s proposed response.

The Company believes that lowering the ownership threshold to 10% would increase the risk that a relatively small group of shareholders with narrow or short-term or self-interests that may not be shared by the majority of the Company’s shareholders could call special meetings to advance their own particular, short-term agendas that are not aligned with the long-term interests of the Company and our other shareholders, waste corporate resources and disrupt our business. Such minority shareholders could also call special meetings solely to seek concessions from the Company that serve only their interests in exchange for avoiding a special meeting. Preserving our current 25% ownership threshold ensures that a special meeting will be called only when there is significant support for the meeting among our shareholders.

The Company’s current 25% ownership threshold is consistent with the most common practice at S&P 500 companies that provide shareholders with the right to call special meetings. 70% of S&P 500 companies provide a special meeting right to shareholders, but less than 25% of those companies set an ownership threshold at 10%, as requested by the proposal.1 A majority of the S&P 500 companies that provide a special meeting right set the ownership threshold at 25% or more, and a plurality (about 30%) set the ownership threshold at 25%, as do our Bylaws.

The Company also believes that lowering the special meeting ownership threshold to 10% is unnecessary in light of the Company’s current corporate governance practices, including:

●	Annual election of directors;

●	Majority voting for director nominees (in uncontested elections);

●	Shareholder right to act by written consent;

●	Independent Board, other than our CEO;

●	Independent Chair;

●	Shareholder-approved director fee cap;

●	Proxy access, allowing eligible long-term shareholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the Company’s Proxy Statement; and

●	Annual Board and committee self-assessments.

The practices and other features of the Company’s corporate governance framework are discussed in “Corporate Governance Highlights” on page vi. The Company’s current corporate governance practices, including the existing special meeting right, are also informed by extensive shareholder engagement, which is discussed in more detail in “Shareholder Engagement Efforts” on page vii.

In light of the Company’s existing special meeting right with a 25% ownership threshold, as well as its other strong, corporate governance practices, the Board believes that adoption of this shareholder proposal is not in the long-term interests of our shareholders.

Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal.

1	As of February 24, 2022, according to Deal Point Data, a corporate governance database.

VOTING INFORMATION

Only shareholders of record as of February 24, 2022, are entitled to vote

The Company has one class of outstanding common stock, $2.50 par value per share (“common stock”). Only shareholders of record at the close of business on February 24, 2022, as shown in our records (the record date), will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 163,411,491 shares of common stock were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. Attendance at the 2022 Annual Meeting constitutes presence in person for this purpose. For the health and safety of our shareholders, due to the COVID-19 pandemic, only one representative may attend the meeting on behalf of any shareholder along with one person, as necessary, that is required to provide assistance to that shareholder, such as a caregiver. While COVID vaccination is not required for attendance, the Company strongly encourages that all attendees be fully vaccinated prior to the meeting. All attendees must maintain social distancing throughout the meeting and are encouraged to wear masks. In addition, the Company will comply with any local and state restrictions then in place at the time of the Annual Meeting, including any restrictions that limit the number of persons who may gather indoors. We continue to monitor the rapidly evolving situation and guidance from the authorities and local public health officials and will provide notice of any additional protocols prior to the meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

With respect to proposal 1, because the election of directors is uncontested, directors shall be elected by the vote of the majority of votes cast, which means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. An incumbent director who fails to achieve a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board of Directors, will be effective at the time of the Board’s determination to accept the resignation.

Effect of
“Broker
	Voting		Effect of	Non-
Proposal	Options	Required Vote	Abstentions	Votes”[1]
Item 1: Election of Directors	For or against each nominee	The number of votes cast in favor of each director nominee must exceed the number of votes against in order for the nominee to be elected2	No Effect	No Effect
Item 2: “Say on Pay” Advisory Vote	For, against, or abstain	The number of votes cast in favor must exceed the number of votes against in order for the proposal to be adopted	No Effect	No Effect
Item 3: Approval of Ernst & Young LLP as independent public accounting firm	For, against, or abstain	The number of votes cast in favor must exceed the number of votes against in order for the proposal to be adopted	No Effect	N/A
Item 4: Approval of 2022 Omnibus Plan	For, against, or abstain	The number of votes cast in favor must exceed the number of votes against in order for the proposal to be adopted	No Effect	No Effect
Item 5: Right to Call for Special Shareholder Meeting	For, against, or abstain	The number of votes cast in favor must exceed the number of votes against in order for the proposal to be adopted	No Effect	No Effect

[1]	A broker non-vote generally occurs when a broker is not permitted to vote on a matter without instructions from a customer having beneficial ownership in the securities and has not received such instructions. Broker non-votes will not be counted as shares entitled to vote on the relevant proposal.
[2]	An incumbent director who fails to achieve a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board of Directors, will be effective at the time of the Board’s determination to accept the resignation.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 21, 2022, and follow the instructions provided on that site.
(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 21, 2022, and follow the instructions provided in the recorded message.
(3)

COMPLETE, SIGN, DATE AND MAIL your proxy card in the postage-prepaid envelope provided. Your proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, NY 11717 prior to the commencement of the Annual Meeting at 11:59 p.m. EDT on April 21, 2022, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 19, 2022, and follow the instructions provided on that site.
(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 19, 2022, and follow the instructions provided in the recorded message.
(3)

COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Broadridge at 51 Mercedes Way, Edgewood, NY 11717 no later than 11:59 p.m. EDT on April 19, 2022, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

●

First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 11:59 p.m. EDT on April 21, 2022.

●

Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

●	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

●

First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, stating that you would like to revoke your instructions to Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan. This written notice must be received no later than 11:59 p.m. EDT on April 19, 2022, in order to revoke your prior instructions.

●

Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan.” The latest dated instructions actually received by Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:

●	“FOR” the election of all nominees for the Board of Directors;

●	“FOR” the approval, on an advisory basis, of the compensation of named executive officers;

●	“FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2022 fiscal year;

●	“FOR” the approval of the 2022 Omnibus Award Plan; and

●	“AGAINST” the shareholder proposal regarding the ownership threshold required to call for a special shareholder meeting.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. “Non-routine” matters include the election of directors and the “Say on Pay” advisory vote.

A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $12,000.00. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at www.proxyvote.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Householding

In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel.

(800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials, at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholder Proposals for the 2023 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2023 Annual Meeting must be received by the Secretary at Stanley Black & Decker, Inc., Attention: Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 not later than November 9, 2022, for inclusion in the Proxy materials relating to such meeting.

Under the Company’s current Bylaws, a shareholder who intends to make a nomination or present other business at the Company’s 2023 Annual Meeting must give notice to the Secretary in proper written form, subject to certain exceptions, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2023 Annual Meeting, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access as described below, will not be timely if received by the Secretary before December 23, 2022, or after January 22, 2023.

The Company’s Bylaws include proxy access provisions that permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Under these provisions, a required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least 120 days but no more than 150 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting. Thus, a notice with respect to proxy access for the 2023 Annual Meeting will not be timely if received at the Company’s principal executive offices before October 10, 2022, or after November 9, 2022.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., Attention: Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

Janet M. Link
Secretary

Appendix A

RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT
ADJUSTED DILUTED EARNINGS PER SHARE (ADJUSTED EPS) AND ADJUSTED GROSS MARGIN RATE

Year-to-Date 2021
	GAAP	Acquisition-Related Charges & Other[1]	Non-GAAP[4]
Gross Margin - Total	$5,804.9	$40.8	$5,845.7
Gross Margin Rate - Total	33.6%		33.9%
Diluted EPS - Total	$10.16	$1.04	$11.20
Diluted EPS - Continuing	$9.62	$0.86	$10.48

1	Acquisition-related charges and other relate primarily to a non-cash fair value adjustment, functional transformation initiatives, non-cash inventory step-up charges, deal costs, facility-related costs and restructuring, partially offset by a gain on investment.

Year-to-Date 2020
	GAAP	Acquisition-Related Charges & Other[2]	Non-GAAP[4]
Diluted EPS - Continuing	$7.16	$0.88	$8.04

2	Acquisition-related charges and other relate primarily to a cost reduction program, charges related to the extinguishment of debt, a net loss on the sales of businesses, inventory step-up charges, deal costs and margin resiliency initiatives, partially offset by a release of a contingent consideration liability relating to the CAM acquisition and a one-time tax benefit related to a supply chain reorganization.

Year-to-Date 2019
	GAAP	Acquisition-Related Charges & Other[3]	Non-GAAP[4]
Diluted EPS - Continuing	$6.10	$1.49	$7.59

3	Acquisition-related charges and other relate primarily to restructuring, deal and integration costs, charges related to the extinguishment of debt, margin resiliency initiatives, and a gain on a sale of a business.
4	The non-GAAP 2021, 2020 and 2019 information, as reconciled to GAAP above, is considered relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of the acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods.

Appendix A

RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN
THIS PROXY STATEMENT ORGANIC SALES GROWTH*

Year-to-Date 2021
	GAAP Sales Growth		Acquisitions		Divestitures		Currency		Non-GAAP Sales Growth[4]
SBD - Total	19%	—	2%	+	1%	—	2%	=	16%
SBD - Continuing	20%	—	2%	+	1%	—	2%	=	17%
Tools & Storage	24%	—	2%	+	0%	—	2%	=	20%
Industrial	5%	—	1%	+	0%	—	1%	=	3%

*

Organic sales growth or organic growth is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts divided by prior year sales.

CASH FLOW MULTIPLE

Year-to-Date 2021
	Operating Cash Flows		Capital Expenditures		Net Earnings		Cash Flow Multiple[4]
SBD - Total	$663.1	-	$519.1	÷	$1,689.2	=	8.5%

Appendix B

THE STANLEY BLACK & DECKER
2022 OMNIBUS AWARD PLAN

Section 1. Purpose

The purposes of this Stanley Black & Decker 2022 Omnibus Award Plan (the “Plan”) are to encourage selected employees, consultants, and non-employee directors of Stanley Black & Decker, Inc. (together with any successor thereto, the “Company”) or any of its Affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan. An Award Agreement may be in an electronic medium.

(d)	“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” shall mean the Compensation and Talent Development Committee of the Board.

(g)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i)

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, the average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined (or if not then trading on the New York Stock Exchange, on the securities exchange or over-the-counter market on which the Shares are principally trading on such date) or, if there is no trading of Shares on such date, the average of the high and the low price on the next preceding date on which there was such trading. In the event that there is no public market for Shares on the date as of which fair market value is to be determined, the fair market value of Shares shall be as determined in good faith by the Committee.

(j)

“Immediate family members” of a Participant shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

(k)

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(l)	“Non-Employee Director” shall mean any non-employee director of the Company or of any Affiliate.

(m)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, as applicable.

(o)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)

“Participant” shall mean any employee of, or consultant to, the Company or any Affiliate who is designated by the Committee to be granted an Award under the Plan and any Non-Employee Director of the Company who is designated by the Corporate Governance Committee to be granted an Award under the Plan.

(q)	“Performance Award” shall mean any Award granted under Section 6(d) of the Plan.

(r)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(s)	“Prior Plans” shall mean the 2009 Plan, the 2013 Plan, and the 2018 Plan, collectively.

(t)	“Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(u)	“Restricted Securities” shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(v)	“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w)	“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan.

(x)

“Shares” shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(y)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(z)	“2009 Plan” shall mean the Company’s 2009 Long-Term Incentive Plan.

(aa)	“2013 Plan” shall mean the Company’s 2013 Long-Term Incentive Plan.

(bb)	“2018 Plan” shall mean the Company’s 2018 Omnibus Award Plan.

Section 3. Administration

Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or be cancelled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine in accordance with the requirements of Section 409A of the Code whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. All elective deferrals permitted pursuant to this Section 3 shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. The Committee may credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Shares.

Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee of the Board shall be responsible for recommending to the Board grants of Awards to Non-Employee Directors (including any Award Agreements applicable to such Awards).

Section 4. Shares Available for Awards

(a)	Shares Available. Subject, in each case, to adjustment as provided in Section 4(b):

(i)

Calculation of Number of Shares Available. The aggregate number of Shares authorized to be issued in connection with the granting of Awards under the Plan shall not exceed 9,800,000, plus any Shares that become available for Awards in accordance with Section 4(a)(ii) of the Plan. Notwithstanding the foregoing, (A) no more than 1,000,000 Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options, (B) the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any single Participant in respect of any single fiscal year shall not exceed 2,500,000 Shares, and (C) notwithstanding any plan or program of the Company to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director in respect of any single fiscal year (including Awards under the Plan, determined based on the fair market value of such Award as of the grant date, as well as retainer fees) shall not exceed $750,000. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 2.55 Shares.

(ii)

If Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited or cancelled, or if an Award otherwise terminates without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, cancellation or termination, shall again become available for granting Awards under the Plan. Following the date on which the shareholders approve the Plan, no further awards shall be granted under any Prior Plans, except that, if shares covered by an award granted under the 2018 Plan, the 2013 Plan, or the 2009 Plan, or to which such an award relates, are forfeited or cancelled, or if an award under such Prior Plan otherwise terminates without the delivery of shares, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares available under the applicable Prior Plan with respect to such award, to the extent of any such forfeiture, cancellation or termination, shall become available for granting Awards under the Plan. In the case of any awards granted under the 2018 Plan prior to the Effective Date that become available for granting of Awards under the Plan in accordance with the immediately preceding sentence following the Effective Date, (x) each Share with respect to which an option or stock-settled stock appreciation right granted under the 2018 Plan that is made available for delivery of Awards under the Plan shall be added as one Share and (y) each share with respect to which any other award denominated in Shares granted under the 2018 Plan that is made available for delivery of Awards under the Plan shall be added as four Shares.

(iii)

For the avoidance of doubt, any Shares which (1) are tendered to or withheld by the Company to satisfy payment of applicable tax withholding requirements in connection with the vesting or delivery of an Award, (2) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement, or (3) underlie a Stock Appreciation Right that is settled in Shares, shall not again be made available for Awards under the Plan. Further, Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan.

	(iv)	Accounting for Awards. For purposes of this Section 4,

(A)

if an Award (other than a Dividend Equivalent) is denominated or settled in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; for the avoidance of doubt, any Award that by its terms is to be settled solely in cash shall not be counted against the aggregate number of Shares available for granting Awards under the Plan, and

(B)

Dividend Equivalents shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 2018 Plan, the 2013 Plan, or the 2009 Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under the Plan.

(v)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or any other Shares.

(b)

Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 4(a), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5. Eligibility

Any employee of (including any officer of), or consultant to, the Company or of any Affiliate and any Non-Employee Director of the Company shall be eligible to be designated a Participant.

Section 6. Awards

(a)

Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee may determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

	(ii)	Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Without limiting the generality of the foregoing, and unless otherwise set forth in the Participant’s Award Agreement, such payment may be made: (A) in cash, or its equivalent, (B) subject to such rules as may be established by the Committee and subject to applicable law, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), or (ii) through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (C) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (D) by a combination of the foregoing, or (E) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(iv)

Incentive Stock Options. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

(v)

Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and, during the Participant’s lifetime, shall be exercisable only by the Participant, except that the Committee may:

	(A)	permit exercise, during the Participant’s lifetime, by the Participant’s guardian or legal representative; and

(B)

permit transfer, upon the Participant’s death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b) (5) of the Code; and

(C)

grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to Immediate Family of the Participant.

(b)

Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares, at the Company’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided that no Stock Appreciation Right shall be exercisable more than ten years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	Restricted Stock and Restricted Stock Units.

(i)	Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions, subject to Section 6(e), may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii)

Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units that are, in either case, still subject to restriction, shall be forfeited and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(v)

Restricted Stock Units. Except as otherwise determined by the Committee or set forth in an Award Agreement, Restricted Stock Units shall be subject to the following requirements. Unless previously forfeited, and subject to Section 10(b), Restricted Stock Units shall be settled on or before the 30th day following the earliest of (I) the applicable vesting date set forth in the Award Agreement, (II) the Participant’s death, (III) the Participant’s separation from service within the meaning of Section 409A of the Code after attaining the age of Retirement as defined below or as a result of a disability within the meaning of Section 22(e)(3) of the Code. Restricted Stock Units may be denominated or payable in cash, Shares, other securities or other property. If the Committee reasonably anticipates that making a payment in respect of Restricted Stock Units may violate Federal securities laws or other applicable law, such payment may be delayed and made in accordance with Section 409A of the Code and Section 1.409A-2(b)(7)(ii) of the Treasury Regulations thereunder.

(d)

Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

The performance goals upon which the payment or vesting of any Performance Awards may be based shall be determined by the Committee in its discretion, and may include (but are not limited to), as determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income, or earnings per share (basic or diluted); (ii) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income, excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital; (ix) cash flow, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, or working capital turns; (x) total sales or sales growth, or portions thereof (such as organic sales growth); (xi) operating margin, gross margin or profit margin; (xii) share price or total shareholder return; (xiii) earnings from continuing operations; (xiv) cost targets, reductions or savings, productivity or efficiencies; (xv) economic value added; (xvi) environmental, social and governance (“ESG”) including but not limited to goals related to employee diversity such as gender, race or ethnicity; and (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to acquisitions, divestitures, joint ventures or similar transactions.

Where applicable, the performance goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, Affiliate, division, department, business unit, region, function or other organizational unit within the Company, subsidiary or Affiliate in which the Participant is employed. The performance goals may be made relative to the performance of other companies or subsidiaries, divisions, departments, business units, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance goals themselves, all as determined by the Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

The performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee, in each case subject to the terms of the Plan and the applicable Award Agreement.

(e)

Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards (other than Awards in respect of Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. To the extent that Dividend Equivalents are credited in respect of any Award made under Section 6 of the Plan (including any Performance Award), such Dividend Equivalent(s) will vest (or be forfeited) at the same time as the underlying Award to which such Dividend Equivalent(s) relate. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such additional terms and conditions as the Committee may determine.

(f)

Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(g)	General.

(i)	No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The Participant (or, in the event of death, the Participant’s beneficiary or estate) may direct the sale on behalf of, or for the benefit of the Participant (or, in the event of death, the Participant’s beneficiary or estate) of some or all of the Shares delivered pursuant to an Award granted to the Participant.

(iv)

Limits on Transfer of Awards. Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any Affiliate.

(v)

Terms of Awards. Except as otherwise specified in the Plan, the Term of each Award shall be for such period as may be determined by the Committee. Notwithstanding the foregoing, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)

Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7. Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award (and the related Award Agreement), including any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;

(ii)	increase the annual compensation limitation established with respect to Non-Employee Directors as set forth in Section 4(a)(i)(C) of the Plan;

(iii)

permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 4(b), 6(a), 6(b), or 6(f) hereof; or

(iv)	otherwise require approval of the shareholders of the Company in order to comply with rules of the applicable national securities exchange upon which the Shares are traded or quoted.

(b)	Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(c)	Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(d)	Certain Adjustments of Awards Not Permitted. Except in connection with an event or transaction described in subsections (b) or (c) of this Section 7 or Section 4(b), the terms of outstanding Awards may not be amended to reduce the purchase price per Share purchasable under an Option or the grant price of Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with a purchase price per share or grant price, as applicable, that is less than the purchase price per share or grant price of the original Options or Stock Appreciation Rights, as applicable, without shareholder approval.

(e)

Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan or such Award into effect.

Section 8. General Provisions

(a)

No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Participants who are neither (i) officers of the Company for purposes of Section 16 of the Exchange Act, nor (ii) Non-Employee Directors.

(c)	Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount determined by the Company (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)

Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(g)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)	Construction. For purposes of the Plan, the terms “include,” “includes” and “including” shall mean such terms without limitation.

(l)

Detrimental Activity and Recapture. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant during employment or other service with the Company or an Affiliate, engages in activity detrimental to the Company. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provision intended to have a similar effect, upon such terms and conditions as may be required by the Committee under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

Section 9. Change in Control

(a)	In the event of a Change in Control, unless otherwise set forth in an Award Agreement or provided in an individual severance or employment agreement to which the applicable Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

	(i)	The vesting of any Award that is determined to be a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions or conditions thereon will not lapse, solely as a result of the Change in Control.

(ii)

If an award meeting the requirements of Section 9(a)(iii) (a “Replacement Award”) is not provided to the Participant in accordance with Section 9(a)(iii) in order to replace or adjust such outstanding Award held by the Participant immediately prior to the Change in Control (a “Replaced Award”), then each then-outstanding Option and Stock Appreciation Right held by the Participant will become fully vested and exercisable and the restrictions applicable to each outstanding Award of Restricted Stock or Restricted Stock Units, Performance Award, Dividend Equivalent or Other Stock-Based Award held by the Participant will lapse and such Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting). For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards or Replaced Awards, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

	(iii)	An award meets the conditions of this Section 9(a)(iii) (and hence qualifies as a Replacement Award) if (A) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (B) it has a value at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9(a)(iii) are satisfied will be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(iv)	If the Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated by the Company or, if applicable, an Affiliate, for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death or Disability or Retirement, as such terms are hereinafter defined, during the period of two years following a Change in Control (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(b)	For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:

(i)

any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined, (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of Board directors then serving: individuals who, on the Effective Date, constitute the Board and any new Board director (other than a Board director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company or by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Board directors then still in office who either were Board directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

	(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

	(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the

Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(c)	Notwithstanding any provision of the Plan to the contrary, to the extent an Award shall be deemed to be vested or earned, or to the extent the restrictions applicable to an Award shall be deemed to lapse, upon the occurrence of a Change in Control and such Change in Control is not described by Section 409A(a)(2)(A)(v) of the Code, then any resulting payment permitted by this Section 9 that would be considered deferred compensation under Section 409A of the Code will instead be made to the Participant on the 30th day following the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

(d)	Solely for purposes of Sections 9(b) and (d), and notwithstanding anything to the contrary in any other provision of the Plan, the following terms shall have the following meanings:

	(i)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

	(ii)	“Company” shall mean Stanley Black & Decker, Inc.;

	(iii)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; and

(e)	Unless otherwise specified in an applicable employment agreement, change in control severance agreement, change in control severance plan or award document, in each case, as may be applicable to the Participant:

	(i)	“Cause” shall mean

		(A)	the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or its Affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) that has not been cured within 30 calendar days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or

		(B)	the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.

For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

(ii)

“Disability” shall have the meaning set forth in the applicable Award Agreement (or, if not defined in the applicable Award Agreement, shall have the meaning provided in Section 22(e)(3) of the Code, or any successor provision thereto);

	(iii)	“Good Reason” shall mean, in each case without the consent of the affected Participant:

		(A)	a reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior officers of the Company and all senior officers of any Person in control of the Company;

		(B)	the relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control;

	(C)	the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, in any event within seven calendar days of the date such compensation is due.

No termination of employment shall be deemed to be for Good Reason unless (I) the applicable Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 60 days after the initial existence of the occurrence of such facts or circumstances, (II) the Company has failed to cure such facts or circumstances within 30 days after its receipt of such written notice, and (III) the effective date of the Participant’s termination of employment for Good Reason occurs no later than one year after the initial existence of the facts or circumstances constituting Good Reason.

(iv)

“Retirement” shall have the meaning set forth in the applicable Award Agreement (or, if not defined in the applicable Award Agreement, shall mean the Participant’s termination of employment with the Company and its Affiliates at or after attaining the age of 55 and completing 10 years of service).

Section 10. Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to Section 409A of the Code by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

If at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death.

(c)

Notwithstanding any provision of the Plan or of any Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and any Award Agreements as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and any Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 11. Effective Date of the Plan

The Plan shall be effective when approved by the shareholders of the Company (the “Effective Date”).

Section 12. Term of the Plan

No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

JOHN F LUNDGREN CENTER FOR LEARNING AND DEVELOPMENT
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY,	FROM MASSACHUSETTS OR BRADLEY
WATERBURY VIA I-84 EAST:	AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).	Exit #37 (Fienemann Road).
Right at stop light at end of ramp.	Right at stop light at end of ramp.
Right at first stop light onto Slater Road.	Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain	Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive).	View Corporate Park (Stanley Drive).
Right into entrance, follow driveway to the John F.	Right into entrance, follow driveway to the John F.
Lundgren Center for Learning and Development.	Lundgren Center for Learning and Development.

STANLEY BLACK & DECKER, INC.
1000 STANLEY DRIVE
NEW BRITAIN, CT 06053

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 21, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 19, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 21, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 19, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68045-P66971	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each
nominee listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:

	Nominees:		For	Against	Abstain

	1a.	Andrea J. Ayers	☐	☐	☐

	1b.	Patrick D. Campbell	☐	☐	☐

	1c.	Carlos M. Cardoso	☐	☐	☐

	1d.	Robert B. Coutts	☐	☐	☐

	1e.	Debra A. Crew	☐	☐	☐

	1f.	Michael D. Hankin	☐	☐	☐

	1g.	James M. Loree	☐	☐	☐

	1h.	Adrian V. Mitchell	☐	☐	☐

			For	Against	Abstain

	1i.	Jane M. Palmieri	☐	☐	☐

	1j.	Mojdeh Poul	☐	☐	☐

	1k.	Irving Tan	☐	☐	☐

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.		☐	☐	☐

3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2022 fiscal year.		☐	☐	☐

4.	To approve the 2022 Omnibus Award Plan.		☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.			For	Against	Abstain

5.	To consider a shareholder proposal regarding the ownership threshold required to call for special shareholder meeting, if properly presented.		☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D68046-P66971

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 22, 2022

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) Andrea J. Ayers, Carlos M. Cardoso and James M. Loree or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the Annual Meeting of Shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 22, 2022 at 9:30 a.m. EDT, and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1-4, AGAINST ITEM 5 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Continued and to be signed on reverse side

STANLEY BLACK & DECKER, INC.
1000 STANLEY DRIVE
NEW BRITAIN, CT 06053

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 21, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 19, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 21, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 19, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68047-P66971	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each
nominee listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:

	Nominees:		For	Against	Abstain

	1a.	Andrea J. Ayers	☐	☐	☐

	1b.	Patrick D. Campbell	☐	☐	☐

	1c.	Carlos M. Cardoso	☐	☐	☐

	1d.	Robert B. Coutts	☐	☐	☐

	1e.	Debra A. Crew	☐	☐	☐

	1f.	Michael D. Hankin	☐	☐	☐

	1g.	James M. Loree	☐	☐	☐

	1h.	Adrian V. Mitchell	☐	☐	☐

			For	Against	Abstain

	1i.	Jane M. Palmieri	☐	☐	☐

	1j.	Mojdeh Poul	☐	☐	☐

	1k.	Irving Tan	☐	☐	☐

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.		☐	☐	☐

3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2022 fiscal year.		☐	☐	☐

4.	To approve the 2022 Omnibus Award Plan.		☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.			For	Against	Abstain

5.	To consider a shareholder proposal regarding the ownership threshold required to call for special shareholder meeting, if properly presented.		☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D68048-P66971

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 22, 2022

Solicited on behalf of the Board of Directors

This constitutes your instruction to Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the Annual Meeting of Shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 22, 2022 at 9:30 a.m. EDT and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2022: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.proxyvote.com.

Continued and to be signed on reverse side